SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐	Soliciting Material under Rule 14a-12

EnPro Industries, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2022

Notice of Annual Meeting and Proxy Statement

ENPRO

Annual Meeting of Shareholders

The 2022 Annual Meeting of Shareholders of
EnPro Industries, Inc. will be held at:

5605 Carnegie Boulevard, Suite 500,
Charlotte, North Carolina 28209

Friday, April 29, 2022 at 11:30 a.m.

Proxy voting options

Your vote is important!

Whether or not you expect to attend our shareholders meeting, we urge you to vote your shares. You may vote by phone, via the Internet, or by signing, dating, and returning the enclosed proxy card or voting instruction form at your earliest convenience. Your prompt vote will ensure the presence of a quorum at the meeting and will save us the expense and extra work of additional solicitation. If you vote now and later decide to change your vote or to vote your shares at the meeting, you may do so by following instructions found elsewhere in this proxy statement. Your vote by proxy is revocable at your option any time prior to the meeting.

The fastest and most convenient way to vote your shares is by the Internet or telephone, using the instructions on this page. Internet and telephone votes are immediately confirmed and tabulated, and reduce postage and proxy tabulation costs.

If you prefer to vote by mail, please return the enclosed proxy card or voting instruction form in the addressed, prepaid envelope we have provided. Do not return the paper ballot if you vote via the Internet or by telephone.

Vote by Internet

www.proxyvote.com

Internet voting is available 24 hours a day, 7 days a week.

Instructions:

1.  Read our Proxy Statement.

2.  Go to the following website: www.proxyvote.com

3.  Have your proxy card or voting instruction form in hand and follow the instructions. You can also register to receive all future shareholder communications electronically, instead of in print. Our annual report, Proxy Statement, and other correspondence will be delivered to you via email if you elect this option.

Vote by telephone

1-800-690-6903 via touch-tone phone

Telephonic voting is available toll-free 24 hours a day, 7 days a week.

Instructions:

1.  Read our Proxy Statement.

2.  Call toll-free 1-800-690-6903.

3.  Have your proxy card or voting instruction form in hand and follow the instructions.

EnPro Industries, Inc. 5605 Carnegie Boulevard, Suite 500 Charlotte, North Carolina 28209

Letter from our

President and Chief Executive Officer

Dear Shareholder: On behalf of the board of directors and management of EnPro Industries, Inc., I invite you to our annual meeting of shareholders. It will be held at the company’s headquarters located at 5605 Carnegie Boulevard, Suite 500, Charlotte, North Carolina, on Friday, April 29, 2022 at 11:30 a.m.

This year, our shareholders will be asked to:

•   Elect as directors the ten nominees whose qualifications and experience are described in our proxy statement.

•   Approve on an advisory basis the compensation paid to our named executive officers as disclosed in our proxy statement.

•   Ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2022.

•   Consider any other business that properly comes before the meeting or any adjournment of the meeting.

The business of the meeting, including each of the three proposals you are being asked to vote on, is described in detail in the attached Notice of Annual Meeting of Shareholders and Proxy Statement. In response to the COVID-19 pandemic, health and safety protocols will be followed at the annual meeting. All seating will be appropriately spaced to ensure proper social distancing and attendees will be required to wear a mask or other acceptable face covering during the meeting.

Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the meeting. Please vote promptly. You may submit your proxy via the Internet, by phone, or by signing, dating, and returning the enclosed proxy card in the enclosed envelope. If you attend the annual meeting, you will be able to vote in person, even if you have previously submitted your proxy.

Sincerely,

Eric A. Vaillancourt

President and Chief Executive Officer

March 25, 2022

2022 PROXY STATEMENT    |    i    |     ENPRO INDUSTRIES, INC.

EnPro Industries, Inc. 5605 Carnegie Boulevard, Suite 500 Charlotte, North Carolina 28209

Notice of 2022

Annual Meeting of Shareholders

DATE:	April 29, 2022

TIME:	11:30 a.m. Eastern Time

PLACE:	5605 Carnegie Boulevard, Suite 500, Charlotte, North Carolina 28209

RECORD DATE:	March 10, 2022. Only shareholders of record at the close of business on the record date are entitled to receive notice of, and to vote at, the annual meeting.

PROXY VOTING:	Important. Please vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares via the Internet, by telephone, or by signing, dating, and returning the enclosed proxy card or voting instruction form will save the expenses and extra work of additional proxy solicitation. If you wish to vote by mail, we have enclosed an addressed envelope, postage prepaid if mailed in the United States. Submitting your proxy now will not prevent you from voting your shares at the meeting. Your proxy is revocable at your option.

ITEMS OF BUSINESS:

•   To elect ten directors from the nominees described in the accompanying proxy statement

•   To adopt a resolution approving, on an advisory basis, the compensation paid to our named executive officers as disclosed in the accompanying proxy statement

•   To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2022

•   To transact other business that may properly come before the annual meeting or any adjournment of the meeting

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING

TO BE HELD ON APRIL 29, 2022: The proxy statement and 2021 annual report to shareholders are available at:

http://www.enproindustries.com/shareholder-meeting.

By Order of the Board of Directors,

Robert S. McLean

Secretary

March 25, 2022

2022 PROXY STATEMENT    |    ii    |     ENPRO INDUSTRIES, INC.

2022 Proxy Statement

Proxy statement summary

This summary highlights information contained elsewhere in our proxy statement. Because the summary does not contain all of the information you should consider, you should read the entire proxy statement carefully before voting.

Annual meeting of shareholders

Time, place and voting matters		Meeting agenda

Date:	April 29, 2022	• Election of ten directors

Time:	11:30 a.m. Eastern Time	• Advisory vote to approve executive compensation

Place:	5605 Carnegie Boulevard, Suite 500 Charlotte, North Carolina 28209	• Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2022

Record date:	March 10, 2022	• Transact other business that may properly come before the meeting

Voting:	Shareholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.	Mailing date We will begin mailing proxy materials to registered shareholders on or around March 25, 2022.

How to vote See “General information—How do I vote?” (page 8) for more information.

In addition to attending the annual meeting, shareholders of record can vote by any of the following methods:

By Internet at www.proxyvote.com	By telephone at 1-800-690-6903	By mailing your proxy card

If you hold your EnPro shares in street name through an account with a bank, broker or other nominee, your ability to vote by Internet or telephone depends on the voting process of the bank, broker or other nominee through which you hold the shares. Please follow their directions carefully.

Voting recommendations

Proposal	Board vote recommendation
Election of directors (see page 13)	“For” each director nominee
Advisory vote to approve executive compensation (see page 29)	“For”
Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2022 (see page 61)	“For”

2022 PROXY STATEMENT    |    1    |     ENPRO INDUSTRIES, INC.

PROXY STATEMENT SUMMARY	OUR DIRECTOR NOMINEES

Our director nominees

See “Proposal 1—Election of directors” (page 13) and “Corporate governance policies and practices” (page 21) for more information.

Every member of our board of directors is elected annually. You are being asked to vote on the election of these ten nominees, all of whom currently serve as directors.

			Other public boards
				Committee memberships
Director nominees	Age	Independent		AC	CC	NC	EC

Eric A. Vaillancourt President and Chief Executive Officer, EnPro	58		—				Chair
Thomas M. Botts Retired Executive VP, Global Manufacturing, Shell Downstream Inc.	67	•	1	•	Chair	•	•
Felix M. Brueck Director Emeritus, McKinsey & Company, Inc.	66	•	—	•	•	•
B. Bernard Burns, Jr. Former Managing Director, McGuireWoods Capital Group	73	•	—	•	•	•
Diane C. Creel Retired Chairman, CEO and President, Ecovation, Inc.	73	•	2	•	•	•
Adele M. Gulfo Chief Business and Commercial Development Officer of Sumitovant Biopharma	59	•	2	•	•	•
David L. Hauser (Chairman of the Board) Former Chairman and CEO, FairPoint Communications	70	•	1	•	•	•	•
John Humphrey Former Executive Vice President and Chief Financial Officer, Roper Technologies, Inc.	56	•	2	Chair	•	•	•
Judith A. Reinsdorf Former Executive Vice President and General Counsel, Johnson Controls	58	•	2	•	•	Chair	•
Kees van der Graaf Former member of the board and executive committee, Unilever NV and Unilever PLC	71	•	1	•	•	•

AC	—	Audit and Risk Management Committee	CC	—	Compensation and Human Resources Committee
NC	—	Nominating and Corporate Governance Committee	EC	—	Executive Committee

Our directors’ diversity, tenure and skills

Our board of directors and its Nominating and Corporate Governance Committee believe broad and diverse experience, skills and background, as well as varying lengths of tenure, are critical elements of a highly functioning board. Our board of directors and its Nominating and Corporate Governance Committee believe this diversity permits the board to make sound decisions that support shareholder value, while the varying tenures of its members provide a balance of institutional knowledge and fresh perspectives. Important aspects of diversity in background include matters of gender and geographical perspective. The board currently includes three female directors and three directors whose careers involved working either entirely or substantially outside the United States.

2022 PROXY STATEMENT    |    2    |     ENPRO INDUSTRIES, INC.

PROXY STATEMENT SUMMARY	OUR DIRECTORS’ DIVERSITY, TENURE AND SKILLS

Director Experience and Qualifications

Experience/Qualifications	Botts	Brueck	Burns	Creel	Gulfo	Hauser	Humphrey	Reinsdorf	Vaillancourt	van der Graaf
Finance/Accounting			•	•		•	•	•
Government/Regulatory	•		•		•	•		•
Legal/Corporate Governance			•	•			•	•
Human Resources/ Compensation	•	•	•	•				•	•	•
International Experience	•	•	•	•	•	•	•	•	•	•
M&A/Business Development	•	•	•	•	•	•	•	•	•	•
Manufacturing/Operations	•	•	•				•		•	•
Sales/Marketing		•		•	•				•	•
Strategic Planning	•	•	•	•	•	•	•	•	•	•
Technical lnnovation/ Product Development		•		•	•					•

Corporate governance matters

Our board of directors and management firmly embrace good and accountable corporate governance. We believe an attentive board, held to the highest standards of corporate governance, is a tangible advantage for our shareholders and for our businesses. Our board makes substantial efforts to meet such standards.

•	Board refreshment balances experience with fresh insights. We seek to balance directors who know and understand our company with those who bring fresh perspectives to governance and management and to expand the diversity of our board. The average tenure of our independent directors is 8.4 years and two directors joined the board in the last year, including our CEO.

•	We elect all directors annually to one-year terms. Annual elections allow shareholders to review each director’s skills and experience and approve his or her nomination at each annual meeting.

•	Our directors must be elected by majority vote. Our Corporate Governance Guidelines provide that any nominee in an uncontested election who receives more “withhold” votes than votes “for” must promptly offer his or her resignation. The Nominating and Corporate Governance Committee will consider the resignation and recommend either accepting it or rejecting it to the board, which will act within 90 days after the shareholders’ meeting. The resigning director will not participate in these discussions.

•	The chairman of our board of directors is independent. The position of Chairman of the Board of Directors at EnPro is a non-executive position. Independent directors have held this position since the inception of our company in 2002. Since the Chairman of the Board is independent, he functionally serves as our lead independent director.

•	Our independent directors meet regularly in executive session. Our non-management directors meet regularly without members of management present. These sessions are presided over by the Chairman of the Board of Directors.

•	Our directors are required to own our company’s stock. Our directors are required to own shares in our company equal in value to five times the annual cash retainer they receive. New directors have five years from the time they join the board to accumulate these shares. All of the directors who have served for five years or more meet this requirement.

•	The board and each committee perform comprehensive annual evaluations. Evaluations allow our directors to assess their effectiveness at both the committee and the board level and include an individual director assessment component to permit each director to evaluate the contributions of each of the other directors.

2022 PROXY STATEMENT    |    3    |     ENPRO INDUSTRIES, INC.

PROXY STATEMENT SUMMARY	EXECUTIVE COMPENSATION

Executive compensation

For more information, see “Proposal 2—Advisory vote approving executive compensation” (page 29), “Compensation discussion and analysis” (page 32) and “Executive compensation” (page 48).

Our board of directors recommends that you vote “For” our advisory proposal on executive compensation. The non-binding, advisory vote gives our shareholders the opportunity to approve the compensation paid to individuals identified as named executive officers in this proxy statement.

Our compensation practices

Our programs are designed to reward success. Our compensation programs enable us to align the interests of our executive officers with the interests of our shareholders and to reward our executives for superior performance. This practice allows us to attract and retain talented and highly motivated executive officers who are capable of driving our success and building value for our shareholders.

We achieve our objectives through compensation that:

•	is tied to business performance. A substantial portion of each executive officer’s total compensation opportunity is based on our financial results—disappointing performance results in little or no payout while superior performance leads to superior payouts—and the portion of compensation based on our financial performance increases with the officer’s level of responsibility;

•	is significantly stock-based. Stock-based compensation ensures our executives and our shareholders have common interests;

•	enhances retention of our executives—much of their total compensation vests over several years;

•	links a significant portion of their total pay to the execution of strategies intended to create long-term shareholder value;

•	does not encourage our executives to take unnecessary or excessive risks; and

•	enables us to compete effectively for talented individuals who will help us successfully execute our business plan.

In structuring annual and long-term incentive compensation opportunities, we select performance measures that we believe significantly drive the value of our company. In 2021, we awarded stock options and restricted stock units that vest over three years, both to encourage retention and to provide an incentive for performance to increase the value of our shares.

We have structured our compensation programs to align with the interests of our shareholders and to result in payment based on our performance.

We routinely engage with our shareholders to discuss any concerns about our compensation programs. Throughout the course of each year, we speak with numerous shareholders, including frequent conversations with many of our largest shareholders. These conversations cover a wide range of topics, including our strategic direction, financial performance, future growth opportunities, capital allocation strategy, business continuity, environmental, social and governance initiatives, management succession and compensation practices. During these conversations in 2021, our shareholders noted support for our performance-driven agenda and policies, including our compensation practices. We communicate investor feedback on our compensation practices to the Compensation and Human Resources Committee and take shareholder views into account as we seek to align our policies and practices with their interests.

We employ best practices in executive compensation.

•	We balance short-term and long-term compensation to discourage short-term risk-taking at the expense of long-term results.

•	We align the interests of our executive officers with the interests of our shareholders.

•	Our long-term incentive compensation is focused on the relative and absolute return to shareholders, while aligning the experience of management with that of our shareholders.

•	We require our senior officers to own and retain meaningful amounts of EnPro stock and to increase their ownership as their levels of responsibility increase.

•	Our Compensation and Human Resources Committee relies on an independent executive compensation consultant to evaluate our compensation plans. The consultant reports directly to the committee and provides no other services to our company.

•	We have very limited perquisites.

•	We generally make compensation decisions and grant equity and other compensation awards only on an annual basis, with interim adjustments and awards only in unusual circumstances, such as in connection with a material change in an executive officer’s responsibilities.

•	Our policies prohibit executives from hedging ownership of EnPro stock and pledging EnPro stock.

•	Our clawback policy entitles us to recover performance-based compensation from any executive officer whose fraud or willful misconduct requires a material restatement of our financial results.

2022 PROXY STATEMENT    |    4    |     ENPRO INDUSTRIES, INC.

PROXY STATEMENT SUMMARY	EXECUTIVE COMPENSATION

Compensation analysis

Our compensation program ties incentive compensation pay to the achievement of both annual and long-term goals for the performance of our company. We set these goals each year and award both annual and three-year incentive awards tied to achieving these goals. In 2021, we also awarded stock options and restricted stock units that vest over three years to provide an incentive for performance to increase the value of our shares. We believe our compensation structure aligns with the interests of our shareholders and results in compensation commensurate with our performance.

Annual incentive compensation. The amount of incentive awards paid under our annual performance plan is based on performance relative to threshold, target and maximum performance levels set when the awards are made. When performance falls below the threshold, executives receive no payout. Payouts at a threshold level of performance are 50% of the target payout, payouts at a target level of performance are 100% of the target payout, and payouts at a maximum level of performance are at 200% of the target payout. For 2021, the performance measures and weightings for the annual performance plan were adjusted EBITDA and cash flow return on operating capital (or “Cash Flow ROIC”), which performance measures are described on page 42. These performance measures were selected to focus our leaders on efficient capital deployment of assets they control—working capital and capital expenditures—and earnings on those assets. The following charts show the relative weighting of these performance measures in our 2021 annual incentive compensation awards, and our actual payout performance level against the target level of performance for each of the two performance measures (target level being reflected at 100%) and the resulting payout level against the target payout level. We achieved adjusted EBITDA at a level that exceeded the maximum performance level for that performance measure as a result of strong performance across most of our businesses, reflecting continued growth in our Advanced Surface Technologies segment, efficiency gains in our Sealing Technologies segment, the benefits of prior- period portfolio reshaping, responsive pricing action, which largely offset material cost increases, and a stronger than expected rebound from the COVID-19 lows of 2020. We achieved a Cash Flow ROIC that exceeded the maximum level for that performance measure. This performance resulted primarily from above-target earnings and secondarily from our focused and disciplined cash management throughout the year.

Long-term compensation. In February of each year, we make long-term compensation awards to our executive officers. In 2021, these awards were made in the form of restricted stock units, stock options and long-term incentive compensation awards, with the value of the awards allocated 40% to restricted stock units, 30% to stock options and 30% to long-term incentive compensation awards. This is a compensation structure that we first implemented in 2020 to more fully align the long-term compensation program with share value performance and the experience of our shareholders. In recognition of Mr. Vaillancourt’s increased responsibilities, upon his appointment as President and Chief Executive Officer in November 2021, additional awards were granted to him with the same relative allocation. We believe this long-term compensation structure aligns our executive compensation incentives with the company’s long-term business strategy and aligns and focuses our senior teams on the share value impact of all decisions, including capital deployment, dispositions and acquisitions, while encouraging agile decision- making not influenced by the pursuit of metrics established at the beginning of the performance period that may become outdated in light of our portfolio-shaping transactions and thus fail to incentivize appropriate value creation by the end of the three-year performance period.

The restricted stock units generally vest, subject to continued employment, in equal annual increments over a period of three years. The stock options have a per share exercise price equal to the fair market value of a share of our common stock on the date of grant, generally become exercisable subject to continued employment in equal annual increments over three years, and have a term of 10 years from the date of grant with earlier termination in connection with a termination of employment other than retirement.

2022 PROXY STATEMENT    |    5    |     ENPRO INDUSTRIES, INC.

PROXY STATEMENT SUMMARY	EXECUTIVE COMPENSATION

The long-term incentive compensation awards granted in 2021 (the “Performance Share Awards”) are denominated in stock units and are payable in cash, with the payout amount based on our total shareholder return compared to the same measure of a stock index that includes our company (rTSR) measured over a three-year performance cycle. There are no payouts if our rTSR is below the 25th percentile of the firms included in that stock index, with payouts at 50% of the target payout if our rTSR is at the 25th percentile, 100% of the target payout if our rTSR is at the 50th percentile, and 200% of the target payout if our rTSR equals or exceeds the 75th percentile, with payouts interpolated for rTSR levels between these points and payout capped at 100% of the target payout level if total shareholder return over the period is negative.

In February 2019, executive officers were granted long-term incentive plan (“LTIP”) awards payable in stock and LTIP awards payable in cash for the three-year performance cycle that ended on December 31, 2021. The performance measure for the LTIP awards payable in cash was adjusted return on invested capital, which return measure included goodwill and other intangible assets. The performance measure for the LTIP awards payable in stock was rTSR. These performance measures are described in greater detail on page 43. In 2020, the Compensation and Human Resources Committee adjusted the LTIP awards payable in cash into two periods in order to take account of the sale of our Fairbanks Morse division, which was a significant part of our portfolio at the time that the sale was completed in January 2020, and to account for the impact of that transaction on adjusted return on invested capital. In February 2022, the Compensation and Human Resources Committee certified the level of performance with respect to the LTIP awards.

The following charts illustrate the allocation of value among the restricted stock units (RSUs), stock options and Performance Share Awards (valued at target) awarded to executive officers in February 2021 (which does not include the special awards made to Mr. Vaillancourt in November 2021 described above) and the actual performance level as a percentage of target (weighted for the LTIP awards payable in cash between the two performance cycles) and payout level relative to the respective target levels (shown at 100%) of the LTIP awards for the 2019-2021 performance cycle made to the executive officers. Performance on the rTSR measure for LTIP awards payable in stock was between the target and maximum level resulting in payout at 125% of the target level and performance on the measure for LTIP awards payable in cash was at the target level for the one-year cycle ended December 31, 2019 and below the threshold level for the two-year cycle ended December 31, 2021, resulting in a 33% payout.

2022 PROXY STATEMENT    |    6    |     ENPRO INDUSTRIES, INC.

General information

The enclosed proxy is solicited on behalf of the board of directors of EnPro Industries, Inc., in connection with our 2022 annual meeting of shareholders. The meeting will be held on Friday, April 29, 2022, at 11:30 a.m. at the company’s headquarters located at 5605 Carnegie Boulevard, Suite 500, Charlotte, North Carolina. You may use the enclosed proxy card to vote your shares whether or not you attend the meeting. Please vote by following the instructions on the card.

Because your vote is very important, we encourage you to cast it promptly by telephone or over the Internet, or by dating, signing and returning your proxy card in the enclosed envelope. Submitting your proxy in any of these manners means your shares of our common stock will be voted as you specify by the individuals named on the proxy card.

Every vote is important! Please vote your shares promptly.

This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

We are mailing our 2021 annual report, including financial statements, with this proxy statement to all shareholders who hold shares directly in their own names. We will begin mailing materials to these registered shareholders on or around March 25, 2022. If you are a beneficial owner whose shares are held in street name in an account at a bank, securities broker or other nominee, you should receive the annual report, proxy statement and a proxy card directly from the nominee.

Any shareholder may request additional copies of these materials from our shareholder relations department, which can be reached via email at investor@enproindustries.com or by calling 704-731-1527.

What is the purpose of the annual meeting?

At our annual meeting, shareholders will act on the following proposals:

•	Election of ten directors;
•	Adoption of an advisory resolution approving the compensation paid to our named executive officers as disclosed in this proxy statement; and
•	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2022.

Our board of directors has submitted these proposals. We are not aware of any other business to be addressed at the meeting; however, other business may be addressed if it properly comes before the meeting.

Who is entitled to vote at the meeting?

You may vote if you owned EnPro common stock as of the close of business on the record date, March 10, 2022. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other matters to be considered at the meeting. At the close of business on the record date, 20,797,774 shares of EnPro common stock were outstanding and eligible to vote. The amount does not include 180,576 shares held by an EnPro subsidiary.

Who may attend the meeting?

Holders of EnPro common stock whose shares are recorded directly in their names in our stock register (“shareholders of record”) at the close of business on March 10, 2022 may attend the meeting. In addition, shareholders who hold shares of our common stock in “street name,” that is, through an account with a broker, bank, trustee, or other holder of record, as of such date may attend the meeting by presenting satisfactory evidence of ownership as of the March 10, 2022 record date. Our invited guests may also attend the meeting.

2022 PROXY STATEMENT    |    7    |     ENPRO INDUSTRIES, INC.

GENERAL INFORMATION

What protocols will be in place to protect the safety of those who attend the meeting?

In response to the COVID-19 pandemic, health and safety protocols will be followed at our annual meeting. All seating will be appropriately spaced to ensure proper social distancing and attendees will be required to wear a mask or other acceptable face covering during the meeting.

How do I vote?

Shareholders of record: Shareholders of record have four voting options:

•	over the Internet at the website address shown on the enclosed proxy card;

•	by telephone through the number shown on the enclosed proxy card;

•	by completing, signing, dating and returning the enclosed proxy card by mail; or

•	in person at the meeting.

Even if you plan to attend the meeting, we encourage you to vote your shares by submitting your proxy. If you choose to vote your shares at the meeting, please bring proof of stock ownership and proof of your identity for entrance to the meeting.

Shareholders owning shares in street name: If you hold your EnPro shares in street name, your ability to vote by Internet or telephone depends on the voting process of the bank, broker or other nominee through which you hold the shares. Please follow their directions carefully. If you want to vote at the meeting, you must request a legal proxy appointment from your bank, broker or other nominee and present that legal proxy appointment, together with proof of your identity, to company officials as you attend the meeting.

How do I vote my 401(k) shares?

If you hold EnPro shares in an EnPro 401(k) plan, the plan’s trustee will vote your shares according to the instructions you provide when you complete and submit the proxy instructions you receive from the plan manager.

If you hold EnPro shares in an EnPro 401(k) plan and are also a shareholder of record with shares in a registered account outside the plan, and if your plan information matches the information we have on your registered account, you will receive one proxy card representing all shares you own.

If you hold EnPro shares outside an EnPro 401(k) plan in street name, or if your registered account information is different from your plan account information, you will receive separate proxies, one for shares you hold in the plan and one for shares you hold outside the plan.

What can I do if I change my mind after I vote my shares?

Even if you have submitted your vote, you may revoke your proxy and change your vote at any time before voting begins at the annual meeting.

Shareholders of record: Shareholders of record may change their votes in one of three ways:

•	by voting on a later date by telephone or over the Internet (only your last dated proxy card or telephone or Internet vote is counted); or

•	by delivering a later dated proxy card to our Secretary, either prior to or at the meeting; or

•	by voting your shares in person at the meeting. In order to vote your shares at the meeting, you must specifically revoke a previously submitted proxy.

Shareholders owning shares in street name: If you hold your shares in street name, you should contact your bank, broker or other nominee to find out how to revoke your proxy.

Is there a minimum quorum necessary to hold the meeting?

A quorum is established when the majority of EnPro shares entitled to vote are present at the meeting in person or by proxy. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of establishing a quorum. If you return valid proxy instructions or vote in person at the meeting, you will be considered part of the quorum.

How will my vote be counted?

If you return your proxy card with specific voting instructions or submit your proxy by telephone or the Internet, your EnPro shares will be voted as you have instructed.

If you are a shareholder of record and submit a proxy by mail, telephone or the Internet without specific voting instructions, your shares will be voted according to our board of directors’ recommendations. If you do not submit valid proxy instructions or vote in person at the meeting, your shares will not be voted.

2022 PROXY STATEMENT    |    8    |     ENPRO INDUSTRIES, INC.

GENERAL INFORMATION

If you hold your shares in street name and do not give your bank, broker or other nominee instructions for voting your shares, your shares will be considered to be “uninstructed.” Your nominee generally has the authority to vote “uninstructed” shares at its discretion only on matters that are “routine” under the rules of the New York Stock Exchange (the “NYSE”). For our 2022 meeting, only the ratification of our independent accounting firm (Proposal 3) is considered routine by the NYSE. The election of directors and matters related to executive compensation are not considered routine. Without your instruction, your shares will not be voted in these matters (Proposals 1 and 2).

What vote is required to approve each item?

Proposal 1: Election of directors. Directors are elected by a plurality of the votes cast in person or by proxy at the meeting. “Plurality” means that the director nominees who receive the largest number of votes cast are elected, up to the ten directors to be elected at the meeting. Un-voted shares will have no impact on the election of directors. Unless a proxy includes proper instructions to “Withhold” a vote for any or all nominees, the proxy will be voted “For” each of the nominees.

In an uncontested election, any nominee who receives more “Withhold” votes than votes “For” must promptly offer his or her resignation. The Nominating and Corporate Governance Committee will review the resignation and recommend a course of action to the board. The full board, excluding the resigning director, will act within 90 days after the shareholders meeting to accept or reject the resignation. The board’s decision and an explanation of the process used to reach it will be disclosed publicly on Form 8-K.

Proposal 2: Advisory vote to approve executive compensation. The advisory resolution to approve the compensation paid to our named executive officers will be approved if more votes are cast “For” the resolution than are cast “Against” it. Although this advisory vote is not binding under applicable law, our board will review the results and take them, and the views expressed by our shareholders, into account in determining our executive compensation practices.

Proposal 3: Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2022. The ratification of the appointment of our independent accounting firm will be approved if more votes are cast “For” the proposal than are cast “Against” it.

Other business. Any other business that properly comes before the meeting, or any adjournment of the meeting, will be approved if more votes are cast “For” the proposal than “Against” the proposal.

How do broker non-votes and abstentions count for voting purposes?

“Broker non-votes” arise when shareholders who hold shares in street name do not give their banks, brokers or other nominees instructions for voting their shares and the banks, brokers or other nominees do not have authority to vote the shares on a matter because the matter is not routine. Abstentions and broker non-votes will count for determining whether a quorum is present for the meeting. Because directors are elected by a plurality of the votes cast, broker non-votes and abstentions will not count in determining the outcome of the election of directors. For the advisory vote on executive compensation, the ratification of the appointment of our independent accounting firm and with respect to any other business as may properly come before the meeting or any adjournment of the meeting, only votes “For” or “Against” the proposal count—accordingly, broker non-votes, if any, and abstentions will not be counted in determining the outcome of the votes on those proposals.

Is there a list of shareholders of record entitled to vote at the annual meeting?

You may examine a list of the shareholders of record entitled to vote at the annual meeting. The list will be available at our offices at 5605 Carnegie Boulevard, Suite 500, Charlotte, North Carolina, from March 25, 2022 through the end of the meeting and will also be available at the location of the annual meeting during the annual meeting.

What are the board’s recommendations?

Your board of directors recommends that you vote:

•	“FOR” each of our nominees to the board of directors;
•	“FOR” the advisory resolution approving the compensation paid to our named executive officers as disclosed in this proxy statement; and
•	“FOR” ratifying PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2022.

If you return a valid proxy card or respond to our proxy by telephone or Internet and do not include instructions on how you want to vote, your shares will be voted in accordance with the board’s recommendations.

How can I find out the results of the vote?

We will publish final voting results in a report on Form 8-K to be filed with the Securities and Exchange Commission (the “SEC”) within four business days after the meeting. We will also post the voting results on our website, www.enproindustries.com.

2022 PROXY STATEMENT    |    9    |     ENPRO INDUSTRIES, INC.

GENERAL INFORMATION

What is “householding” and how does it affect me?

When two or more shareholders are in the same household and receive mail at the same address, rules adopted by the SEC allow us to deliver only one proxy statement and annual report to that address, reducing our cost for preparing and delivering proxy materials. If you fall into this category and would like separate mailings of our proxy statement and annual report, you may request them at no cost to you by contacting us at investor@enproindustries.com or by calling 704-731-1527. Registered shareholders who would like separate mailings in the future (or who would like to consolidate future mailings) may request them using the contact information above. Investors whose shares are held in street name by a bank, broker or other nominee should request separate mailings (or consolidation of mailings) from the nominee.

Can I access these proxy materials on the Internet?

This proxy statement and our 2021 annual report to shareholders, which includes our 2021 Annual Report on Form 10-K, are available at https://www.enproindustries.com/shareholder-meeting.

Shareholders of record whose shares are held directly in their names in our stock register can choose to receive these documents over the Internet in the future by accessing www.proxyvote.com and following the instructions provided on that website. Choosing to receive your materials over the Internet gives you full access to all materials and saves us printing and mailing expenses. If you make this choice, you will receive an email prior to next year’s meeting notifying you that our proxy materials and annual report are available for online review. The email will also include instructions for electronic voting. Should you desire to end electronic delivery and again receive paper copies of the materials, please notify us by letter to 5605 Carnegie Boulevard, Suite 500, Charlotte, North Carolina 28209, Attention: Shareholder Relations.

Shareholders who hold their shares in street name should request instructions for receiving future proxy statements and annual reports over the Internet from their bank, broker or other nominee.

Who will solicit votes and pay for the costs of this proxy solicitation?

We will pay the costs of the solicitation. Although our officers, directors and employees may personally solicit proxies, they will not receive any additional compensation for doing so. We may also solicit proxies by issuing press releases, posting information on our website, www.enproindustries.com, and placing advertisements in periodicals or on websites. D.F. King & Co. is assisting us in the solicitation of proxies and provides us with advice and support related to the solicitation. We do not expect the total costs to us for D.F. King’s services to exceed $20,000.

In addition, if banks, brokers and other nominees representing shareholders who hold their shares in street name make the request, we will reimburse them for their expenses in forwarding voting materials and obtaining voting instructions from these shareholders.

Who will count the votes?

Broadridge Financial Solutions will act as the master tabulator and count the votes.

2022 PROXY STATEMENT    |    10    |     ENPRO INDUSTRIES, INC.

Beneficial ownership of our common stock

Beneficial owners of 5% or more of our common stock

The following table sets forth information about the individuals and entities that beneficially owned more than five percent of our common stock as of March 1, 2022. This information is based solely on SEC filings made by the individuals and entities by that date.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)

BlackRock, Inc. et al.(2) 55 East 52nd Street New York, New York 10055	3,296,197	15.9%
The Vanguard Group, Inc.(3) 100 Vanguard Blvd. Malvern, Pennsylvania 19355	2,203,078	10.6%
GAMCO Asset Management, Inc. et al.(4) One Corporate Center Rye, New York 10580	1,361,267	6.5%
Dimensional Fund Advisors LP(5) Building One, 6300 Bee Cave Road Austin, Texas 78746	1,219,841	5.9%

(1)	Applicable percentage ownership is based on 20,794,630 shares of our common stock outstanding at March 1, 2022, other than shares held by our subsidiaries.
(2)	This information is based on a Schedule 13G amendment filed with the SEC on February 8, 2022 by BlackRock, Inc. reporting beneficial ownership as of December 31, 2021. BlackRock, Inc. reports sole voting power over 3,240,823 shares and sole dispositive power over 3,296,197 shares. The Schedule 13G was filed by Blackrock, Inc. as a parent holding company with respect to the following subsidiaries: BlackRock Life Limited, BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited and BlackRock Fund Managers Ltd. The Schedule 13G indicates that BlackRock Fund Advisors beneficially owns 5% or greater of the outstanding shares of our common stock.
(3)	This information is based on a Schedule 13G amendment filed with the SEC on February 10, 2022 by The Vanguard Group, Inc. reporting beneficial ownership as of December 31, 2021. The Vanguard Group, Inc. reports sole voting power with respect to 0 shares, shared voting power with respect to 16,614 shares, sole dispositive power with respect to 2,170,440 shares and shared dispositive power with respect to 32,638 shares.
(4)	This information is based on a Schedule 13D amendment filed with the SEC on March 18, 2021 by GAMCO Asset Management Inc. (“GAMCO”), GAMCO Investors, Inc., Mario J. Gabelli (“Mario Gabelli”), GGCP, Inc. (“GGCP”), Associated Capital Group, Inc. (“AC”), Gabelli Funds, LLC (“Gabelli Funds”), MJG Associates, Inc. (“MJG Associates”) and Gabelli Foundation, Inc. (the “Foundation”) reporting beneficial ownership as of March 17, 2021. The Schedule 13D amendment reported that the principal business office of GGCP, AC and MJG Associates is 191 Mason Street, Greenwich, Connecticut 06830, and the principal business office of the Foundation is 165 West Liberty Street, Reno, Nevada 89501. The Schedule 13D amendment reported that, as of March 17, 2021, Gabelli Funds had sole voting and sole dispositive power with respect to 192,200 shares, GAMCO had sole voting power with respect to 1,100,176 shares and sole dispositive power with respect to 1,150,976 shares, MJG Associates had sole voting power and sole dispositive power with respect to 10,000 shares, the Foundation had sole voting power and sole dispositive power with respect to 7,000 shares, and AC had sole voting power and sole dispositive power with respect to 1,000 shares. The Schedule 13D amendment further reported that Mario Gabelli is deemed to have beneficial ownership of the shares owned beneficially by each of the entities listed in the immediately preceding sentence and that AC, GBL and GGCP are deemed to have beneficial ownership of the shares owned beneficially by each of such entities other than the Foundation.
(5)	This information is based on a Schedule 13G amendment filed with the SEC on February 8, 2022 by Dimensional Fund Advisors LP reporting beneficial ownership as of December 31, 2021. Dimensional Fund Advisors LP reports sole voting power over 1,193,500 shares and sole dispositive power over 1,219,841 shares in its role as investment advisor to certain investment companies or as investment manager to certain commingled funds, group trusts and separate accounts, which own such shares. In its Schedule 13G amendment, Dimensional Fund Advisors LP disclaims beneficial ownership of these shares.

Director and executive officer ownership of our common stock

The following table sets forth information as of March 1, 2022 about the shares of our common stock beneficially owned by our directors and the executive officers listed in the summary compensation table included in this proxy statement, as well as the shares of our common stock that our current directors and executive officers own as a group. It also includes information regarding the number of phantom shares payable in cash and deferred stock units held by our directors payable in shares. These phantom shares and deferred stock units are not included in the number of shares beneficially owned, but reflect the economic interests of our directors in our common stock.

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BENEFICIAL OWNERSHIP OF OUR COMMON STOCK	DIRECTOR AND EXECUTIVE OFFICER OWNERSHIP OF OUR COMMON STOCK

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Shares(1)	Directors’ Phantom Shares(2)	Directors’ Stock Units(3)	Percent of Class(4)

Eric A. Vaillancourt	29,412	—	—	*
Thomas M. Botts	21,122	—	2,869	*
Felix Brueck	15,719	—	9,711	*
B. Bernard Burns, Jr.	24,132	—	—	*
Diane C. Creel	24,509	—	—	*
Adele M. Gulfo	6,476	—	—	*
David L. Hauser	27,565	4,489	8,292	*
John Humphrey	15,574	—	6,410	*
Judith A. Reinsdorf	1,470		—	*
Kees van der Graaf	18,485	—	—	*
J. Milton Childress II	66,651	—	—	*
Robert S. McLean	43,684	—	—	*
Steven R. Bower	16,728	—	—	*
Former Executive Officers Marvin A. Riley(5)	43,451	—	—	*
Susan E. Sweeney	14,547			*
14 current directors and executive officers as a group	312,112	4,489	27,282	*

*	Less than 1%
(1)	These numbers include the following shares that the individuals may acquire within 60 days after March 1, 2022 pursuant to outstanding phantom share awards payable in shares immediately upon termination of service as a director: Mr. Botts, 14,412 shares; Mr. Brueck, 11,536 shares; Mr. Burns, 15,617 shares; Ms. Creel, 21,036 shares; Ms. Gulfo, 3,928 shares; Mr. Hauser, 24,270 shares; Mr. Humphrey, 8,601 shares; Ms. Reinsdorf, 429 shares; Mr. van der Graaf, 16,244 shares; and all current directors and executive officers as a group, 116,073 shares. These numbers include the following shares that the individuals may acquire within 60 days after March 1, 2022 through the exercise of stock options: Mr. Vaillancourt, 9,836 option shares; Mr. Childress, 16,552 option shares; Mr. McLean, 10,872 option shares; Mr. Bower, 3,929 option shares; Mr. Riley, 16,862 option shares (as of August 2, 2021); Dr. Sweeney, 4,080 option shares; and all current directors and executive officers as a group, 41,189 option shares. The numbers also include the following shares held in our Retirement Savings Plan for Salaried Employees as follows: Mr. Vaillancourt, 2,550 shares; Mr. Childress, 1,177 shares; Dr. Sweeney, 1,654 shares; and 3,727 shares in the aggregate allocated to members of all current directors and executive officers as a group. The amounts reported do not include restricted stock units as follows: Mr. Vaillancourt, 17,745 restricted stock units; Mr. Childress, 10,252 restricted stock units; Mr. McLean, 7,189 restricted stock units; Mr. Bower, 2,890 restricted stock units; and all current directors and executive officers as a group, 39,748 restricted stock units. The amounts reported include the following restricted stock units that are vested but deferred under our Management Stock Purchase Plan:; Mr. Childress, 281 shares; Mr. McLean, 508 shares; Mr. Bower, 130 shares; Dr. Sweeney, 32 shares; and all current directors and executive officers as a group, 919 shares. The amounts reported do not include the following unvested stock options: Mr. Vaillancourt, 36,551 option shares; Mr. Childress, 23,437 option shares; Mr. McLean, 16,317 option shares; Mr. Bower, 5,608 option shares; Dr. Sweeney, 3,995 option shares; and all current directors and executive officers as a group, 81,913 option shares. The amounts reported do not include share unit accounts under our Management Stock Purchase Plan for deferrals of annual incentive compensation: Mr. Childress, 1,138 shares; Mr. McLean, 2,060 shares; Mr. Bower, 519 shares; and all current directors and executive officers as a group, 3,717 shares.
(2)	This amount reflects cash-settled phantom shares awarded to Mr. Hauser and dividend equivalents accrued with respect to these awards. We ceased awarding cash-settled phantom shares to directors before the other directors joined the board. When Mr. Hauser leaves the board, he will receive cash in an amount equal to the value of these phantom shares. Because these phantom shares are payable in cash, Mr. Hauser has neither voting nor investment authority in common stock arising from his ownership of these phantom shares and is therefore not deemed to beneficially own shares underlying these awards, though his economic interest with respect to these awards is equivalent to the economic interest of stock ownership.
(3)	These numbers reflect the number of stock units credited to those non-employee directors who have elected to defer all or a part of the cash portion of their annual retainer and meeting fees pursuant to our Deferred Compensation Plan for Non-Employee Directors. See “Corporate Governance Policies and Practices—Director Compensation.” Because the stock units are not actual shares of our common stock and the directors may not receive the underlying shares within 60 days after March 1, 2022, the directors do not currently beneficially own the underlying shares, though the directors’ investment with respect to these units are equivalent to the economic interests of stock ownership.
(4)	These percentages do not include the directors’ phantom shares or stock units described in footnotes 2 and 3, above. Applicable percentage ownership is based on 20,794,630 shares of our common stock outstanding at March 1, 2022, other than shares held by our subsidiaries.
(5)	Information with respect to Mr. Riley’s ownership of shares of our common stock is as of August 2, 2021, the date he ceased serving as EnPro’s President and Chief Executive Officer and as a director.

Section 16(a) reports

Section 16(a) of the Exchange Act requires our directors and officers and people who own more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. The SEC requires these reports to be filed within specified deadlines after the event triggering the requirement to file a report.

We have reviewed the copies of the Section 16 reports filed with the SEC. Based solely on this review and written representations of our directors and officers, we believe that no director, officer, or 10% shareholder failed to timely file in 2021 any report required by Section 16(a).

2022 PROXY STATEMENT    |    12    |     ENPRO INDUSTRIES, INC.

Proposal 1 — Election of directors (Item 1 on the proxy card)

At our annual meeting, shareholders will be asked to elect ten directors who will hold office until our 2023 annual meeting or until their respective successors are elected and qualified. All of the nominees are incumbent directors and whose terms would otherwise expire upon the election of directors at the meeting. The average tenure of the independent directors nominated for election at the annual meeting is 8.4 years, with the tenure of the incumbent directors ranging from 0.4 to 15 years.

In selecting new members to the board, we have sought individuals with diverse skills and experiences to complement those of the other directors. Ms. Reinsdorf, who was elected as a director by the board in September 2021, brings to the board strong expertise in governance, risk management and legal matters as well as extensive experience in strategic planning and M&A, including in many of EnPro’s end markets. The selection of Ms. Reinsdorf was the result of a deliberative process undertaken by the Nominating and Corporate Governance Committee of our board of directors. This committee is composed entirely of independent directors. Ms. Reinsdorf was recommended to the Nominating and Corporate Governance Committee by a director search firm retained by the Nominating and Corporate Governance Committee. Mr. Vaillancourt also joined the board of directors in 2021 when the board of directors elected him as a director in connection with the board’s appointment of him as our President and Chief Executive Officer in November.

All nominees have indicated that they are willing to serve as directors if elected. Properly executed proxies that do not contain voting instructions will be voted for the election of each of these nominees. If any nominee should become unable or unwilling to serve, the proxies will be voted for the election of a person designated by the board of directors to replace the nominee. Under our bylaws, no person less than 18 years of age is eligible to be elected as a director.

The board of directors unanimously recommends that you vote “FOR” the election of each of the nominees for director named on the following pages.

Nominees for election

Eric A. Vaillancourt

Chief Executive Officer
and President

Age 58

Director since 2021

Experience: Mr. Vaillancourt has served as our President and Chief Executive Officer since November 28, 2021, having served as our Interim President and Chief Executive Officer since August 2, 2021.

Prior to his appointment as Interim President and Chief Executive Officer, Mr. Vaillancourt served as President of the Company’s Sealing Technologies segment since August 26, 2020. Prior to that, Mr. Vaillancourt served as President, STEMCO division beginning in July 2018. Prior to that, he served as President, Garlock division since November 2014. Since joining the Company in 2009, he has also served as President,

Garlock Sealing Products and as Vice President, Sales and Marketing of the Garlock division. Prior to joining EnPro in 2009, Mr. Vaillancourt held positions of increasing responsibility with Bluelinx Corporation, culminating in his position as Regional Vice President North-Sales and Distribution.

Mr. Vaillancourt received a B.S. in Business Management from Empire State College and completed the Harvard Management Program in 2014.

Qualifications:

•   Over 30 years of general management, operations and commercial experience in different business cycles and environments, with over 12 years in divisional management and senior corporate executive roles at EnPro, including as our Chief Executive Officer.

•   Extensive experience in strategic planning, including mergers and acquisitions.

•   Active involvement in, and deep understanding of, our company’s operations and markets.

•   Specific knowledge of our businesses, our people, our challenges and our prospects for continued growth.

2022 PROXY STATEMENT    |    13    |     ENPRO INDUSTRIES, INC.

PROPOSAL 1 — ELECTION OF DIRECTORS	NOMINEES FOR ELECTION

Thomas M. Botts

Age 67

Director since 2012

Experience: Mr. Botts retired from Royal Dutch Shell on December 31, 2012 as executive vice president, global manufacturing, Shell Downstream Inc. He was responsible for Shell’s global manufacturing business, including all refineries and chemical complexes.

He joined Shell in 1977 as a production engineer and served in a number of corporate and operating roles including executive vice president for exploration and production (E&P) in Europe, leading Shell’s largest E&P unit. He held those responsibilities from 2003 to 2009.

He has been a member of the board of directors of the National Association of Manufacturers, a member of the American Petroleum Institute Downstream Committee, and

a member of the council of overseers for the Jones Graduate School of Business at Rice University.

He currently is a non-Executive Director for Wood plc, an international energy services company based in the United Kingdom, a member of the board of directors of the University of Wyoming Foundation, Chairman of the Governor’s Tier 1 Task Force at the University of Wyoming, a member of the Energy Resources Council, University of Wyoming, and a member of the Society of Petroleum Engineers.

Mr. Botts received a B.S. in Civil Engineering from the University of Wyoming.

Current public company directorships:

•   John Wood Group PLC

Qualifications:

•   Thirty-five years of global business experience in oil and gas exploration and production and refining and petrochemical manufacturing.

•    Extensive experience in our oil, gas and petrochemical markets.

•   Successful leadership in business transformation in large scale, multi-country organizations.

Felix M. Brueck

Age 66

Director since 2014

Experience: Mr. Brueck is a Director Emeritus of McKinsey & Company, Inc., a global consulting firm. He was a Director at McKinsey prior to his retirement in 2012. During his almost 30-year career with McKinsey, Mr. Brueck specialized in counseling clients in operational and organizational transformations of entire companies, major functions or business units in technologically complex industries. He was based in offices in Munich, Tokyo and Cleveland.

While at McKinsey, Mr. Brueck led the Firm’s Manufacturing Practice in the Americas and its Organizational Effectiveness

Practice in the Americas. He was a founder of McKinsey’s Performance Transformation Practice. Prior to joining McKinsey, Mr. Brueck worked as an engineer for Robert Bosch GmbH.

Mr. Brueck received a Dipl. Ing. (the equivalent of a Master’s Degree in Mechanical Engineering) from RWTH Aachen University in Germany and a Master’s Degree in International Management from Thunderbird School of Global Management.

Qualifications:

•   Expertise and insights developed over 30 years into operational and organizational strategies and structures across a broad range of the industries in which EnPro operates.

•   Skill and experience in leadership development and optimizing productivity.

•   Experience as an advisor to companies around the world regarding global markets, business environments and practices.

2022 PROXY STATEMENT    |    14    |     ENPRO INDUSTRIES, INC.

PROPOSAL 1 — ELECTION OF DIRECTORS	NOMINEES FOR ELECTION

B. Bernard Burns, Jr.

Age 73

Director since 2011

Experience: Mr. Burns’ career has focused on corporate law, industrial manufacturing, mergers and acquisitions, and service on the boards of companies engaged in a variety of businesses.

Mr. Burns retired as counsel to the law firm McGuireWoods LLP in 2018, and was a partner of that firm from 2001 to 2011, and of a predecessor firm from 1979 to 1989. He also served as the Managing Director of McGuireWoods Capital Group, a merger-and-acquisition advisory business, which he co-founded in 2001, until 2018. Prior to 2001, Mr. Burns served in various executive capacities with United Dominion Industries Limited, a diversified industrial manufacturer. At United

Dominion, he was Senior Vice President and General Counsel from 1993 to 1996, and president of several of its operating segments and divisions from 1996 to 2001.

Mr. Burns earned a B.A. from Furman University and a J.D. from the Duke University School of Law and completed the Advanced Management Program at Duke University’s Fuqua School of Business.

Qualifications:

•   Deep experience in legal, corporate governance and operating issues.

•   Extensive experience in mergers and acquisitions, including assessment of the valuation and performance of potential acquisitions.

•   Long tenure as a senior manager in diverse roles at a large diversified manufacturer.

•   Considerable board of director experience at a number of private companies engaged in a broad spectrum of manufacturing and distribution businesses, including service as interim CEO and member of compensation, audit and executive committees.

Diane C. Creel

Age 73

Director since 2009

Experience: Ms. Creel served as Chairman, Chief Executive Officer and President of Ecovation, Inc., a waste-to-energy systems company, from May 2003 until her retirement in September 2008. Before joining Ecovation, Ms. Creel was Chairman, Chief Executive Officer and President of Earth Tech, Inc., an international consulting engineering firm, a position she held from January 1991 to May 2003. She joined Earth Tech as Vice President in 1984 and served there as Chief Operating Officer from 1987 to 1991.

Ms. Creel was director of business development and communications for CH2M Hill from 1978 to 1984, manager of communications for Caudill Rowlett Scott from 1976 to1978, and director of public relations for LBC&W, Architects- Engineers-Planners from 1971 to 1976.

Ms. Creel has a B.A. and M.A. from the University of South Carolina.

Current public company directorships:

•   AECOM

•   TimkenSteel Corporation

Public company directorships in the last five years:

•   Allegheny Technologies Incorporated

Qualifications:

•   Extensive senior management experience, including 15 years as a CEO/Chairman of the Board.

•   Experience in and knowledge of mergers and acquisitions, environmental matters, corporate governance, strategic planning, finance, executive compensation and benefits and international markets.

2022 PROXY STATEMENT    |    15    |     ENPRO INDUSTRIES, INC.

PROPOSAL 1 — ELECTION OF DIRECTORS	NOMINEES FOR ELECTION

Adele M. Gulfo

Age 59

Director since 2018

Experience: Ms. Gulfo has served as the Chief Business and Commercial Development Officer at Sumitovant Biopharma since December 2019. Sumitovant Biopharma, a privately held company affiliated with Sumitomo Dainippon Pharma Co., Ltd., operates five biopharmaceutical companies acquired from Roivant Sciences Ltd. in December 2019, which include Myovant Sciences Ltd. From May 2018 to December 2019, Ms. Gulfo served as Chief of Commercial Development of Roivant Sciences. Prior to joining Roivant Sciences in May 2018, Ms. Gulfo served as Executive Vice President and Head of Global Commercial Development for Mylan N.V. from January 2014 to January 2018. Before joining Mylan, Ms. Gulfo spent five years at Pfizer Inc. in a number of executive positions, including President and General Manager, U.S. Primary Care. She also ran Commercial Operations and the Managed

Markets organization across Pfizer’s biopharmaceutical business in the U.S. Prior to joining Pfizer, she held several executive positions at AstraZeneca Pharmaceuticals and at the Parke-Davis division of Warner- Lambert (which later merged with Pfizer), and, as the Senior Director, Cardiovascular Marketing for that company, she launched Lipitor, the best-selling pharmaceutical product.

Ms. Gulfo holds a B.S. in Biology from Seton Hall University and a M.B.A. in Marketing from Fairleigh Dickinson University.

Current public company directorships:

•   Medexus Pharmaceuticals Inc.

•   Myovant Sciences Ltd.

Public company directorships in the last five years:

•   Bemis Company, Inc.

Qualifications:

•   Extensive commercial development, marketing and general management background, with deep experience in global markets and the pharmaceutical industry.

•   Executive experience in multiple firms with strategic planning, transforming commercial operations, maximizing efficiency and increasing employee engagement.

David L. Hauser

Age 70

Director since 2007

Experience: Mr. Hauser was affiliated with FairPoint Communications, Inc., a communications services company, from July 2009 until March 2011. He joined FairPoint as Chairman of the Board and Chief Executive Officer and served as a consultant to the company from August 2010 until March 2011.

Prior to joining FairPoint, Mr. Hauser had a 35-year career with Duke Energy Corporation, one of the largest electric power companies in the United States. He was Group Executive and Chief Financial Officer of Duke Energy from April 2006 until June 2009, and was Chief Financial Officer and Group Vice President from February 2004 to April 2006. He was named acting Chief Financial Officer in November 2003. He was Senior Vice President and Treasurer from June 1998 to

November 2003. During his first 20 years with Duke Energy, Mr. Hauser served in various accounting positions, including controller.

Mr. Hauser is a member of the board of trustees of Furman University and a past member of the board of trustees of the University of North Carolina at Charlotte. He has retired as a member of the North Carolina Association of Certified Public Accountants.

Mr. Hauser received a B.A. from Furman University and an M.B.A. from the University of North Carolina at Charlotte.

Current public company directorships:

•   OGE Energy Corp.

Qualifications:

•   Training and experience in various accounting and financial reporting roles.

•   Service as the chief financial officer of a major corporation provides valuable insight into accounting, financial controls and financial reporting.

•   Understanding of public company strategic and corporate planning, including capital allocation.

2022 PROXY STATEMENT    |    16    |     ENPRO INDUSTRIES, INC.

PROPOSAL 1 — ELECTION OF DIRECTORS	NOMINEES FOR ELECTION

John Humphrey

Age 56

Director since 2015

Experience: From 2011 to May 2017, Mr. Humphrey served as Executive Vice President and Chief Financial Officer of Roper Technologies, Inc., a Fortune 1000 company that designs and develops software and engineered products and solutions for healthcare, transportation, food, energy, water, education and other niche markets worldwide, and he retired from Roper in December 2017. From 2006 to 2011, he served as Vice President and Chief Financial Officer of Roper. Prior to joining Roper, Mr. Humphrey served as Vice President and Chief Financial Officer of Honeywell Aerospace, the aviation segment of Honeywell International Inc., after serving in several financial positions with Honeywell International and its predecessor AlliedSignal. Mr. Humphrey’s earlier career included 6 years with Detroit Diesel Corporation, a manufacturer of heavy- duty engines, in a variety of engineering and manufacturing management positions.

Mr. Humphrey is a member of the Board of Advisors of the Elon University Love School of Business.

Mr. Humphrey received a B.S. in Industrial Engineering from Purdue University and an M.B.A. in Finance from the University of Michigan.

Current public company directorships:

•   Ingersoll Rand Inc. (formerly, Gardner Denver Holdings, Inc.)

•   O-I Glass, Inc. (formerly, Owens-Illinois, Inc.)

Qualifications:

•   Prior service as the chief financial officer of a Fortune 1000 corporation provides insight into accounting and financial issues affecting public corporations.

•   Experience with international markets, business environments and practices.

•   Experience and expertise in capital allocation and strategic planning, including mergers and acquisitions and other business development activities.

•   Experience in management of several manufacturing companies provides insight into manufacturing and operational issues.

Judith A. Reinsdorf

Age 58

Director since 2021

Experience: Ms. Reinsdorf served, from March 2007 until her retirement in November 2017, as Executive Vice President and General Counsel of Johnson Controls International plc, global leader in building products and technology and integrated solutions, which was known as Tyco International plc until September 2016. Prior to that, Ms. Reinsdorf served as General Counsel and Secretary of C.R. Bard, Inc., Vice President and Associate General Counsel of Pharmacia Corporation and Chief Legal Counsel of Monsanto Company.

Ms. Reinsdorf received a B.A. from the University of Rochester and a J.D. from Cornell Law School.

Current public company directorships:

•   Cornerstone Building Brands, Inc.

•   Nurix Therapeutics, Inc.

Public company directorships in the last five years:

•   Alexion Pharmaceuticals, Inc.

•   The Dun & Bradstreet Corporation

Qualifications:

•   Strong expertise in corporate governance, risk management and legal matters.

•   Broad experience in strategic planning, global compliance, data privacy, and regulatory matters.

•   Extensive global and deep M&A experience, including leading legal, EHS and public affairs functions at large U.S. public companies with complex global operations and in regulated industries.

•   Deep experience in many of EnPro’s end markets, including growth markets such as pharmaceuticals.

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PROPOSAL 1 – ELECTION OF DIRECTORS	NOMINEES FOR ELECTION

Kees van der Graaf

Age 71

Director since 2012

Experience: Mr. van der Graaf is owner and chairman of FSHD Unlimited, a biotechnology company he founded in October 2014. Mr. van der Graaf was an Executive-in-Residence at IMD International, an international business school based in Lausanne, Switzerland between 2008 and 2011 and was Co- director of the IMD Global Center in 2011.

Prior to joining IMD, Mr. van der Graaf enjoyed a 32-year career with Unilever NV and Unilever PLC, which operate the Unilever Group, a multinational supplier of fast-moving consumer goods. At Unilever, Mr. van der Graaf served as President of Ice Cream and Frozen Foods—Europe from 2001 to 2004 and as a member of the Board and Executive Committee of Unilever NV and Unilever PLC from 2004 to 2008. During that period, he had responsibilities for the Global Foods division and later for the European Business group.

Until February 2015, Mr. van der Graaf served as a member of the board of directors of Ben & Jerry’s, a wholly owned subsidiary of Unilever, which is charged with preserving and expanding Ben & Jerry’s social mission, brand integrity and product quality.

He has also served as a member of the supervisory boards of several privately held European-based companies and served as chairman of the supervisory board of the University of Twente in The Netherlands.

Mr. van der Graaf received a degree in mechanical engineering and an M.B.A. from the University of Twente.

Current public company directorships:

•   Basic-Fit N.V. (Chairman)

Public company directorships in the last five years:

•   GrandVision N.V.

•   Carlsberg A/S

Qualifications:

•   Extensive experience as an executive manager in global public corporations.

•   Geographic knowledge and management experience in European markets, business environments and practices.

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PROPOSAL 1 – ELECTION OF DIRECTORS	DIRECTOR DIVERSITY

Director diversity

EnPro seeks diversity among the directors, including diversity in professional experience, skills and industry background, as well as gender, racial/ethnic and geographic diversity. Our board of directors and its Nominating and Corporate Governance Committee believe this diversity permits the board to make sound decisions that support shareholder value. Diversity of professional experience, skills and industry background is highlighted in the director experience and qualifications matrix that appears on page 3 and in their respective biographies outlined on the foregoing pages. In addition to this diversity in experience, skills and background, the board currently includes three female directors and three directors whose careers involved working either entirely or substantially outside the United States. Our Corporate Governance Guidelines provide that when conducting searches for new directors, the Nominating and Corporate Governance Committee will take reasonable steps to include diverse candidates in the pool of nominees and any search firm engaged by the Nominating and Corporate Governance Committee will affirmatively be instructed to seek to include diverse candidates. While the board included a racially diverse director elected at the 2021 annual meeting, subsequent changes in the board not anticipated at that time have resulted in the board not currently including a racially or ethnically diverse member.

The board commits to recruiting a racially or ethnically diverse board member in advance of the 2023 annual meeting of shareholders.

Board leadership structure

The primary responsibility of our board of directors is to oversee and direct management in its conduct of our business. Members of the board are kept informed about our business through discussions with the Chairman and our officers, by reviewing materials provided to them, and by participating in board and committee meetings. In addition, non-management directors meet periodically in executive session without members of management present. These sessions are presided over by the Chairman of the Board of Directors, presently Mr. Hauser, who is functionally our lead independent director.

We believe that the positions of Chairman of the Board of Directors and Chief Executive Officer should be held by separate individuals, and they have been since the inception of our company. The role of Chairman is a non-executive position currently filled by Mr. Hauser, an independent director. Mr. Vaillancourt, our Chief Executive Officer, is the only current director who is employed by the company. This structure continues to be appropriate for our company given the individuals serving in those positions. Mr. Hauser is a former chief executive officer of a publicly held company and serves and has served as a director of other public companies. This experience, coupled with his knowledge of and familiarity with our company and its businesses through his service on our board of directors, gives him the ability to serve as a valued sounding board for our Chief Executive Officer.

Committee structure

Our board of directors has four committees:

• an Executive Committee	• a Compensation and Human Resources Committee
• an Audit and Risk Management Committee	• a Nominating and Corporate Governance Committee

To maximize the efficiency of our board, all of our independent directors serve on each committee other than the Executive Committee. For a list of our independent directors, see “Corporate Governance Policies and Practices—Director Independence.”

Each board committee operates under a written charter approved by the board. Copies of these charters are available on our website at www.enproindustries.com. Click on “For Investors” and then “Governance” and then “Committees” and look under “Committee Charters.” Copies of the charters are also available in print to any shareholder who requests them.

Executive Committee. The Executive Committee is chaired by Mr. Vaillancourt and includes Mr. Hauser and the chairs of the other board committees. Its primary function is to exercise the powers of the board as and when directed by the board or when the board is not in session, excluding powers which may not be delegated to a committee of directors under North Carolina law. The committee did not meet in 2021.

Audit and Risk Management Committee. The Audit and Risk Management Committee assists the board in monitoring the integrity of our financial statements, our compliance with legal and regulatory requirements, our management of areas of significant risk (including insurance, pension, cybersecurity, environmental and litigation) and the qualifications, independence and performance of our internal auditors and independent registered public accounting firm. This committee has the sole authority to appoint or replace our independent registered public accounting firm and to approve all related fees. The committee met five times in 2021. Mr. Humphrey is the chair of the committee.

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PROPOSAL 1 – ELECTION OF DIRECTORS	COMMITTEE STRUCTURE

Compensation and Human Resources Committee. The Compensation and Human Resources Committee assists the board and management in overseeing the appropriateness and cost of our compensation and benefit programs, particularly for executives, and in overseeing our human capital management strategies, including talent development. The committee sets the salaries and annual bonus and long-term award opportunities for our senior executives, assesses the performance of our Chief Executive Officer, and oversees succession planning. Responsibility for the design, administration, asset management and funding policies of our qualified and non-qualified benefit plans is delegated to a benefits committee consisting of members of management and other employees. However, the Compensation and Human Resources Committee has expressly retained the authority to approve amendments to benefit plans (except those resulting from collective bargaining agreements) that would materially affect the cost, basic nature or financing of these plans. In addition, the committee approves all formal policies established by the benefits committee and reviews the benefits committee’s activities at least once a year. The committee annually reviews our human capital management and talent development strategies and more frequently considers matters with respect to employee safety, retention and diversity. The committee met five times in 2021. Mr. Botts is the chair of the committee.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee identifies and nominates individuals who are qualified to become members of the board, assesses the effectiveness of the board and its committees, and recommends board committee assignments. This committee reviews our strategy, policies and processes with respect to environmental, social and sustainability matters, including advising the board and management on matters pertinent to sustainability and reviewing and recommending board adoption of our periodic sustainability reports made available to the public. This committee assists the board and management in exercising sound corporate governance and reviews various corporate governance issues, including those items discussed under “Corporate Governance Policies and Practices.” The committee met four times in 2021. Ms. Reinsdorf is the chair of the committee.

Risk oversight

As described above, the Audit and Risk Management Committee assists the board in monitoring our compliance with legal and regulatory requirements and the way we manage areas of significant risk. The company’s internal audit group periodically analyzes risks to our company and reports the results of its analysis to the Audit and Risk Management Committee. The head of the internal audit group reports directly to the Audit and Risk Management Committee and customarily attends meetings of that committee. Our Chief Executive Officer, Chief Financial Officer and General Counsel also customarily attend the committee’s meetings.

Meetings and attendance

The board met 17 times in 2021. Regularly scheduled board and committee meetings are typically held on successive days, with meetings typically covering two days. The board conducts periodic visits to our facilities as part of its regularly scheduled meetings. In 2021, each current director attended at least 75% of the meetings of the full board and of the board committees on which he or she serves that were held during the period of the director’s service.

All directors are encouraged by policy to attend our annual meeting of shareholders. Our 2021 annual meeting was held during the COVID-19 pandemic and was held at our corporate headquarters. All of the directors participated telephonically and were available to address any questions that might have been raised by shareholders at the meeting; none of the directors attended physically in light of the pending COVID-19 pandemic and related safety concerns, as well as the historical lack of shareholder attendance at the company’s annual meetings. Generally, over the past decade no shareholders have attended our annual meetings other than directors, officers and corporate office employees who hold shares, and that was the case with respect to our 2021 annual meeting.

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Corporate governance policies and practices

Our board of directors and management firmly embrace good and accountable corporate governance. We believe an attentive board operating under the highest standards of corporate governance is a tangible competitive advantage. Our board has undertaken substantial efforts to meet those standards.

Corporate Governance Guidelines and Code of Business Conduct

The board regularly reviews our Corporate Governance Guidelines, taking into account recent trends in corporate governance and any new rules adopted by the NYSE and the SEC. Among other things, these guidelines specify that:

•	the Chief Executive Officer should be the only employee who serves as a director subject to exceptions approved by the board of directors;
•	a substantial majority of the members of the board should be independent;
•	the board should hold regularly scheduled executive sessions without management present;
•	board members should be available to participate in our annual shareholders’ meeting; and
•	the board should annually evaluate its performance and contributions, and those of its committees.

Our Corporate Governance Guidelines also:

•	require any nominee for director in an uncontested election to tender a resignation if a greater number of votes are “withheld” from his or her election than are voted “for” the nominee; and
•	prohibit directors from using EnPro stock in hedging or monetization transactions, including through the use of financial instruments such as exchange funds, prepaid variable forwards, equity swaps, puts, calls, collars, forwards and other derivative instruments.

Our Code of Business Conduct (the “Code”) applies to our directors and all EnPro employees, including our principal executive, financial and accounting officers. The Code covers conflicts of interest, corporate opportunities, confidentiality, protection and proper use of company assets, fair dealing, compliance with laws (including insider trading laws), the accuracy and reliability of our books and records, and the reporting of illegal or unethical behavior.

The Code requires all transactions by directors or employees that would create a conflict of interest, including related party transactions that require disclosure in our proxy statement, to be reviewed by a member of our internal Corporate Compliance Committee or an attorney in our legal department. The Code also requires the transaction to be presented to our Chief Executive Officer and the Audit and Risk Management Committee. The Code does not include specific procedures for dealing with these transactions, but allows them to be dealt with case-by-case as they arise. All members of the board and all officers must annually certify their compliance with the Code. Each member of the board and each officer certified compliance without exception in the first quarter of 2022.

Copies of the Code and our Corporate Governance Guidelines are available on our website at www.enproindustries.com. From our home page, click on the “For Investors” tab, then on “Governance,” then on “Corporate Governance Documents” and then, for the Code, click “Code of Conduct” and, for the Corporate Governance Guidelines, click “Corporate Governance Guidelines.”

Corporate social responsibility and sustainability

The EnPro board exercises oversight with respect to corporate social responsibility and sustainability matters directly and through its committees. For example, the Compensation and Human Resources Committee annually reviews our human capital management strategies, including talent development, and more frequently considers matters with respect to employee safety, retention and diversity. Our emphasis on corporate social responsibility and sustainability is at the core of how EnPro does business. We believe this focus creates long-term value and better returns for our stakeholders and positions our business for ongoing success. This focus aligns with and includes our human capital strategy of attracting and retaining the most talented people, nurturing their mental and physical health and fostering their development. During 2021, we completed a number of actions as it moved forward with the development and implementation of a comprehensive Environmental, Social and Governance (ESG) strategy. The most significant accomplishment was the completion by ISS Corporate Solutions (ICS), a leading ESG advisory firm, of a materiality assessment, a fundamental step in the development of a robust ESG program. Working with an EnPro team co-chaired by the company’s senior director of strategy and environmental director, ICS , through interviews with, and surveys of, management, employees, investors, customers and suppliers, provided EnPro with an understanding of how different stakeholders view various ESG risk areas and a basis for making educated decisions about strategy, goals and use of internal resources. We have developed a comprehensive, multi-year, multi-faceted ESG strategy based on the materiality assessment and management analysis and have begun implementation of that strategy.

Employee development. We strive to create an environment where all employees can flourish. We are a dual bottom line company where human development is viewed as being equally important to financial results. This “Dual Bottom Line” philosophy is the backbone from which we operate. We believe human development leads to financial performance and the

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CORPORATE GOVERNANCE POLICIES AND PRACTICES	CORPORATE SOCIAL RESPONSIBILITY AND SUSTAINABILITY

pursuit of financial performance results in human development. We foster a culture of learning and development because we believe that continuously improving ourselves will lead to personal and company success. Our core values of Safety, Excellence and Respect drive our focus on the way we do business and care for our people.

As part of our commitment to our people, we provide a comprehensive compensation and benefits program that is designed to attract and retain employees. Our programs are structured to meet the changing needs of our employees and their families. In the U.S., this includes a company-wide minimum wage of $15 per hour, a 401k plan with company match, an award-winning wellbeing program, flexible vacation and time off policies that include a “take what you need” program for salaried employees, enhanced employee assistance programs, paid family leave, tuition assistance, and comprehensive healthcare benefits that include medical, prescription drug, dental, life, disability, health savings accounts, flexible spending accounts, critical illness, and accidental, death and dismemberment coverages.

Safety. We continue to demonstrate extreme care and compassion for our employees during the COVID-19 pandemic. We delivered programs that cared for our employees’ physical needs, while also implementing several initiatives that provided emotional connection and mental health support, and fostered psychological safety during these challenging times. The positive impact of our care, compassion and flexible programs is demonstrated by our employee retention rates. In particular, the retention rate of women (in the United States) at EnPro has risen in the past year, which is a remarkable achievement for a year in which hundreds of thousands of women have left the U.S. workforce, disproportionately to men, due to impacts of the pandemic.

Safety remains one of our three core values and we have worked hard to develop a world-class safety program and culture. Our commitment to safety has resulted in our being the only public company to have been recognized on three separate occasions by EHS Today as “America’s Safest Company”.

Diversity and inclusion. We believe that a diverse workforce is critical to our success. We continue to utilize inclusive practices within our talent acquisition process, such as requiring diverse candidate slates and diverse interview panels, and have implemented other tools and structures to reduce bias during the interview and selection process. Our percentage of female promotions in the U.S. has increased by 11% since January 2019. Gender, ethnic and racial diversity among our senior leadership team is 40%, which marks a 10% increase since December 2019.

During calendar 2021, we hosted 48 weekly “Courageous Conversations,” which focus on diversity, personal development and well-being and are open to all employees globally. We hosted 26 quarterly calls for our employee resource groups that are focused around the following employee communities: Women@EnPro, Mental Health, PRIDE, Community of Color, Asian and European Colleagues. These platforms further create and promote an environment at EnPro that encourage our colleagues to bring their full selves to work.

Supporting our communities. In connection with our commitment to promoting diversity and improving the communities where our employees live and work, in 2020, we officially launched the EnPro Foundation to support charitable, educational, and other organizations working to advance education, equality, diversity, and the preservation of human dignity. During 2021 we were able to provide grants of $20,000 to five organizations who support our foundation’s purpose to “Support the release of human possibility by investing in underserved populations in the areas of professional, educational, personal, and community development.”

Our foundation complements other longstanding employee-driven community initiatives, including support for Boots for Troops, United Way, Habitat for Humanity, Gulf Coast Regional Blood Center, among others. EnPro also supports causes that matter to our employees through our matching gift program. The program consists of a Donors Match and a Bonus Volunteer Match. EnPro matches, on a dollar-for-dollar basis, an employee’s gift of cash, check, stock, or a gift card of $50 or more to education, civic and community, arts and culture, and health and human services organizations. A maximum of $1,000 per employee is matched in any calendar year. We also make an extra dollar-for-dollar match of an employee’s gifts—up to a maximum of $750 per employee per calendar year—to eligible organizations in which the employee is an active volunteer. We are inspired by our employees who share their time, talents, and resources to better our communities.

Sustainability. EnPro recognizes that climate change is a significant and complex challenge that we must address in partnership with all our stakeholders. We are committed to diligently exploring all opportunities to reduce our energy usage and to minimizing the resulting greenhouse gas emissions. In 2021, we implemented an internal system to collect electricity, natural gas and water usage and cost data from each of our manufacturing facilities. This data will allow us to establish an energy use and greenhouse gas (GHG) baseline. In recent years, we have committed to gradually and strategically reducing carbon outputs generated by our businesses. We have divested certain carbon-intensive lines of business and selectively disengaged with market sectors that are highly carbon-intensive. We have acquired businesses that are less carbon intensive and sell into less carbon intensive markets. We measure our progress in a variety of ways, including monitoring the percentage of our revenue that comes from sectors such as the oil and gas industry. In 2021, less than 8% of our revenue came from this industry. With our divestiture of the Compressor Products International business (“CPI”) in December 2021, this percentage will substantially decrease, and we anticipate that any further strategic transformation transactions will lead to further reductions in this percentage. In addition, many of our products, such as gaskets and seals, protect our environment by helping to contain and prevent the release of harmful substances. We also design, manufacture and sell numerous products that support the supply of electricity from sustainable sources, including seals for nuclear power plants and bearings that enable wind and solar power.

In 2021, we published our second Corporate Sustainability Report, which is available on our corporate website, www.enproindustries.com.

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CORPORATE GOVERNANCE POLICIES AND PRACTICES	DIRECTOR CANDIDATE QUALIFICATIONS

Director independence

The EnPro board believes a substantial majority of its directors should be independent. In connection with its nomination of the director nominees listed in this proxy statement, the board considered the independence of each person serving as a director and determined that Mr. Botts, Mr. Brueck, Mr. Burns, Ms. Creel, Ms. Gulfo, Mr. Hauser, Mr. Humphrey, Ms. Reinsdorf and Mr. van der Graaf are independent. Mr. Vaillancourt is an employee and is not considered independent.

To determine independence, the board used the definition of an “independent director” in the NYSE listing standards and our Corporate Governance Guidelines, which categorize a director as independent only if the board affirms the director has no outside material relationship with our company (either directly or as a director, partner, shareholder or officer of an organization that has a relationship with us). Each director has completed a questionnaire to identify any relationships he or she may have with us or with any of our executive officers or other directors. After discussing all relationships disclosed in the responses to these questionnaires, the board determined that no director, except Mr. Vaillancourt, has a material relationship with the company other than as a director and all directors, except for Mr. Vaillancourt, are independent.

Board, committee and director evaluations

The board of directors and the Audit and Risk Management, Compensation and Human Resources, and Nominating and Corporate Governance committees each assess their performances with yearly self-evaluations. The evaluations are completed by means of a questionnaire submitted to the directors inviting written comments on all aspects of the board’s and each committee’s process. In addition, the evaluations include an individual director assessment component to permit each director to evaluate the contributions of each of the other directors. The evaluations are summarized, reviewed by the Chairman of the Board and become the basis for discussions of board, committee and director performances and recommendations for improvements in the ways the board and committees function and directors perform their duties.

Audit committee financial experts

The board of directors has determined that each of Mr. Hauser and Mr. Humphrey, members of the Audit and Risk Management Committee, is an “audit committee financial expert” as defined in Item 401(h) of the SEC’s Regulation S-K. At its February 2022 meeting, the board determined that each of Mr. Hauser and Mr. Humphrey, through his education and experience, including his respective experience serving as the chief financial officer of a large public company, has all of the following attributes:

•	an understanding of generally accepted accounting principles and financial statements;

•	the ability to assess the general application of those principles in connection with the accounting for estimates, accruals and reserves;

•	experience in preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that our financial statements can reasonably be expected to raise;

•	an understanding of internal controls and procedures for financial reporting; and

•	an understanding of audit committee functions.

Director candidate qualifications

When considering candidates for director, the Nominating and Corporate Governance Committee takes into account a number of factors, including whether the candidate is independent from management and the company, whether the candidate has relevant business experience, the composition of the existing board, and the candidate’s existing commitments to other businesses.

The Nominating and Corporate Governance Committee seeks diversity among the directors, including diversity in professional experience, skills and industry background, as well as gender, racial/ethnic and geographic diversity. Our Corporate Governance Guidelines provide that when conducting searches for new directors, the Nominating and Corporate Governance Committee will take reasonable steps to include diverse candidates in the pool of nominees and any search firm engaged by the Nominating and Corporate Governance Committee will affirmatively be instructed to seek to include diverse candidates. In addition, all candidates must meet the requirements of our Corporate Governance Guidelines. Those requirements include:

•	broad training and experience at the policy-making level in business, government, education, technology or philanthropy;
•	expertise useful to our company and complementary to the background and experience of other board members, so that we can achieve and maintain an optimum balance in board membership;
•	high integrity, strength of character and mature judgment essential to effective decision-making;
•	devoting the time required for the work of the board and one or more of its committees. Candidates should be willing to serve on the board over a period of several years in order to develop sound knowledge of our business and principal operations;
•	no significant conflict of interest; and

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CORPORATE GOVERNANCE POLICIES AND PRACTICES	NOMINATION PROCESS

•	being at least 18 and no more than 74 years old. A candidate who has reached age 74 may be nominated for election or re-election if the Nominating and Corporate Governance Committee and our board of directors determine his or her nomination is in the best interests of our company and our shareholders. The determination will be made by a majority vote of directors not subject to the age limit.

The Nominating and Corporate Governance Committee will consider candidates for director who are recommended by shareholders. Shareholders who wish to suggest a candidate for nomination should send a written statement addressed to our Secretary at 5605 Carnegie Boulevard, Suite 500, Charlotte, North Carolina 28209. See “Shareholder Proposals” on page 63 for a description of the requirements to be followed under our bylaws in submitting a candidate and the content of the required statements.

Nomination process

The Nominating and Corporate Governance Committee annually reviews the skills of our current directors with all of the skills we have identified as necessary to maintain an attentive, high-functioning board. In connection with nomination of the slate of directors that the board of directors proposes for election by the shareholders each year, the Nominating and Corporate Governance Committee evaluates incumbent directors’ continuation on the board of directors. Before recommending a sitting director for re-election, the Committee considers whether the director’s re-election would be consistent with the criteria for board membership in our Corporate Governance Guidelines (as described above) and, the skills identified in the matrix used by the Committee (as described above), as well as prior shareholder votes for the election of the director and applicable rules and requirements of the SEC and NYSE. An individual incumbent director’s re-nomination is dependent upon a performance assessment and suitability review conducted by the Committee. The performance assessment takes into account the director’s participation in and contribution to the activities of the board. The Committee will also consider whether there is any evolving need for the addition of additional skills to the board. When the Committee identifies desirable skills that are lacking among incumbent directors, the Committee searches to identify candidates who would add the missing skills. The search includes soliciting suggestions from incumbent directors, management or others and evaluating suggestions submitted by shareholders. The Committee may also engage a third party to identify and evaluate candidates and has done so in the past.

As noted above, in addition to seeking to expand the skills of the board of directors when adding new members to the board of directors, the Committee also considers the diversity of the members of the board, including with respect to professional experience and industry background, as well as gender, racial/ethnic and geographic diversity. The Committee evaluates the candidates and if it agrees on the suitability of a candidate, the candidate is interviewed by each member of the board of directors, generally in separate meetings. The Committee may also ask the candidate to meet with management. If the Committee concludes a candidate has skills that would add value to the board and if the candidate meets all of the requirements for membership, the Committee will recommend the candidate to the full board for nomination for election or appointment (if the purpose of the search was to fill a vacancy).

In February 2022, the board of directors amended our Corporate Governance Guidelines to increase the age from 72 to 74 at which individuals would not be eligible for nomination for election or re-election as directors unless the Nominating and Corporate Governance Committee and our board of directors, by a vote of a majority of directors (not including the affected directors), specifically determine that, in light of all the circumstances, it is in the best interests of our company and our shareholders that such individuals be nominated for election or re-election. In making this determination, board of directors considered, among other things, the following:

•	The ages specified in similar policies adopted by other companies, which generally were set at greater than 72;
•	The trend toward increasing the age for such policies since the board of directors first adopted this provision of the Corporate Governance Guidelines 15 years ago;
•	The level of active involvement of directors currently at or approaching ineligibility under this provision if the specified age remained at 72;
•	The desirability of continued stability with respect to the membership of the board of directors in light of the recent change the executive leadership of the company with the departure of Marvin A. Riley as President and CEO in August 2021 and the appointment of Mr. Vaillancourt as our President and Chief Executive Officer;
•	The strategic portfolio changes underway in our company since this transition in executive leadership, including the recent acquisition of NxEdge and the disposition of the CPI business, and the complexity associated with the continued execution of that strategy; and
•	The tenure and leadership of each of the directors currently at or approaching ineligibility under this provision if the specified age remained at 72, their respective experiences, including the service by each of them as executive officers of public companies, their finance, governance and management backgrounds, and their in-depth understanding of the company.

The board believes that the continued service of each of these directors maintains a desirable level of continuity on the board of directors in light of these unique circumstances and accordingly the amendment to this provision is in the best interests of the company and its shareholders. The determination to amend the Corporate Governance Guidelines was made by a unanimous vote of our board of directors, other than Mr. Burns and Ms. Creel who each exceeded 72 years of age at the time of the amendment and who therefore recused themselves from the vote.

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CORPORATE GOVERNANCE POLICIES AND PRACTICES	DIRECTOR COMPENSATION

With respect to the nomination of Mr. van der Graaf for re-election as a director, the Nominating and Corporate Governance Committee and board of directors considered the results of the shareholder vote for his election at the 2021 annual meeting, at which approximately 78.5% of the shares voted were cast in favor of his election. The Nominating and Corporate Governance Committee and the board of directors determined that the difference between the shareholder support for the election of Mr. van der Graaf at that shareholders meeting as compared to the support for the election of the company’s other directors then elected was attributable to the withhold vote cast by the company’s largest shareholder with respect to Mr. van der Graaf. After engaging with that shareholder, we understood that its withhold vote resulted from that shareholder’s application of internal voting guidelines that attributed twice the weight to Mr. van der Graaf’s service as the chair of European public company boards of directors as compared to service on U.S. public company boards of directors, resulting in aggregate board service exceeding the level permitted under its internal guidelines since Mr. van der Graaf then served as the chair of two European public company boards of directors.

As Mr. van der Graaf currently serves on only one other public company’s board of directors as a result of the acquisition of GrandVision N.V., the Nominating and Corporate Governance Committee believes that the concern raised by that shareholder leading to its withholding support for Mr. van der Graaf at the 2021 annual meeting has now been addressed. In addition, the Nominating and Corporate Governance Committee and board of directors determined that Mr. van der Graaf is and has been very engaged in his service as a director of EnPro and brings to the board strong European and global management experience, as well as extensive experience regarding ESG matters.

Our directors share certain characteristics that we believe are critical to effective board membership. They include sound and mature business judgment and critical thinking skills essential to intelligent decision-making, experience in policy making and risk assessment, integrity and honesty, and the ability to collaborate effectively. These characteristics, and the specific experiences and qualifications noted in the biographies found in the section headed “Nominees for Election” support the board’s nomination for election of each of these individuals.

Communications with the board

Shareholders and other interested parties can communicate with our board in various ways. They may write the board at 5605 Carnegie Boulevard, Suite 500, Charlotte, North Carolina 28209; they may contact the board anonymously and confidentially through our EnTegrity Assistance Line; and they may attend our annual shareholders meeting, where they will have the opportunity to speak with members of our board.

Letters to the board should be addressed in care of our Secretary, who the board has authorized to receive and process written correspondence. He will direct correspondence about issues within the board’s scope of responsibility directly to the Chairman and to the chairman of any committee to which the correspondence relates. Customer complaints and other correspondence about ordinary business matters are sent directly to the applicable business. Correspondence of other types is not forwarded to the board but held by the Secretary and made available to any director who wishes to see it.

Shareholders and other interested parties who wish to send anonymous and confidential correspondence to the board may do so through our EnTegrity Assistance Line. The line is staffed by an independent third party who is responsible for receiving and forwarding messages submitted on the line. Instructions for using the line are available under the “EnTegrity Assistance Line” link accessed from the “Governance” link, which is accessed from the “For Investors” link on our website at www.enproindustries. com. Items addressed to the board of directors are forwarded to the Chairman of the Audit and Risk Management Committee, a non-management director. Items not addressed specifically to the board of directors are forwarded to our Director of Internal Audit, who reports directly to the Audit and Risk Management Committee and is a member of our internal Corporate Compliance Committee. The Director of Internal Audit periodically updates the Audit and Risk Management Committee about the investigation and resolution of all reports alleging financial and other types of misconduct.

Director compensation

Our non-employee directors received the following compensation for 2021:

•	an annual cash retainer of $90,000, paid in quarterly installments; and
•	an annual grant of shares or, if a director so elects, phantom shares equal in value to approximately $110,000.

Additional cash compensation is paid to:

•	the chairman of our Compensation and Human Resources Committee, who received an annual fee of $15,000;
•	the chairman of our Audit and Risk Management Committee, who received an annual fee of $20,000;
•	the chairman of our Nominating and Corporate Governance Committee, who received an annual fee of $10,000; and
•	our Chairman, who received an additional fee at an annual rate of $80,000.

Compensation is prorated for service in any of these capacities for a portion of the year. In addition, each director may be granted shares, or phantom shares if elected by the director, upon his or her initial election to the board. The amount of such an award is determined by the Nominating and Corporate Governance Committee and has generally been based on the number of days remaining in the year that the director is elected.

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CORPORATE GOVERNANCE POLICIES AND PRACTICES	DIRECTOR COMPENSATION

Employee directors receive no compensation for serving on our board.

We periodically review benchmarking studies to evaluate the amount and form of compensation paid to non-employee directors relative to the compensation paid to non-employee directors of peer companies. We believe that the compensation paid to our non-employee directors is reasonable.

Non-employee directors are generally granted fully-vested shares, or phantom shares if elected by the director, at the first meeting of the Compensation and Human Resources Committee each year. Phantom shares are fully vested when awarded and are paid in shares of common stock when a director ceases his or her service on the board.

Board members are required to own the company’s stock. Each director has five years from the date he or she joins the board to accumulate EnPro shares equal in value to at least five times the annual cash retainer paid to directors. Phantom shares count toward this requirement. We examine compliance with this policy each February. As of February 16, 2022, all of the directors who have served for five years complied with this requirement.

A Deferred Compensation Plan allows non-employee directors to defer receipt of all or part of the cash portion of their annual retainer fees. The deferred portions of the fees can be directed to a cash account or a stock account. Fees deferred into a cash account are credited with a return based on an investment option chosen by the director from those available under our Retirement Savings Plan for Salaried Employees (excluding our common stock). Fees deferred into a stock account are credited with stock units, each equal in value to the fair market value of one share of our common stock on a given date. All amounts deferred are payable after a director ceases his or her service on the board. As of December 31, 2021, the following directors had deferred compensation balances under the plan: Mr. Botts, 2,869 stock units; Mr. Brueck, 9,711 stock units; Mr. Hauser, $2,163,522 and 8,292 stock units; and Mr. Humphrey, 6,410 stock units.

The following table presents the compensation we paid to all non-employee directors for their service in 2021.

2021 Non-Employee Director Compensation

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
(a)	(b)	(c)	(g)	(h)

Thomas M. Botts	105,000	106,713	15,473	227,186
Felix M. Brueck	90,000	106,713	12,367	209,080
B. Bernard Burns, Jr.	110,000	106,713	18,315	235,028
Diane C. Creel	90,000	106,713	21,343	218,056
Adele M. Gulfo	90,000	106,713	4,249	200,962
David L. Hauser	192,343	106,713	30,755	329,811
John Humphrey	90,000	106,713	9,145	205,858
Judith A. Reinsdorf	30,000	36,577	191	66,768
Kees van der Graaf	90,000	106,713	15,009	211,722

(1)	Messrs. Hauser and Humphrey deferred $12,343 and $90,000, respectively, of the fees earned in 2021 pursuant to our Deferred Compensation Plan for Non-Employee Directors. Of these amounts, Mr. Humphrey each elected to defer $90,000 into a stock account and, as a result, an aggregate of 958 stock units were credited to him under our Deferred Compensation Plan for Non-Employee Directors. The grant date fair value of such stock units is equal to the dollar amount of the fees deferred into the stock account. Mr. Hauser elected to defer $12,343 into a cash account.
(2)	On February 16, 2021, each director then serving as a non-employee member of the board received a grant of 1,432 shares, or at the director’s election 1,432 phantom shares to be settled in shares of common stock. In determining the number of shares (or phantom shares) to be awarded, we used the average closing price of our common stock for the 20 trading days ending on the trading day immediately preceding February 16, 2021, which was $76.82 per share. The dollar amount presented in the table reflects the closing price of our common stock on February 16, 2021, which was $74.52 per share. Upon the company’s payment of dividends on shares of its common stock, non-employee directors who elected to receive phantom shares, or who received phantom shares in the past, receive phantom shares as dividend equivalents with respect to both the phantom shares awarded to such directors in consideration for their service and the phantom shares credited to the account of directors who have elected to defer receipt of cash compensation under our Deferred Compensation Plan for Non-Employee Directors. As of December 31, 2021, the non-employee directors held the following numbers of phantom shares, including phantom shares to be settled in cash:

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CORPORATE GOVERNANCE POLICIES AND PRACTICES	DIRECTOR COMPENSATION

Director	Number of Phantom Shares

Thomas M. Botts	14,412
Felix M. Brueck	11,536
B. Bernard Burns, Jr.	17,066
Diane C. Creel	21,036
Adele M. Gulfo	3,928
David L. Hauser	28,759
John Humphrey	8,601
Judith A. Reinsdorf	429
Kees van der Graaf	16,244

(3)	Such amounts equal the aggregate grant date fair value of phantom shares to be settled in shares of common stock issued pursuant to the dividend equivalent rights provisions of previously granted awards of phantom shares to be settled in shares of common stock with respect to dividends paid on our common stock in 2021. The grant date fair value of each such dividend equivalent issuance is equal (subject to rounding of the number of phantom shares issued) to the cash dividend payable on the number of shares of our common stock equal to such director’s aggregate number of phantom shares to be settled in shares of common stock held as of the record date for the payment of such dividend.

There have been no changes to the compensation of non-employee directors for 2022.

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Audit Committee report

The Audit Committee oversees the quality and integrity of our financial reporting processes and our internal accounting controls. Management prepares our financial statements and establishes and maintains adequate internal control over financial reporting. The independent registered public accounting firm performs an independent integrated audit of those financial statements and the effectiveness of our internal control over financial reporting.

The Audit Committee has met and discussed with management and PricewaterhouseCoopers LLP, our independent registered public accounting firm, our audited 2021 consolidated financial statements and our internal control over financial reporting, and has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. In meeting with the Audit Committee, management informed the committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles and that our internal control over financial reporting was effective as of December 31, 2021. The Audit Committee reviewed and discussed the consolidated financial statements and our system of internal control over financial reporting with management and PricewaterhouseCoopers LLP.

In addition, the Audit Committee:

•	discussed with PricewaterhouseCoopers LLP Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board,
•	received the written disclosures and the letter from PricewaterhouseCoopers LLP relating to the firm’s independence required by Public Company Accounting Oversight Board Rule 3526, Communication with Audit Committees Concerning Independence, and
•	confirmed with PricewaterhouseCoopers LLP the firm’s independence from us.

The Audit Committee also discussed with our internal auditors and PricewaterhouseCoopers LLP the overall scope and plans for their respective 2021 audits. With and without the presence of management, the Audit Committee met with the internal auditors and PricewaterhouseCoopers LLP to discuss the results of their examinations, the evaluations of our internal control over financial reporting, and the overall quality of our financial reporting.

Relying on its discussions with management and PricewaterhouseCoopers LLP and its review of management’s representation and the report of PricewaterhouseCoopers LLP to it, the Audit Committee recommended that the board of directors include our audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2021 to be filed with the SEC.

Audit and Risk Management Committee

Thomas M. Botts
Felix M. Brueck
B. Bernard Burns, Jr.
Diane C. Creel
Adele M. Gulfo
David L. Hauser
John Humphrey
Judith A. Reinsdorf
Kees van der Graaf

February 15, 2022

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Proposal 2 — Advisory vote approving executive compensation

(Item 2 on the proxy card)

The EnPro board of directors provides our shareholders with the opportunity to cast an annual advisory vote on the compensation paid to our named executive officers. Their compensation is reported in our proxy statement for the annual meeting of shareholders. To provide this opportunity to our shareholders, we will present the following resolution to the shareholders at the annual meeting:

“Resolved, that the shareholders hereby approve, on an advisory basis, the compensation paid to the company’s named executive officers as disclosed, pursuant to Item 402 of Regulation S-K of the Securities and Exchange Commission, in the company’s proxy statement for the 2022 annual meeting of shareholders.”

This vote does not bind the company. However, the board of directors and the Compensation and Human Resources Committee, which is composed only of independent directors, expect to take into account the outcome of the vote when considering future executive compensation decisions.

As we describe in detail below under “Compensation discussion and analysis,” we design our executive officer compensation programs to attract, motivate, and retain the key executives who drive our success. Our objective is to establish pay practices that reward them for superior performance and align their interests as managers of our company with the long-term interests of our shareholders.

We achieve our objectives through compensation that:

•	is tied to business performance. A substantial portion of each executive officer’s total compensation opportunity is based on our financial results—disappointing performance results in little or no payout while superior performance leads to superior payouts—and the portion compensation based on our financial performance increases with the officer’s level of responsibility;
•	is significantly stock-based. Stock-based compensation ensures our executives and our shareholders have common interests;
•	enhances retention of our executives—much of their total compensation vests over several years;
•	links a significant portion of their total pay to the execution of strategies intended to create long-term shareholder value;
•	does not encourage our executives to take unnecessary or excessive risks; and
•	enables us to compete effectively for talented individuals who will help us successfully execute our business plan.

In structuring annual and long-term incentive compensation opportunities, we select performance measures that we believe significantly drive the value of our company. For 2021 we selected a combination of incentive performance measures that focus on driving operating earnings and rewarding the appropriate use of capital, and include a relative shareholder return measure to evaluate our performance relative to a peer group. We set goals against these measures and make little or no payment for poor performance against our goals, though our executives can earn significant payment relative to their salary levels for superior performance against them. In 2021, we made awards of stock options and restricted stock units that become exercisable or vest in equal annual installments generally over three years, both to encourage retention and to provide an incentive for performance to increase the value of our shares.

We believe our compensation structure aligns with the interests of our shareholders and resulted in payment commensurate with our performance.

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PROPOSAL 2 — ADVISORY VOTE APPROVING EXECUTIVE COMPENSATION

We routinely engage with our shareholders

Throughout the course of each year, we speak with numerous shareholders, including frequent conversations with many of our largest shareholders. These conversations cover a wide range of topics, including our strategic direction, financial performance, future growth opportunities, capital allocation strategy, business continuity, environmental, social and governance initiatives, management succession and compensation practices. During these conversations in 2021, our shareholders noted support for our performance-driven agenda and policies, including our compensation practices. We communicate investor feedback on our compensation practices to the Compensation and Human Resources Committee and take shareholder views into account as we seek to align our policies and practices with their interests.

We employ best practices in executive compensation

•	We balance short-term and long-term compensation to discourage short-term risk taking at the expense of long-term results.
•	We align the interests of our executive officers with the interests of our shareholders. We require our officers to own and retain meaningful amounts of stock and to increase their ownership as their levels of responsibility increase.
•	Our Compensation and Human Resources Committee relies on an independent executive compensation consultant to evaluate our compensation plans. The consultant reports directly to the committee and provides no other services to our company.
•	We provide only minimal perquisites.
•	We generally make compensation decisions and grant equity and other compensation awards only on an annual basis, with interim adjustments and awards only in unusual circumstances, such as in connection with a material change in an executive officer’s responsibilities.
•	Our policies prohibit executives from hedging ownership of EnPro stock and from pledging of EnPro stock.
•	Our clawback policy entitles us to recover performance-based compensation from any executive officer whose fraud or willful misconduct requires a material restatement of our financial results.

We encourage our shareholders to read the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure included in this proxy statement.

The board of directors unanimously recommends that you vote FOR the adoption of the resolution approving, on an advisory basis, the compensation paid to our named executive officers as disclosed in this proxy statement.

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Compensation and Human Resources Committee report on executive compensation

The Compensation and Human Resources Committee develops and oversees the implementation of our compensation philosophy and strategy. The committee assists the board of directors by monitoring the appropriateness and cost of our compensation and benefit programs, particularly for the CEO and the other senior executives.

The section entitled “Compensation Discussion and Analysis” explains the material elements of our compensation program and provides an analysis of the material factors underlying the committee’s compensation policies and decisions. The committee has reviewed and discussed the section with management, and recommended to our board of directors that it be included in this proxy statement and in our Annual Report on Form 10-K for the year ended December 31, 2021.

Compensation and Human Resources Committee

Thomas M. Botts
Felix M. Brueck
B. Bernard Burns, Jr.
Diane C. Creel
Adele M. Gulfo
David L. Hauser
John Humphrey
Judith A. Reinsdorf
Kees van der Graaf

February 15, 2022

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Compensation discussion and analysis

This Compensation Discussion and Analysis describes our compensation philosophy and the key criteria the Compensation and Human Resources Committee (which we refer to in this “Compensation Discussion and Analysis” section as the “Committee”) uses to set compensation levels, determine actual compensation, and establish future compensation opportunities for our executives. In implementing the 2021 executive compensation program, the Committee considered last year’s say-on-pay vote, shareholder feedback, and advice from the Committee’s independent compensation consultant.

Our named executive officers

Our named executive officers, or NEOs, for 2021 are:

Eric A. Vaillancourt,

President and Chief Executive Officer (and principal executive officer)

J. Milton Childress II,

Executive Vice President and Chief Financial Officer (and principal financial officer)

Robert S. McLean,

Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

Susan E. Sweeney,

Former Senior Vice President and Chief Human Resources Officer

Steven R. Bower,

Senior Vice President, Controller and Chief Accounting Officer

Marvin A. Riley,

Former President and Chief Executive Officer

Executive summary

The Committee and our board of directors determine executive compensation based on a comprehensive view of factors designed to produce long-term business success. The objectives of our executive officer compensation programs are to attract, motivate and retain key executives who will drive our success. Our pay practices reward these executives for superior performance and align their interests with the long-term interests of our shareholders.

Summary of business highlights

2021: A transformational year for EnPro. In 2021, we continued successfully on a path to transform our business despite ongoing challenges as the COVID-19 pandemic entered a second year. We further executed on our portfolio reshaping efforts by divesting two businesses that did not meet our long-term growth or cash flow return on investment metrics. We continued to invest in our best growth opportunities, expanded our position in the semiconductor market with the acquisition of NxEdge and remained focused on the safety, development and growth of our colleagues.

We are a leading industrial technology company that focuses on unique applications that serve a diverse set of faster-growing end markets. Many of our products and services offer sustainable environmental, safety and reliability attributes that our customers greatly value. We focus on:

•   Unique, high-margin products and services that offer competitive differentiation and application engineering expertise.

•   A strong aftermarket for many of our products and services that deliver consistent and reliable revenue streams and less cyclicality in faster growing markets globally. Many of our products and services offer environmental and safety benefits in harsh environments.

•   Leveraging the EnPro Capability Center and supply chain discipline to increase margins, ensure product quality and availability with a focus on cash flow return on investment

•   Maximizing long-term shareholder returns through commitment to disciplined capital allocation, sustainable and expanding margins and above-average revenue growth

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COMPENSATION DISCUSSION AND ANALYSIS	EXECUTIVE SUMMARY-SUMMARY OF BUSINESS HIGHLIGHTS

We continued to take transformative actions in 2021 to reposition our portfolio toward less cyclical businesses that serve faster growing markets and generate higher returns on invested capital. Our portfolio reshaping strategy began with the completion of the sale of Fairbanks Morse in January 2020 and continued throughout 2020 with divestitures and product line rationalizations focused on improving profitability and returns in our Sealing Technologies and Engineered Materials segments. We continued these efforts in 2021 with the sale of our Polymer Components product lines, within our Sealing Technologies segment, and the divestiture of CPI, within our Engineered Materials segment.

In February 2021, we completed the realignment our businesses into three new reportable segments: Sealing Technologies, Advanced Surface Technologies and Engineered Materials. Sealing Technologies is comprised of our Garlock, Stemco and Technetics businesses. Advanced Surface Technologies is made up of Technetics Semi, LeanTeq, Alluxa and our newly acquired NxEdge businesses. Engineered Materials is comprised of GGB and GPT.

In March 2021, we implemented a new global brand, to better articulate our portfolio of high-margin growing businesses and unique culture of collaboration and development. This action furthered identity and purpose within our organization.

Acquisitions. In December 2021, we completed the acquisition of NxEdge, a leading provider of advanced manufacturing, cleaning, coating and refurbishment products and services serving the global semiconductor market. With the addition of NxEdge, our Advanced Surface Technologies segment offers global customers a portfolio of cutting-edge products and services in a diverse group of end-markets, most notably, semiconductor.

Divestitures. In September 2021, we completed the divestiture of our polymer components business. Headquartered in Houston, Texas, the polymer components business unit was part of our Sealing Technologies segment, with annual revenue approximating $40 million.

In December 2021, we completed the divestiture of CPI. CPI, which was held in our Engineered Materials segment, is a leading provider of products and services for reciprocating compressors primarily serving the global petrochemical and oil & gas markets. Following the sale, we have only marginal exposure to oil and gas markets in our existing portfolio.

Financial highlights. Sales increased 14% organically in 2021, as markets recovered from the pandemic lows of 2020; with some end-markets, such as semiconductor, food & pharma, general industrial and power generation showing strong growth, with some markets, such as aerospace and automotive, remaining tepid. In 2021, our adjusted EBITDA margin expanded by 260 basis points to 18.3% driven by continued portfolio reshaping toward our most profitable, dynamic business, cost discipline in a volatile raw material environment and solid organic sales growth.

The EnPro Operating System and capability center. We continue to leverage our Operating System to drive continuous improvement across the enterprise and increase shareholder value. Our Operating System is designed to deploy capabilities to improve productivity, efficiency, and innovation as well as drive increased margins and cash flow return on investment. It is based on lean manufacturing concepts to create value by maintaining world-class standards, empowering every employee to continually learn and adopt an ownership-based mentality, and instilling a desire to learn from others, contribute to others, and ensure company-wide commitment and accountability. At the center of our Operating System is our capability center, which is composed of functional experts across a variety of disciplines, including commercial excellence, data science, acquisition integration, automation, supply chain and lean manufacturing. The capability center deploys internal experts in their fields throughout the entire organization to share deep knowledge, expertise, and best practices. This collaborative approach to problem solving and continuous improvement is now fully integrated from the C-suite all the way to the shop floor.

Sustainability. At EnPro, we believe our enduring commitment to sustainability will create long-term value for our stakeholders and position our business for success in the future. Sustainability is woven deeply into the fabric of our company, including within our talent strategy as well as our commitment to physical health, mental health, and safety, which encompasses the extraordinary actions we took to protect the health and well-being of our colleagues during the COVID-19 pandemic. Our approach to sustainability is based on engaging team members across departments and finding collaborative ways to achieve our high standards for environmental, social, and governance excellence—all guided by our core values of Safety, Excellence, and Respect.

Sustainability is also woven into our portfolio strategy. We have divested certain carbon-intensive lines of business and selectively disengaged with market sectors that are highly carbon-intensive. We have acquired businesses that are less carbon intensive and sell into less carbon-intensive markets, with a firm focus on safeguarding critical environments and providing products and services that protect local process environments from harsh contaminants. We are committed to diligently exploring all opportunities to reduce our energy usage and minimizing the resulting greenhouse gas emissions wherever economically and technically feasible. Many of our products, such as gaskets and seals, protect our environment by helping to contain and prevent the release of harmful substances. We also design, manufacture and sell numerous products that support the supply of electricity from sustainable sources, including seals for nuclear power plants and bearings that enable wind and solar power.

We plan to issue our next sustainability report in 2023; following the distribution of our inaugural sustainability report in May 2021. Our sustainability reports highlight the ways our company cares for the people who work with us, the communities in which we operate, and the planet we all live on. We monitor data from our global facilities and seek to improve our energy usage, greenhouse gas emissions, water usage, and waste generation. Through 2021, we continued measuring our baseline emissions company-wide. In addition, we further expanded our diversity and inclusion efforts to further our already firm foundation of measurement and improvement of these important metrics throughout our organization.

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COMPENSATION DISCUSSION AND ANALYSIS	EXECUTIVE SUMMARY-SHAREHOLDER ENGAGEMENT

Continued COVID-19 response. Throughout 2021, we continued our firm protocols to ensure the safety and wellbeing of our colleagues amidst a continuation of regional COVID-19 safety and testing protocols, including mask protocols. Where possible, we encouraged vaccination for our colleagues and encouraged physical distancing and reporting processes throughout each of our businesses.

Dividends and share repurchases. In 2021, we paid quarterly dividends to shareholders of $0.27 per share, representing a 4% increase over per share dividend payments in 2020. We regularly evaluate our capital allocation strategy based on company performance and anticipated capital requirements for growth, and we will continue this practice in 2022. We did not repurchase shares in 2021; instead, we chose to execute on our organic and inorganic growth initiatives.

Shareholder engagement

Throughout the course of each year, we speak with numerous shareholders, including frequent conversations with many of our largest shareholders. These conversations cover a wide range of topics, including our strategic direction, financial performance, future growth opportunities, capital allocation strategy, business continuity, environmental, social and governance initiatives, management succession and compensation practices. During these conversations in 2021, our shareholders noted support for our performance-driven agenda and policies, including our compensation practices. We communicate investor feedback on our compensation practices to the Committee and take shareholder views into account as we seek to align our policies and practices with their interests.

At our 2021 annual meeting, we asked our shareholders to support a non-binding resolution to approve the compensation paid to our named executive officers as reported in our proxy statement for that meeting. Of the shares voted “for” or “against” that proposal, approximately 92% of the shares were voted “for” approval of that resolution. The Committee typically establishes incentive compensation opportunities each February. While the May 2021 shareholder vote occurred after the structure for the 2021 compensation awards had been set by the Committee, the 2021 shareholder vote was considered by the Committee in determining the compensation program for 2022.

2021 executive compensation decisions at a glance

In 2021, the Committee took several actions to adjust Mr. Vaillancourt’s compensation to reflect his increased responsibilities. Upon his appointment as Interim President and Chief Executive Officer on August 2, 2021, the Committee increased his annual salary rate from $412,000 to $600,000 and adjusted his 2021 annual cash incentive award opportunity under our annual cash performance plan, to be based on 100% of his annual salary rate at the target level of performance and the results of operations of EnPro on a consolidated basis, with a payout opportunity at 200% upon achievement of the maximum level of performance, prorated for the period of his service after his appointment to those positions (with his annual cash incentive award for his service as President of the Sealing Technologies segment to be based on his prior target and maximum award opportunities and prorated to exclude his period of service after August 2, 2021). Upon his appointment as President and Chief Executive Officer on November 28, 2021, the Committee increased his annual salary rate to $800,000 and, in recognition of his increased responsibilities, including from his appointment of Interim President and Chief Executive Officer, increased the amounts of his long-term incentive compensation and aligned such awards, to the extent practical, to the terms of the respective form of awards made to him and the other NEOs as part of the annual award cycle in February 2021.

In 2021, with the exception of the special actions taken to address Mr. Vaillancourt’s increased responsibilities, the Committee continued its executive compensation program, with annual salary adjustments and annual incentive and long-term compensation awards similar to the program for incentive compensation that it first implemented in 2020. The Committee adjusted the annual salary rates of the other named executive officers employed throughout 2021 from the levels paid in 2020 by an average of 6.5%, with individual increases ranging from 3.0% to 10.7%. For the awards made in 2021 under our annual incentive compensation plan, the Committee selected adjusted EBITDA and cash flow return on operating capital (“Cash Flow ROIC”) as the equally weighted performance measures. Cash Flow ROIC is calculated in a manner similar to the adjusted return on invested capital performance measure the Committee had selected as a performance measure for the three years prior to 2020, with the addition that the amount of capital expenditures and the change in average net working capital for the trailing twelve months are subtracted from the numerator. The Committee believes this measure places greater emphasis on cash flow and exercising capital discipline and working capital management, consistent with our corporate strategy to focus on improving cash flow of our existing businesses and reshaping our portfolio of businesses with a focus on owning businesses that are aligned with secular growth trends, enjoy high recurring revenue and margins, and have low capital intensity. These performance measures were selected also to focus operators on assets they can control—working capital and capital expenditures and earnings on those assets.

The following chart shows our actual payout performance level against the target level of performance for these awards (target level being reflected at 100%) and the resulting payout level against the target payout level. We achieved adjusted EBITDA at a level that exceeded the maximum performance level for that performance measure as a result of strong performance across most of our businesses, reflecting continued growth in our Advanced Surface Technologies segment, efficiency gains in our Sealing Technologies segment, the benefits of prior-period portfolio reshaping, responsive pricing action, which largely offset material cost increases, and a stronger than expected rebound from the COVID-19 lows of 2020. We achieved a Cash Flow ROIC that exceeded the maximum level for that performance measure. This performance resulted primarily from above-target earnings and secondarily from our focused and disciplined cash management throughout the year.

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COMPENSATION DISCUSSION AND ANALYSIS	EXECUTIVE SUMMARY-2021 EXECUTIVE COMPENSATION DECISIONS AT A GLANCE

For the long-term compensation awards made as part of the annual compensation review in February 2021, the Committee granted a mixture of time-vesting restricted stock units, stock options and Performance Share Awards (LTIP awards denominated in share units and payable in cash), with the value of the awards allocated 40% to restricted stock units, 30% to stock options and 30% to Performance Share Awards. The Committee granted additional awards to Mr. Vaillancourt in November 2021 with the same relative allocation.

In February 2021, the Committee determined to substantially increase long-term compensation awards as a proportion of the NEOs’ total compensation to provide additional retention incentive and to reward exceptional efforts to successfully navigate the challenges of the COVID-19 pandemic while effecting strategic portfolio-reshaping transactions, including the acquisition of Alluxa and dispositions in the Sealing Technologies and Engineered Materials segments, with the recognition that payouts under certain of the previously granted LTIP awards were adversely affected by the Company’s subsequent portfolio-shaping transactions. The Committee viewed this increase in long-term compensation awards as being limited to awards made at that time, with the expectation to thereafter provide long-term compensation awards at a proportionate level generally consistent with the Committee’s prior practices.

The restricted stock unit awards generally vest in equal annual installments, subject to continued employment, over three years (with the restricted stock units awarded to Mr. Vaillancourt in November 2021 vesting on the same dates as the awards granted in February 2021). The stock options become exercisable in equal annual installments, subject to continued employment, over three years (with the stock options awarded to Mr. Vaillancourt in November 2021 vesting on the same dates as the awards granted in February 2021). The stock options have a term of 10 years from the date of grant with earlier termination in connection with a termination of employment, other than retirement (in which case the options continue to become exercisable based on the vesting schedule). The Committee authorized the award of the stock options at its meeting in February 2021, but deferred the grant of the stock options until the second trading day after the company’s public announcement of our 2021 financial results, with the per share exercise price being set at the closing price per share of our common stock on the NYSE on that second trading day. For the stock options awarded to Mr. Vaillancourt in November 2021, the exercise price per share was the closing price per share of our common stock on the NYSE on the trading day immediately preceding the date of grant because the stock options were awarded on a day that was not a trading day.

The payout amount for the Performance Share Awards is based on our total shareholder return compared to the same measure of the S&P SmallCap 600 Capital Goods (Industry Group) Index measured over a three-year performance cycle (rTSR). EnPro is one of the companies included in this index. There are no payouts if our rTSR is below the 25th percentile, with payouts at 50% of the target payout if our rTSR is at the 25th percentile, 100% of the target payout if our rTSR is at the 50th percentile, and 200% of the target payout if our rTSR equals or exceeds the 75th percentile, with payouts interpolated for rTSR levels between these points and payout capped at 100% of the target payout level if total shareholder return over the period is negative. The Performance Share Award amounts are denominated in shares of our common stock. For payout, the amounts with respect to share units earned under a Performance Share Award are to be converted to cash based the average fair market value per share of our common stock over the 20 business days preceding the date the Committee certifies the achievement of the performance level with respect to the Performance Share Award. In light of our plan for the strategic transformation of EnPro, the Committee continued the use of rTSR as a performance measure for the Performance Share Awards granted in 2021 to focus senior teams on the share value impact of all decisions, and align the management experience with the share value experience of shareholders, as compared to the share performance of the peer group. For the Performance Share Awards granted in February 2021, the performance cycle is the three-year period ending December 31, 2023. The Committee determined to use the three-year period ending December 31, 2024 as the performance period for these additional Performance Share Awards granted to Mr. Vaillancourt.

2022 PROXY STATEMENT    |    35    |     ENPRO INDUSTRIES, INC.

COMPENSATION DISCUSSION AND ANALYSIS	EXECUTIVE SUMMARY-2021 EXECUTIVE COMPENSATION DECISIONS AT A GLANCE

The Committee elected to award stock options to better align the compensation of the executive officers with shareholder interests and to incentivize the executive officers to shape the company’s portfolio of businesses and to operate the businesses in a way that results in long-term share appreciation. The Committee decided to award restricted stock units to further align the compensation of the executive officers with shareholder interests and to provide an incentive for retention. The pro rata vesting of the restricted stock awards aligns with the vesting practice of the majority of our peer companies. The Committee determined that the Performance Share Awards should be payable in cash to retain a cash component of long-term compensation consistent with its prior practices, and, because the Performance Share Awards are denominated as performance share units, the amount of any payout will depend on the value of our common stock at that time. The Committee believes this long-term executive compensation structure aligns with the company’s long-term business strategy and aligns and focuses our senior teams on the share-value impact of all decisions, including capital deployment, dispositions and acquisitions, and encourages agile decision-making not influenced by the pursuit of metrics established at the beginning of the performance period that might become outdated and could fail to incentivize appropriate value creation by the end of the respective three-year performance period.

In connection with Mr. Riley’s cessation of service as our President and Chief Executive Officer on August 2, 2021, we entered into a letter agreement (the “Separation Letter”) providing that he will be eligible to receive the severance benefits applicable upon a termination other than for cause under our Senior Officer Severance Plan for the position of President and Chief Executive Officer (generally two times base salary, a prorated annual bonus based on the level of company performance in 2021, prorated vesting of outstanding performance-based long-term incentive awards (cash and performance share units) based on the level of achievement in the applicable three-year performance period, the right to exercise vested stock options for up to 24 months following his date of termination, COBRA premium payments and outplacement services), as well as continued access to the company’s office space in Washington D.C. through July 31, 2022. These entitlements were conditioned on, among other things, Mr. Riley’s execution and non-revocation of a release of claims and compliance with the terms of the Separation Letter and his restrictive covenant agreement with the Company (other than the noncompetition covenant). In connection with Mr. Riley’s cessation of service, all unvested stock options and restricted stock units that had been awarded to him were forfeited, while LTIP awards will pay out based on performance over the relevant period, prorated for Mr. Riley’s period of service during the performance period.

In February 2019, executive officers were granted LTIP awards payable in stock and LTIP awards payable in cash for the three- year performance cycle that ended on December 31, 2021. The performance measure for the LTIP awards payable in cash was adjusted return on invested capital that includes goodwill and other intangible assets. The performance measure for the LTIP awards payable in stock was rTSR. These performance measures are described in greater detail on page 43. In 2020, the Committee adjusted the LTIP awards payable in cash into two periods in order to take account of the sale of our Fairbanks Morse division, which was a significant part of our portfolio at the time that the sale was completed in January 2020, and to account for the impact of that transaction on adjusted return on invested capital. In February 2022, the Committee certified the level of performance with respect to the LTIP awards made in February 2019, as so adjusted.

The following chart illustrates the actual performance level as a percentage of target (weighted for the LTIP awards payable in cash between the two performance cycles) and payout level relative to the respective target levels (shown at 100%) of the LTIP awards for the 2019-2021 performance cycle made to the executive officers. Performance on the rTSR measure for LTIP awards payable in stock was between the target and maximum level resulting in payout at 125% of the target level and performance on the measure for LTIP awards payable in cash was at the target level for the one-year cycle ended December 31, 2019 and below the threshold level for the two-year cycle ended December 31, 2021, resulting in a 33% payout.

2022 PROXY STATEMENT    |    36    |     ENPRO INDUSTRIES, INC.

COMPENSATION DISCUSSION AND ANALYSIS	EXECUTIVE SUMMARY-2021 EXECUTIVE COMPENSATION DECISIONS AT A GLANCE

Changes for 2022

For the annual long-term compensation awards granted in February 2022, the Committee granted to executive officers time- vesting restricted stock units, stock options and Performance Share Awards at levels generally proportionate with its historical practices, and not at the enhanced levels of the awards granted in 2021.

Best compensation practices and policies

The following table highlights key features of our executive compensation program. We also identify certain compensation practices that the Committee has not implemented because it does not believe they would serve our shareholders’ long-term interests.

What we do
✓	We make variable, performance-based compensation a significant component of each executive officer’s total compensation and increase the proportion of variable compensation to total compensation as levels of responsibility increase.
✓	We balance short-term and long-term compensation to discourage short-term risk-taking at the expense of improvement in long-term results.
✓	Our 2021 long-term compensation awards are all stock based with awards either being settled in shares of our stock or being paid based on the value of our stock to align with long-term shareholder interests.
✓	We require meaningful stock ownership and retention at levels that increase with responsibility.
✓	We use a performance measure relative to the performance for comparable companies for long-term incentive awards.
✓	The Committee uses an independent executive compensation consultant, which reports directly to the Committee and does not provide any other services to our company.
✓	We have a clawback policy for the recovery of performance-based compensation in the event of executive officer misconduct related to our financial results.
What we don’t do
X	We do not have employment agreements with any executive officers.
X	We do not permit pledging of, or hedging transactions on, our stock.
X	We do not fully vest time-based equity awards in less than three years.
X	We do not re-price stock options without shareholder approval or permit discounted stock options.

What guides our executive compensation program

The objectives of our executive officer compensation programs are to attract, motivate and retain key executives who will drive our success. Our pay practices reward these executives for superior performance and align their interests with the long-term interests of our shareholders.

We achieve our objectives through compensation that:

•	is tied to business performance. A substantial portion of each executive officer’s total compensation opportunity is based on our financial results—disappointing performance results in little or no payout while superior performance leads to superior payouts—and the portion of compensation based on our financial performance increases with the officer’s level of responsibility;
•	is significantly stock-based. Stock-based compensation ensures our executives and our shareholders have common interests;
•	enhances retention of our executives. Much of their total compensation vests over several years;
•	links a significant portion of their total pay to the execution of strategies intended to create long-term shareholder value;
•	enables us to compete effectively for talented individuals who will help us successfully execute our business plan; and
•	does not encourage our executives to take unnecessary or excessive risks.

2022 PROXY STATEMENT    |    37    |     ENPRO INDUSTRIES, INC.

COMPENSATION DISCUSSION AND ANALYSIS	WHAT GUIDES OUR EXECUTIVE COMPENSATION PROGRAM

To design an executive compensation program that is in line with these policies, the Committee considered:

•	the executive compensation and market competitiveness studies described below;
•	internal pay fairness;
•	comprehensive compensation histories for each of our executive officers which include each element of compensation and benefits (salary, incentive awards, equity grants, retirement benefits, and possible severance or change in control payments);
•	the impact of tax and accounting rules;
•	whether the structure of our compensation programs creates an incentive for taking excessive risk; and
•	trends affecting the company’s markets.

Key elements of compensation

The following table summarizes the key elements of our 2021 executive compensation program.

Compensation Element		Rationale	Key Characteristics
SHORT-TERM	Base Salary	To compensate the executive fairly and equitably compared to his or her external market peers.	Fixed compensation that is reviewed annually.
	Annual Performance- Based Incentive Awards	To align executives’ decisions with annual adjusted EBITDA performance and cash flow and ensure effective capital deployment and working capital management objectives.

Variable compensation component; based on pre-established company goals relating to Adjusted EBITDA and Cash Flow Return on Operating Capital (Cash Flow ROIC).

Corporate executives are measured against companywide achievement.

LONG-TERM	Long-Term Awards	To align executives with shareholder interests, to reinforce, incentivize and reward long-term value creation, and to provide a retention incentive.	Variable compensation component. Reviewed and granted annually.
	Performance Share Awards (30% of LTI)	To motivate executives by linking incentives to our relative total shareholder return driving effective decision making and reinforcing the link between our executive officers and our shareholders.	Grants based on our three-year rTSR, which measures performance relative to peers. The Performance Share Awards are denominated as stock units, with the amount of stock units earned being based on our three-year rTSR and the amount of the resulting cash payout being based on the fair market value of our common stock after the end of the three-year period.
	Stock Options (30% of LTI)	To incent and reward performance that results in stock price growth and to provide for retention.	The stock options vest and become exercisable, subject to continued employment, in equal installments on the first, second and third anniversaries, with a per share exercise price equal to the closing stock price on the date of the grant. Vested options expire if not exercised within 10 years from the date of grant with earlier termination in connection with a termination of employment, other than retirement (in which case the options continue to become exercisable based on the vesting schedule). No vesting upon a change in control if the awards are assumed by the acquirer.
	Restricted Stock Units (40% of LTI)	To motivate the appropriate actions and decisions that deliver superior long-term total shareholder return and provide a base level of executive retention.

Awards vest in equal installments on the first, second and third anniversaries of the date of the award subject to continued employment. No vesting upon a change in control if the awards are assumed by the acquirer.

2022 PROXY STATEMENT    |    38    |     ENPRO INDUSTRIES, INC.

COMPENSATION DISCUSSION AND ANALYSIS	WHAT GUIDES OUR EXECUTIVE COMPENSATION PROGRAM

Compensation Element		Rationale	Key Characteristics
OTHER	Health/Welfare Plan and Retirement/Deferral Benefits	To provide competitive benefits promoting employee health and productivity and supporting financial security.	Fixed compensation component.
	Perquisites and Other Benefits	These are very minimal and are provided to assist in attracting and retaining executive officers.	Fixed compensation component.
	Change-in-Control Protection	To provide continuity of management and bridge future employment if terminated in connection with a change-in-control.	Fixed compensation component; “double-trigger” — i.e., only paid in the event employment is terminated other than “for cause” or for “good reason” — in either case, in connection with a change in control.

Target compensation mix

The following charts show the relative portion of Mr. Vaillancourt’s annualized total 2021 target in-service compensation and the average target in-service compensation of the other NEOs employed throughout 2021. Target in-service compensation consists of base salary rate for 2021, target annual performance-based cash compensation awards made in 2021, target Performance Share Awards (PSAs) granted in 2021, long-term equity compensation in the form of stock options and restricted stock units (RSUs) awarded in 2021 and other compensation not related to changes in retirement benefits. This includes, for Mr. Vaillancourt, the annual base salary level set in November 2021 in connection with his appointment as President and Chief Executive Officer, as well as a target annual performance-based cash compensation award based on that salary level and the additional long-term incentive compensation awards granted to him at that time.

The decision-making process

The role of the Committee. The primary function delegated to the Committee by our board is overseeing the appropriateness and cost of our compensation programs, particularly the program for executive officers. The Committee determines executive compensation based on a comprehensive view of factors designed to produce long-term business success. All of our non- management directors sit on the Committee.

When setting targeted in-service compensation for each of our executive officers, the Committee considers individual performance, experience and tenure. In evaluating the reasonableness and competitiveness of targeted in-service compensation, the Committee reviews compensation data for a broad survey group and for a peer group prepared by its independent executive compensation consultant.

The Committee generally sets annual salary rates and makes annual incentive and long-term compensation awards at its meetings in February of each year. The Committee occasionally makes adjustments to compensation arrangements, including making long-term compensation awards, to NEOs or other employees at other times, such as in connection with hiring, promotion or for retention purposes, as it did in 2021 in connection with the appointment of Mr. Vaillancourt as Interim President and Chief Executive Officer and then as President and Chief Executive Officer.

2022 PROXY STATEMENT    |    39    |     ENPRO INDUSTRIES, INC.

COMPENSATION DISCUSSION AND ANALYSIS	WHAT GUIDES OUR EXECUTIVE COMPENSATION PROGRAM

The role of the executive officers. Certain members of our senior management team help prepare for and attend meetings where executive compensation, company performance targets, and competitive compensation levels and practices are discussed and evaluated. However, only the Committee members are allowed to vote on decisions regarding executive compensation. The Committee also receives recommendations from our CEO regarding the compensation of our other officers, including the other NEOs. Our CEO does not participate in the deliberations of the Committee and our board regarding his own compensation.

The role of the independent executive compensation consultant. The Committee engages an independent compensation consultant to provide expertise on competitive pay practices and compensation program design and an objective assessment of any inherent risks of any compensation programs. Pursuant to the authority granted to it under its charter, the Committee has retained Pearl Meyer as its independent consultant. Pearl Meyer reports directly to the Committee and does not provide additional services to management. The Committee has conducted an independence assessment of Pearl Meyer in accordance with SEC rules, NYSE listing standards, and the requirements of the Committee’s charter, and has determined that work performed by Pearl Meyer does not create a conflict of interest and that Pearl Meyer is independent.

The role of market analyses. In evaluating target compensation levels, the Committee has requested its independent executive compensation consultant, Pearl Meyer, to prepare benchmarking studies. These studies have been prepared and presented to the Committee generally every year. The most recent study presented to the Committee, prior to the compensation decisions it made in February 2021, was prepared in December 2020.

In its benchmarking studies, Pearl Meyer compared the specific compensation elements we awarded to each of our executive officers to those awarded to executive officers with similar responsibilities of each member of the peer group and broader survey group (with one group having annual revenues at levels consistent with EnPro’s revenues prior to the disposition of Fairbanks Morse and its treatment as discontinued operations and the other having annual revenues consistent with EnPro’s revenues following the disposition of Fairbanks Morse) and to the relevant medians of the peer group and survey groups. Based on its analysis, Pearl Meyer advised the Committee on adjustments to base salary, annual incentive award and long-term incentive awards for each named executive officer. Peer and survey compensation data allow the Committee to determine whether our compensation programs and target compensation levels for executive officers are reasonable and competitive.

At the direction of the Committee, Pearl Meyer screened and reviewed companies included in Standard & Poor’s Global Industry Classification Standard Capital Goods industry classification, reviewed the peer groups included in the 2020 reports of certain principal proxy advisory firms, and conducted an analysis to identify potential peer companies, evaluating comparability in terms of sales, business mix alignment, and market value, among other factors. The peer group selected by the Committee for the 2020 study, consistent with Pearl Meyer’s recommendation following its analysis and with the peer group used in Pearl Meyer’s most recent study completed in 2018, was as follows:

• Altra Industrial Motion Corp. • Barnes Group, Inc. • Chart Industries, Inc. • Circor International, Inc. • Columbus McKinnon Corporation • Crane Co. • Curtiss-Wright Corp.	• Enerpac Tool Group Corp. • Graco Inc. • IDEX Corporation • ITT Inc. • Mueller Water Products, Inc. • Nordson Corporation • Rexnord Corporation	• SPX Corporation • SPX FLOW, Inc. • Standex International Corporation • TriMas Corporation • Watts Water Technologies, Inc. • Woodward, Inc.

Annual revenues of the companies in this peer group ranged from $493 million to $3.0 billion, with median revenues of $1.5 billion, consistent with our annual revenues prior to the disposition of Fairbanks Morse but exceeding our 2020 revenues of $1.1 billion following the sale of Fairbanks Morse. The market capitalization of the peer companies at the time of the study ranged from $904 million to $14.6 billion, with median market capitalization of $3.8 billion.

For executive compensation purposes, we believe a comparison of the relative size and complexity of a company is more important than a comparison of specific products manufactured. These are the types of companies with whom we compete for management personnel and therefore we believe it is appropriate for us to compare our compensation practices with theirs.

Evaluation of incentives for excessive risk. To discourage excessive risk, the Committee seeks to balance:

•	fixed and variable compensation,
•	short-term and long-term compensation,
•	the performance measures used to determine incentive compensation, and
•	the level of in-service and post-retirement benefits.

The Committee has specifically evaluated the company’s compensation structure and practices and concluded that they do not establish incentives for unnecessary or excessive risk.

2022 PROXY STATEMENT    |    40    |     ENPRO INDUSTRIES, INC.

COMPENSATION DISCUSSION AND ANALYSIS	2021 EXECUTIVE COMPENSATION DECISIONS IN DETAIL

2021 executive compensation decisions in detail

Base salary

Base salaries give our officers a relatively secure level of compensation. Adjustments to base salary rates typically are made in February of each year and are effective on or about April 1, though mid-year adjustments may be made in the event of promotion or other special circumstance. In 2021, the Committee adjusted Mr. Vaillancourt’s salary in February 2021, when he was serving as the president of our Sealing Technologies segment. Upon his appointment as Interim President and Chief Executive Officer on August 2, 2021, the Committee increased his annual salary rate from $412,000 to $600,000 in recognition of his increased responsibilities. Upon his appointment as President and Chief Executive Officer on November 28, 2021, the Committee increased his annual salary rate to $800,000, to be at a level consistent with the responsibilities associated with service as the company’s permanent principal executive officer. The Committee adjusted the annual salary rates of the other named executive officers employed throughout 2021 from the levels paid in 2020 by an average of 6.5%, with individual increases ranging from 3.0% to 10.7%.

Annual performance incentive plan awards

The plan used by the Committee to make annual incentive compensation awards is designed to give executive officers a personal financial incentive to help us reach annual business goals. We refer to this plan as the annual performance plan. The Committee uses a similar plan to make annual incentive compensation awards to segment and divisional officers, with performance weighted equally among company-wide performance measures and segment or division-specific performance measures.

The amount of awards paid under our annual performance plan is based on performance relative to threshold, target and maximum performance levels set when the awards are made. When performance falls below the threshold, executives receive no payout. Payouts at a threshold level of performance are 50% of the target payout, payouts at a target level of performance are 100% of the target payout, and payouts at a maximum level of performance are at 200% of the target payout. Performance between any of the established levels yields a proportional payout. The Committee, after reviewing the company’s performance in 2021, was permitted to adjust amounts payable under the awards in its discretion.

For 2021, the performance measures and weightings for the annual performance plan were:

Adjusted EBITDA	50%
Cash Flow ROIC	50%

For Mr. Vaillancourt, who served as President of our Sealing Technologies segment prior to his appointment as Interim President and Chief Executive Officer in August 2021, a pro rata portion (based on his period of service following his appointment as Interim President and Chief Executive Officer) of his annual performance-based compensation opportunity was under the annual performance plan based on 100% of his salary thereafter and with a payout opportunity at 200% upon achievement of the maximum level of performance, while a pro rata portion (based on his period of service in 2021 prior to his appointment as Interim President and Chief Executive Officer) was under a similar plan for the Sealing Technologies segment using the same performance measures and weightings, except that the performance is based on the segment’s performance, based on 60% of his salary during that period and with a payout opportunity at 200% upon achievement of the maximum level of performance. With respect to the segment component of the plan in which Mr. Vaillancourt participated, we have not included in this proxy statement the specific segment financial goals and performance results because we believe that public disclosure of this confidential information would cause competitive harm to the segment’s business. At the time the specific segment goals were set, the committee deemed the target levels set for each of the metrics to be reasonable “stretch” goals, with a maximum payout only in the event of superior performance.

Why we use adjusted EBITDA and Cash Flow ROIC to measure performance

The Committee selected these performance measures because they are the critical measures we use internally in managing our businesses and are measures of our profitability and the performance of our assets relative to our investment. The Committee believes that performance against these measures is a primary driver, over time, of the value of our company. The Committee believes that adjusted EBITDA (or, earnings before interest, income tax, depreciation and amortization expenses and selected items) and Cash Flow ROIC (or, cash flow return on operating capital) are the most appropriate measures of the annual operating performance of our businesses. In selecting these performance measures, setting the performance goals and awarding the corresponding incentive opportunities, the Committee took into account management’s recommendations.

2022 PROXY STATEMENT    |    41    |     ENPRO INDUSTRIES, INC.

COMPENSATION DISCUSSION AND ANALYSIS	2021 EXECUTIVE COMPENSATION DECISIONS IN DETAILS

Performance goals for 2021

The following table presents the 2021 performance goals set for the annual performance plan. The table shows goals for threshold, target and maximum performance levels, actual 2021 performance and weighted payout percentages for each goal.

	Performance Levels			Actual Performance
(dollars in millions)	Threshold	Target	Maximum	Amount	Weighted Payout %

Adjusted EBITDA(1)	$173.3	$189.2	$212.8	$216.0	100.0%
Cash Flow ROIC(1)	15.0%	16.4%	18.0%	22.6%	100.0%

(1)	Adjusted EBITDA is calculated by adding interest, income tax, depreciation and amortization expenses to earnings and further adding certain selected expenses that the Committee believes do not reflect normal operating conditions, subtracting certain selected income items that the Committee believes do not reflect normal operating conditions. Adjusted EBITDA is calculated in a manner consistent with adjusted EBITDA as presented by the company in its quarterly and annual earnings announcements, with additional adjustments to eliminate the impact of acquisitions and dispositions occurring during the year and certain other items and the translation impact of foreign currency exchange. The calculation of Cash Flow ROIC is based on adjusted operating income, which includes the same adjustments to EBITDA in determining adjusted EBITDA, as described above, and also reflects the impact of depreciation and amortization, income taxes, working capital changes and capital expenditures. Cash Flow ROIC is calculated by taking adjusted operating income multiplied by the difference between 1 minus the tax rate (expressed as a fraction) then adding depreciation and amortization expense and subtracting each of the amount of capital expenditures and the change in average net working capital for the trailing twelve months, with such amount then divided by the sum of average working capital, average gross property, plant and equipment and average gross software investment. The Committee believes adjusted EBITDA and Cash Flow ROIC are the most appropriate measures of the annual operating performance of our businesses and that performance on these measures, over time, are primary drivers of company value. Adjusted EBITDA, adjusted operating income and Cash Flow ROIC are not financial measures under generally accepted accounting principles (“GAAP”).

The plan payouts at the target performance level, as a percentage of base salary, and the actual payout as a percentage of salary for the named executive officers were as follows:

	Target Payout, as Percentage of Salary	Actual Payout, as Percentage of Salary

Vaillancourt	77%*	154%*
Childress	70%	140%
McLean	60%	120%
Sweeney	55%	110%
Bower	45%	90%
Riley	100%	200%

*	As described above, for Mr. Vaillancourt, the target payout and actual payout were based pro rata for his period of service prior to his appointment as Interim President and Chief Executive Officer and for the period thereafter. The amount shown is the blended amount for those periods.

Target award levels set by the Committee for the named executive officers were based on historical award levels, a review of the Pearl Meyer market studies and management recommendations.

To set 2021 performance levels, the Committee reviewed a top-down estimate of our performance for the year based on management’s expectations for each of our markets and a bottom-up review of each division’s strategy and forecast for its performance. The Committee evaluated these internal estimates against external expectations for the performance of our markets and then set our goals for the year, with target performance levels considered to be stretch goals.

For 2021, our adjusted EBITDA was $216.0 million (exceeding the maximum level), and our Cash Flow ROIC was 22.6% (exceeding the maximum level). Accordingly, based on the payout levels established by the Committee for the annual performance plan, the named executive officers received payouts under that plan of 200% of the target level. We achieved adjusted EBITDA at a level that exceeded the maximum performance level for that performance measure as a result of strong performance across most of our businesses, reflecting continued growth in our Advanced Surface Technologies segment, efficiency gains in our Sealing Technologies segment, the benefits of prior-period portfolio reshaping, responsive pricing action, which largely offset material cost increases, and a stronger than expected rebound from the COVID-19 lows of 2020. We achieved a Cash Flow ROIC that exceeded the maximum level for that performance measure. This performance resulted primarily from above-target earnings and secondarily from our focused and disciplined cash management throughout the year. The payout under the award under our annual incentive compensation plans to Mr. Vaillancourt reflects the pro rata payout with respect to the performance of the Sealing Technologies segment (which exceeded the maximum performance levels for both adjusted EBITDA and Cash Flow ROIC) and the pro rata payout based on company-wide performance under our annual performance plan. The payout under the award under our annual performance plan to Mr. Riley was effectively prorated for his period of service in 2021 as a result of the cessation of his salary payments upon his departure.

The dollar amount of these payouts under the annual performance plan to each of the named executive officers is included in column (g) (see footnote 2) of the summary compensation table.

2022 PROXY STATEMENT    |    42    |     ENPRO INDUSTRIES, INC.

COMPENSATION DISCUSSION AND ANALYSIS	2021 EXECUTIVE COMPENSATION DECISIONS IN DETAIL

Long-term compensation

Awards made for 2019-2021 cycle

Long-term compensation grants to our executive officers provide them with personal financial motivation and a stake in our long- term success. The Committee believes these awards also help us retain executives who are committed to achieving our corporate goals. In 2019, the target level of our long-term compensation awards was generally split equally in three separate awards:

• LTIP awards payable in stock	• LTIP awards payable in cash	• restricted stock units with time-based vesting

The amount of cash for these cash LTIP awards and the number of shares for a stock LTIP award payable under these awards are based on our performance against selected financial goals over a three-year period. For these LTIP award opportunities, the Committee set threshold, target and maximum levels. Performance below the threshold level results in no payout, performance at the threshold level results in a payout at one-half of the amount at the target level, and performance at the maximum level or above results in a payout of twice the amount set for the target level. We extrapolate to determine the payout for performance between these levels. Performance levels are adjusted to account for dispositions, acquisitions and other corporate restructuring transactions.

The LTIP awards payable in cash were based initially on our adjusted return on invested capital (“adjusted ROIC”) over the three- year (2019-2021) performance period against threshold, target and maximum levels established when the awards were granted, with the adjusted ROIC including the impact of goodwill and other intangible assets. In July 2020 and pursuant to the long-term incentive plan, the Committee adjusted these awards into two periods to take account of the sale of our Fairbanks Morse division, which was a significant part of our portfolio at the time that the sale was completed in January 2020, and to account for the impact of that transaction on adjusted ROIC, which had not been anticipated at the time these awards were granted. Accordingly, the Committee bifurcated the LTIP awards payable in cash with a one-year performance cycle (2019) with revised threshold, target range and maximum levels, and weighting the payout with respect to performance against these measures at 1/3 of the value of the initial award, and a two-year performance cycle (2020-2021) with threshold, target range and maximum levels set to account for the impact of the sale of the Fairbanks Morse division, and weighting the payout with respect to performance against these measures at 2/3s of the value of the initial award. Performance within the target range would result in payout at 100% of the target amount.

The number of shares to be issued under the LTIP awards payable in stock awarded in February 2019 was based on our rTSR over the same three-year period. Payment at 50% of the target level of these awards would occur if our TSR relative to the TSR of the index was at the 35th percentile, with target payments at the 50th percentile and payments at 200% of the target level at the 75th percentile. The LTIP awards limit the payout to the target level in the event that absolute TSR is negative and require recipients to hold the net after-tax shares issued at the end of the three-year performance period for an additional year. In July 2019, in connection with Mr. Riley’s then-promotion to President and Chief Executive Officer, the Committee further granted to Mr. Riley additional LTIP awards payable in stock having the same terms as the awards made in February 2019.

Restricted stock units further our goals of aligning officers’ long-term interests with those of our shareholders and increasing management’s ownership stake in our company. The restricted stock units awarded in 2019 vested three years after the date of grant subject to the executive’s continued employment during that period. In the event of death or disability, they would vest earlier. In the event of an executive’s retirement, the restricted stock units vest pro rata based on the number of months he or she was employed after the grant date through the retirement date compared to the scheduled 36-month period.

The LTIP awards and restricted stock units awards provide that, if the resulting entity in a change in control assumes the awards, the awards will vest early in connection with a change in control only if within two years after the change in control the employee is terminated without “cause” or the employee resigns for “good reason,” as such terms are defined in the awards.

The following table shows goals for threshold, target and maximum performance levels, actual performance and payout percentages for the LTIP awards payable in cash based on adjusted return on invested capital and LTIP awards payable in stock based on relative TSR percentile:

Award Type	Performance Measure	Performance Levels			Actual Performance
		Threshold	Target	Maximum	Amount	Weighted Payout %

Cash LTIP (2019)	Adjusted return on invested capital(1)	9.2%	9.7–9.9%	10.4%	9.7%	33%
Cash LTIP (2020-2021)	Adjusted return on invested capital(1)	9.0%	9.5–9.7%	10.2%	8.4%	—
Stock LTIP	rTSR	35%	50%	75%	56%	125%

2022 PROXY STATEMENT    |    43    |     ENPRO INDUSTRIES, INC.

COMPENSATION DISCUSSION AND ANALYSIS	2021 EXECUTIVE COMPENSATION DECISIONS IN DETAIL

(1)	The calculation of adjusted return on invested capital is based on adjusted operating income, which includes the same adjustments to EBITDA in determining adjusted EBITDA, as described above in the discussion of annual performance incentive awards, and also reflects the impact of depreciation and amortization. Adjusted return on invested capital is calculated by taking adjusted operating income multiplied by the difference between 1 minus the tax rate (expressed as a fraction) then adding depreciation and amortization expense, with such amount then divided by the sum of average working capital, average gross property, plant and equipment, average goodwill, average intangible assets and average gross software investment. The Committee believes that at the time these awards were made adjusted return on capital investment was an appropriate measure of performance relative to our investment. Adjusted operating income and adjusted return on invested capital are not financial measures under GAAP.

The following table sets forth for the named executive officers the payout amount for the LTIP award payable in cash and the LTIP award payable in shares of stock for the 2019-2021 performance period:

	Actual Payout
	Cash LTIP	Stock LTIP

Vaillancourt	$ 30,575	1,775
Childress	$ 74,580	4,331
McLean	$ 44,000	2,555
Sweeney	$ 26,835	1,559
Bower	$ 15,180	881
Riley	$ 78,375	3,919

The adjusted return on invested capital for the three-year performance period ended December 31, 2021 was established in February 2019 following strong performance in 2017 and 2018 on the heels of the 2015 downturn in global industrial markets. The target for the performance period was set assuming a continuation of the industrial recovery, with mid-single-digit growth expected for the year. In 2019, we experienced performance within the target range, primarily as a result of strong performance in our former Power Systems segment offset by challenging results in heavy-duty trucking and slowdowns in European automotive and general industrial markets. In-line performance relative to target for the 2019 period resulted in achievement of 100% of target, or 33% when considering the one-third weighting for the period pre-sale of Fairbanks Morse.

For 2020-2021 performance cycle, ROIC performance was below the threshold target level established for the period following the sale of Fairbanks Morse. Results for this period were impacted by the carryover effect of the 2019 downturn in European automotive and general industrial markets and the COVID-19 pandemic. A strong recovery in 2021 was not enough to offset the shortfall in 2020.

Outperformance over the later portion of the three-year measurement period favorably impacted our stock price relative to the comparator group. As a result, our TSR over the three-year period relative to the TSR of the S&P SmallCap 600 Capital Goods (Industry Group) Index was at the 56th percentile, resulting in attainment against this measure of 125% of target.

The payouts for the LTIP award payable in cash and the LTIP award payable in shares granted to Mr. Riley in 2019 reflect proration for the period of his service relative to the three-year performance period.

The dollar amount of the cash LTIP payout to the named executive officers for the 2019-2021 performance cycle is included in column (g) (see footnote 2) of the summary compensation table for 2021. The value at December 31, 2021 of the restricted stock units that were awarded in February 2019 and vested in February 2022 is included in the table in “Executive compensation– Outstanding equity awards at fiscal year end.”

Awards granted in 2021

As described in “–Executive summary–2021 executive compensation decisions at a glance,” in February 2021, the Committee granted a mixture of time-vesting restricted stock units, stock options and Performance Share Awards, with the value of the awards generally allocated 40% to restricted stock units, 30% to stock options and 30% to Performance Share Awards. The Committee granted additional awards to Mr. Vaillancourt in November 2021, upon his appointment as President and Chief Executive Officer, with the same relative allocation.

In February, 2021, the Committee determined to substantially increase long-term compensation awards as a proportion of the NEOs’ total compensation to provide additional retention incentive and to reward exceptional efforts to successfully navigate the challenges of the COVID-19 pandemic while effecting strategic portfolio-reshaping transactions, including the acquisition of Alluxa and dispositions in the Sealing Technologies and Engineered Materials segments, with the recognition that payouts under certain of the previously granted LTIP awards were adversely affected by the Company’s subsequent portfolio-shaping transactions. The Committee viewed this increase in long-term compensation awards as being limited to awards made at that time, with the expectation to thereafter provide long-term compensation awards at a proportionate level generally consistent with the Committee’s prior practices.

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COMPENSATION DISCUSSION AND ANALYSIS	OTHER COMPENSATION PRACTICES, POLICIES AND GUIDELINES

The restricted stock unit awards generally vest in equal annual installments, subject to continued employment, over three years (with the restricted stock units awarded to Mr. Vaillancourt in November 2021 vesting on the same dates as the awards granted in February 2021). The stock options become exercisable in equal annual installments, subject to continued employment, over three years (with the stock options awarded to Mr. Vaillancourt in November 2021 vesting on the same dates as the awards granted in February 2021). The stock options have a term of 10 years from the date of grant with earlier termination in connection with a termination of employment, other than retirement (in which case the options continue to become exercisable based on the vesting schedule). The Performance Share Awards are denominated as share units, with the amount earned being based on our total shareholder return compared to the same measure of the S&P SmallCap 600 Capital Goods (Industry Group) Index measured over a three-year performance cycle (rTSR). There are no payouts if our rTSR is below the 25th percentile, with payouts at 50% of the target payout if our rTSR is at the 25th percentile, 100% of the target payout if our rTSR is at the 50th percentile, and 200% of the target payout if our rTSR equals or exceeds the 75th percentile, with payouts interpolated for rTSR levels between these points and payout capped at 100% of the target payout level if total shareholder return over the period is negative. The payout with respect to share units earned under a Performance Share Award is to be converted for cash payout based on the average fair market value per share of our common stock over the 20 business days preceding the date the Committee certifies the achievement of the performance level with respect to the Performance Share Award. If our common stock continues to be listed on the NYSE, the fair market value of our common stock on any business day would be the closing price per share of our common stock on the NYSE on that day. In light of our plan for the strategic transformation of EnPro, the Committee continued the use of rTSR as a performance measure for the Performance Share Awards granted in 2021 to focus senior teams on the share value impact of all decisions, and align the management experience with the share value experience of shareholders, as compared to the share performance of the peer group. For the Performance Share Awards granted in February 2021, the performance cycle is the three-year period ending December 31, 2023. Because of the significant increase on the trading price of our common stock in 2021 at the time the additional Performance Share Awards were granted to Mr. Vaillancourt and the impact of that stock price increase on the likelihood of achievement of rTSR performance levels, the Committee determined to use the three-year period ending December 31, 2024 as the performance period for these additional Performance Share Awards.

The following table sets forth for each named executive officer, the payout amount at target level of performance for the Performance Share Awards, along with the number of stock options and restricted stock units awarded in 2021.

	Target Payout of Performance Share Award	Stock Options	Restricted Stock Units

Vaillancourt	$ 557,945	16,927	7,887
Childress	$ 424,861	15,471	7,374
McLean	$ 281,432	10,248	4,885
Sweeney	$ 164,562	5,992	3,506
Bower	$ 101,408	3,692	2,410
Riley	$1,726,851	62,886	29,972

The grant date fair value of restricted stock units and stock options awarded in 2021, in each case as determined under FASB ASC Topic 718, are included in column (e) (see footnote 1) of the summary compensation table and in column (l) of the table in “Executive compensation—Grants of plan-based awards.” In connection with the cessation of his employment on August 2, 2021, the stock options and restricted stock units granted to Mr. Riley in 2021 were forfeited and any payment with respect to the Performance Share Awards granted to Mr. Riley in 2021 will be prorated for his seven-month period of service relative to the 36-month performance period.

Other compensation practices, policies and guidelines

Stock ownership and retention requirements

Each executive officer is required by policy to hold shares of our common stock with a market value at least equal to a specific multiple of the officer’s base salary. The multiple increases with the officer’s level of responsibility. The minimum ownership required for our CEO is 5.0 times base salary; for all other NEOs, the minimum is 2.5 times base salary. Minimum levels for the other executive officers range from 0.75 times to 1.5 times base salary. In light of this policy, the Committee believes it is appropriate to provide officers with an opportunity to earn shares as part of their long-term incentive awards.

Once named an executive officer, an individual has five years to reach the minimum stock ownership requirement for his or her position. An executive officer who fails to maintain the required level of ownership must retain 50% of any shares received under any company equity award plan until he or she satisfies the requirement. Restricted shares of our common stock and restricted stock units count toward minimum ownership only after the restrictions lapse.

We check for compliance with this policy in connection with our board of directors meeting held each February. As of the date of the Committee’s February 2022 meeting, each of our current named executive officers who has held his current office for at least five years held at least the minimum number of shares.

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COMPENSATION DISCUSSION AND ANALYSIS	OTHER COMPENSATION PRACTICES, POLICIES AND GUIDELINES

Clawback policy

Our clawback policy allows the company to recover performance-based compensation from any executive officer who engages in fraud or willful misconduct that requires us to restate our financial results. Under the policy, we are entitled to recover cash awards made under our annual performance plan and cash or equity-based incentive awards made under our long-term incentive performance plan. If the Committee determines the compensation would have been lower if it had been based on the restated results, it will, to the extent permitted by law, seek to recover from the executive officer all performance-based compensation it deems appropriate after a review of all relevant facts and circumstances.

Anti-hedging policy

Our policies prohibit employees, officers and directors from using the company’s securities in any hedging or monetization transactions. The prohibition includes but is not limited to, the use of financial instruments such as exchange funds, prepaid variable forwards, equity swaps, puts, calls, collars, forwards and other derivative instruments, or through the establishment of a short position in the company’s securities.

Pledging policy

Our policies prohibit executive officers from pledging EnPro shares that they own as collateral, including holding EnPro shares in a margin account.

Perquisites

In 2021, we provided only minimal perquisites, which include an umbrella liability policy, to our current executive officers. Under the terms of his Separation Agreement, Mr. Riley is entitled to continued access to the company’s office space in Washington D.C. through July 31, 2022.

Other in-service benefits

In 2021, our executive officers also received the following benefits, which we provide to all salaried employees as compensation for their services to us:

•	group health, dental and life insurance, part of the cost of which we pay;
•	optional term life, accidental death and disability insurance and long-term disability insurance, the cost of which the employee pays; and
•	travel and accident insurance, for which we pay.

We provide these insurance benefits because we believe they are standard parts of the compensation package available to salaried employees at companies of our size.

Retirement and other post-termination compensation

401(k) plan. Our executive officers participate in our 401(k) plan on the same basis as other salaried employees. Under this plan, a portion of each participant’s compensation eligible for the plan (generally base-salary and annual incentive compensation) can be deferred into a 401(k) account, up to the annual limit set by the IRS. Each participant directs investments in the account. We match 100% of deferrals under this plan (other than catch-up contributions) up to the first 6% of the aggregate of annual salary and annual incentive compensation contributed by the participant. Our matching contributions are fully vested. For salaried employees who are not eligible to accrue benefits under the defined benefit plan because they were hired after 2006, we make a contribution equal to 2% of salary and annual incentive compensation to the employee’s account in our 401(k) plan after the initial employment period for eligibility to participate in that plan is satisfied, subject to limits on permitted 401(k) contributions. Each of the NEOs received such contributions for 2021. Any amount exceeding permitted 401(k) contributions is made to the deferred compensation plan.

Deferred compensation and management stock plans. Our non-qualified, deferred compensation plan permits our executive officers to save for retirement on a tax-deferred basis beyond what is permitted under the 401(k) plan because of either federal tax code limits or the design of the 401(k) plan. In addition, this plan allows for matching contributions that cannot be made in the 401(k) plan because of federal tax code limits. These contributions are made at the same rate and are subject to the same aggregate limit as the 401(k) plan. The Committee believes this type of additional deferral and matching opportunity is an appropriate and customary component of a competitive compensation package for public company executive officers.

Our management stock purchase deferral plan permitted officers and other senior personnel to defer, for five years or more, up to 50% of annual incentive compensation. Deferred amounts were credited to these individual’s accounts based on the value of our common stock, with the payout at the end of the deferral period being based on the then-value of our common stock. Participants were eligible to receive awards of restricted stock units equal to 25% of the amount of compensation deferred. We closed this plan to further participation after the deferrals of 2016 annual incentive compensation under the plan.

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COMPENSATION DISCUSSION AND ANALYSIS	OTHER COMPENSATION PRACTICES, POLICIES AND GUIDELINES

Pension and defined benefit restoration plans. In 2006, we closed our defined benefit pension plan to new participants and froze the benefits of employees who had not reached 40 years of age. Employees who were age 40 or older were eligible to continue to accrue benefits under the defined benefit plan, which provides them a retirement benefit based on their years of service with the company and their final average compensation (base salary plus annual incentive compensation). Benefit accrual under this plan was frozen on December 31, 2020. Of the named executive officers, only Mr. Childress has accrued benefits under the defined benefit pension plan. The other NEOs were hired after 2006.

We also provide our executive officers and others who participate in the defined benefit pension plan with a defined benefit restoration plan. The restoration plan gives them the benefits they would have received under our pension plan were it not for limitations under the pension plan. The federal tax code caps both the amount of annual compensation that the pension plan can take into account and the amount of annual benefits that the pension plan can provide. We include these caps in our pension plan in order to maintain its tax-qualified status. In addition, the pension plan does not take into account amounts deferred under our non-qualified deferred compensation plan. The defined benefit restoration plan permits participants to receive retirement pension benefits that take into account their full salaries and annual incentive compensation. Benefit accrual under this plan was frozen on December 31, 2020. Of the named executive officers, only Mr. Childress participates in the defined benefit restoration plan.

Management continuity agreements. In a situation involving a change in control of our company, our executive management would face a far greater risk of termination than other salaried employees. To attract qualified executives who might find other job opportunities with less risk to continued employment, we have entered into a management continuity agreement with each of our executive officers and division presidents. These agreements incentivize our executives to stay with us in the event of an actual or potential change in control and are an important part of a competitive executive compensation package. Particular terms in these agreements, including the applicable continuation period and provisions increasing the amount payable to account for excise taxes for agreements entered into prior to 2009, reflect our subjective judgment regarding the terms offered in comparable agreements by peer companies and our desire to offer competitive arrangements for executive employment.

Each continuity agreement provides for continued employment of the individual for a two-year period after a change in control, with the same responsibilities and authorities and generally the same benefits and compensation as the individual had immediately prior to the change in control (including average annual increases). Under the agreements, the executive would be entitled to certain payments and other benefits if, during the continued employment period, we or our successor were to terminate the individual’s employment for reasons other than “cause,” or the individual voluntarily terminated his or her employment for a “good reason.” These terms are defined in the agreements.

For an executive to receive payments and benefits under these agreements, two events, or triggers, must occur. First, there must be a change in control of the company, and second, the executive’s employment must be terminated, either by the company, other than for “cause”, or by the executive for “good reason.” The second trigger incentivizes the executive to stay with the company and perform at a high level in the event of a change in control.

For more information about these payments and other benefits, see “Executive compensation—Potential payments upon termination or change in control.” The Committee has reviewed the amounts that are potentially payable under these agreements and believes that they are reasonable.

Severance policy. Our severance policies provide benefits to all full-time employees at our corporate office, including our executive officers. Under these policies, an executive officer whom we terminate without cause is entitled to continue receiving his or her base salary for a specific period. The terminated officer is also entitled to receive a pro rata portion of the annual incentive compensation payable for the year in which the officer is terminated, along with a pro rata payout of all LTIP awards, including Performance Share Awards, based on the number of months the officer was employed in each performance cycle.

The period for which an executive officer is entitled to continue receiving his or her base salary depends on the officer’s level of responsibility. The CEO is entitled to a period of 24 months. Other executive officers are entitled to 12 months. An executive officer who is entitled to receive payments under the change-in-control continuity agreements described above is not entitled to severance benefits.

We believe that our severance policy is consistent with compensation packages for executive officers at other companies similar to ours and therefore is an important component of a competitive compensation package.

Tax deductibility considerations

The Committee has continued to use performance-based compensation arrangements for awards to the NEOs even though such incentive compensation is no longer excepted from the limitation on deductibility of executive compensation for federal income tax purposes.

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Executive compensation

The following information relates to compensation paid or payable for 2021 to each person who served as our CEO during 2021, our CFO, and our three other most highly compensated executive officers who were serving as executive officers as of December 31, 2021.

We have also included information relating to compensation for 2020 and 2019 for the named executive officers who were also named executive officers in any of those years.

Summary compensation table

The following table sets forth for the named executive officers:

•	their names and final positions held in 2021 (column (a));
•	year covered (column (b));
•	salaries (column (c));
•	other annual and long-term compensation (columns (d), (e), (f), (g) and (i));
•	the change for 2021 in the actuarial present value of their benefits under the defined benefit plans in which they participate (column (h)); and
•	their total compensation (column (j)), which is the sum of the amounts in columns (c) through (i).

Name and Principal Position (a)	Year (b)	Salary($) (c)	Bonus($) (d)	Stock Awards ($)(1) (e)	Stock Options ($)(2) (f)	Non-Equity Incentive Plan Comp.($)(3) (g)	Change in Pension Value and Nonqualified Deferred Comp. Earnings($)(4) (h)	All Other Comp. ($)(5) (i)	Total($) (j)

Eric A. Vaillancourt(6)	2021	500,538	—	736,544	557,919	843,713	—	80,702	2,719,416
Chief Executive Officer and President
J. Milton Childress II	2021	526,154	—	566,481	424,861	811,196	—	90,961	2,419,653
Executive Vice President and Chief Financial Officer	2020	495,538	—	311,400	233,280	598,719	612,197	58,314	2,309,448
	2019	443,923	—	452,000	—	592,771	588,150	58,362	2,135,206
Robert S. McLean	2021	435,370	—	375,242	281,432	566,444	—	75,221	1,733,709
Executive Vice President, Chief	2020	433,846	—	203,520	152,640	434,841	—	55,061	1,279,908
	2019	395,692	—	266,666	—	399,026	—	58,365	1,119,749
Administrative Officer, General Counsel and Secretary
Susan E. Sweeney	2021	363,538	—	219,416	164,562	426,727	—	63,871	1,238,114
Former Senior Vice	2020	326,658	—	214,332	85,239	294,217	—	33,147	953,593
President and Chief Human Resources Officer(7)
Steven R. Bower	2021	314,085	—	135,210	101,408	297,856	—	51,992	900,551
Senior Vice President Controller and Chief Accounting Officer	2020	315,577	—	73,680	55,260	227,867	—	34,188	706,572
	2019	276,846	—	92,000	—	177,201	—	43,206	589,253
Marvin A. Riley	2021	522,692	—	2,302,468	1,726,851	1,123,760	—	1,908,392	7,584,163
Former Chief Executive Officer and President(8)	2020	843,269	—	920,000	690,000	1,236,680	—	23,588	3,713,537
	2019	576,923	—	475,000	772,500	677,136	—	50,327	2,551,886

(1)	The annual long-term compensation awards made in 2021 to the NEOs were, in general, subdivided as follows: 30% of the target long-term compensation in Performance Share Awards (LTIP awards denominated in share units and payable in cash), 30% in an award of stock options becoming exercisable over three years and 40% in an award of time-vested restricted stock units. For 2021, the award of restricted stock units are reflected in this column. These restricted stock units awards are reported at a value, developed solely for purposes of disclosure in accordance with the rules and regulations of the SEC, equal to the “grant date fair value” thereof under FASB ASC Topic 718 for financial reporting purposes, except that the reported value does not reflect any adjustments for risk of forfeiture. The only assumption we used in determining these amounts was the grant date share price, which in each case was the closing price of our common stock on the day prior to the grant date. The restricted stock units granted in 2021 are scheduled to vest in equal annual increments on the first, second and third anniversaries of the date of grant subject to the executive’s continued employment, except that the restricted stock units awarded to Mr. Vaillancourt in November 2021 vest,

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EXECUTIVE COMPENSATION	SUMMARY COMPENSATION TABLE

subject to continued employment, on the same dates as the awards granted in February 2021. The restricted stock units would vest earlier in the event of death, disability or retirement. The reported amounts for any award do not reflect any adjustments for restrictions on transferability.
(2)	The stock options awarded in 2021 vest and become exercisable, subject to continued employment, in equal installments on the first, second and third anniversaries of the date of the grant of the award, except that the stock options awarded to Mr. Vaillancourt in November 2021 vest on the same dates, subject to continued employment, as the awards granted in February 2021. Each of these stock option awards is reported at a value, developed solely for purposes of disclosure in accordance with the rules and regulations of the SEC, equal to the “grant date fair value” thereof under FASB ASC Topic 718 for financial reporting purposes, except that the reported value does not reflect any adjustments for risk of forfeiture. See Note 17 to the Consolidated Financial Statements included in our Form 10-K for the year ended December 31, 2021 for a discussion of the assumptions made in determining the grant date fair value in this column. The reported amount does not reflect any adjustment for restrictions on transferability.
(3)	For 2021, these amounts consist of amounts earned under our annual performance plan and LTIP awards payable in cash for the three-year performance cycle ending in 2021. Here is the breakdown for the named executive officers who received these awards:

	Annual Plan	Cash LTIP Award	Total

Vaillancourt	$ 813,138	$ 30,575	$ 843,713
Childress	736,616	74,580	811,196
McLean	522,444	44,000	566,444
Sweeney	399,892	26,835	426,727
Bower	282,676	15,180	297,856
Riley	1,045,385	78,375	1,123,760

(4)	For 2021, the decrease in actuarial present value for Mr. Childress under the defined benefit pension plan was $11,008 and under the defined benefit restoration plan was $20,235, for an aggregate decrease of $31,243. Because this amount is an aggregate decrease, it is reported in the table as $0.

(5)	For 2021, these amounts consist of the following:

	401(k) plan*	Amounts paid for umbrella liability insurance	Non-qualified deferred compensation plan**	Other***	Total

Vaillancourt	$23,406	$640	$ 56,656	$ —	$ 80,702
Childress	23,200	640	67,121	—	90,961
McLean	23,406	640	51,175	—	75,221
Sweeney	26,871	640	36,360	—	63,871
Bower	24,715	640	26,637	—	51,992
Riley	23,200	820	50,865	1,833,507	1,908,392

*	For Mr. Vaillancourt, includes a matching 401(k) contribution of $17,606 and an employer 401(k) contribution of $5,800. For Mr. Childress, includes a matching 401(k) contribution of $17,400 and an employer 401(k) contribution of $5,800. For Mr. McLean, includes a matching 401(k) contribution of $17,606 and an employer 401(k) contribution of $5,800. For Dr. Sweeney, includes a matching 401(k) contribution of $21,071 and an employer 401(k) contribution of $5,800. For Mr. Bower, includes a matching 401(k) contribution of $18,915 and an employer 401(k) contribution of $5,800. For Mr. Riley, includes a matching 401(k) contribution of $17,400 and an employer 401(k) contribution of $5,800.
**	For Mr. Vaillancourt, includes a matching contribution of $46,265 and an employer contribution of $10,391. For Mr. Childress, includes a matching contribution of $53,569 and an employer contribution of $13,552. For Mr. McLean, includes a matching contribution of $42,006 and an employer contribution of $9,169. For Dr. Sweeney, includes a matching contribution of $30,835 and an employer contribution of $5,525. For Mr. Bower, includes a matching contribution of $26,637. For Mr. Riley, includes a matching contribution of $23,746 and an employer contribution of $27,119.
***	Pursuant to his Separation Agreement, Mr. Riley received the following for 2021: two times his annual base salary ($1,800,000); COBRA premium payments ($12,134); and continued access to the company’s office space in Washington D.C. ($21,373).
(6)	Mr. Vaillancourt was appointed Interim President and Chief Executive Officer on August 2, 2021. Prior to this appointment, he served as President of our Sealing Technologies segment. On November 28, 2021, he was appointed President and Chief Executive Officer.

(7)	In connection with a management restructuring, on February 4, 2022, Dr. Sweeney ceased her service as Senior Vice President and Chief Human Resources Officer due to the elimination of her position.

(8)	On August 2, 2021, Mr. Riley ceased serving as President and Chief Executive Officer of, and in all other positions with, the company. At that time, all unvested stock options and restricted stock units that had been awarded to Mr. Riley were forfeited without any payment therefor, including all of the awards in 2021 included under the headings “Stock Awards” and “Stock Options” (columns (e) and (f)) in this table. Excluding the amounts under these headings from Mr. Riley’s reported compensation, his total compensation for 2021 would be $3,554,844.

In February 2021, the Compensation and Human Resources Committee certified performance levels achieved under long-term incentive plan awards (composed of LTIP awards payable in cash and LTIP awards payable in stock) made in February 2019 for the 2019-2021 performance cycle. Payment for each award was conditioned upon achievement of threshold performance goals established by the Compensation and Human Resources Committee. Participants in this LTIP cycle, including the named executive officers, earned the right to any payment under the awards as of December 31, 2021, with Mr. Riley entitled only to a

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EXECUTIVE COMPENSATION	SUMMARY COMPENSATION TABLE

pro rata payment based on his period of service during the three-year performance period. The performance measure for the LTIP awards payable in cash was adjusted return on invested capital that includes goodwill and other intangible assets. The performance measure for the LTIP awards payable in stock was rTSR.

In July 2020, the LTIP awards payable in cash were adjusted into two periods to take account of the sale of our Fairbanks Morse division, which was a significant part of our portfolio at the time that the sale was completed in January 2020, and to account for the impact of that transaction on the performance measure selected for these awards (adjusted ROIC), which impact had not been anticipated at the time these awards were granted. Accordingly, the Compensation and Human Resources Committee bifurcated the LTIP awards payable in cash with a one-year performance cycle (2019) with revised threshold, target range and maximum levels, and weighting the payout with respect to performance against these measures at 1/3 of the value of the initial award, and a two-year performance cycle (2020-2021) with threshold, target range and maximum levels set to account for the impact of the sale of the Fairbanks Morse division, and weighting the payout with respect to performance against these measures at 2/3s of the value of the initial award.

Performance on the rTSR measure for LTIP awards payable in stock was between the target and maximum level resulting in payout at 125% of the target level and performance on the measure for LTIP awards payable in cash was at the target level for the one-year cycle ended December 31, 2019 and below the threshold level for the two-year cycle ended December 31, 2021, resulting in a 33% payout. For LTIP awards that were payable in cash, this payout is reflected in footnote 3 to column (g) of the summary compensation table. For the LTIP awards payable in stock, the amounts for 2019 in column (e) reflect the fair value on the date these awards were granted, along with the fair value of awards of restricted stock units on the date such awards were granted. The fair value was determined in accordance with the rules and regulations of the SEC. The summary compensation table does not reflect the actual payout of the LTIP awards payable in stock that were granted in 2019.

For more information about payouts under our annual performance plan, which are included in the amounts shown in column above (see footnote 3), see the section below entitled “—Grants of Plan-Based Awards—Annual Performance Plan Awards.”

Grants of plan-based awards

The following table provides additional information about awards we granted in 2021 to the named executive officers under our annual performance plan, Performance Share Awards, and stock option awards and awards of restricted stock units under our shareholder-approved 2020 Equity Compensation Plan (the “Equity Plan”).

								All Other
							All Other	Option		Grant
							Stock	Awards:	Exercise	Date Fair
				Estimated Future Payouts			Awards:	Number of	or Base	Value
				Under Non-Equity Incentive			Number	Securities	Price of	of Stock
				Plan Awards			of Shares	Underlying	Option	and
				Threshold	Target	Maximum	or Units	Options	Awards	Option
Name		Grant Date	Approval	($)	($)	($)	(#)	(#)	($/Sh)	Awards(2)
(a)	Plan	(b)	Date(1)	(c)	(d)	(e)	(i)	(j)	(k)	(l)

Eric A. Vaillancourt	Annual Plan(3)	2/16/2021	2/16/2021	70,477	140,954	281,908	—	—	—	—
	Annual Plan(3)	8/2/2021	8/2/2021	132,808	265,615	531,231	—	—	—	—
	LTIP(4)	2/16/2021	2/16/2021	91,473	182,945	365,890	—	—	—	—
	Equity Plan	2/16/2021	2/16/2021	—	—	—	3,175	—	—	236,601
	Equity Plan	2/25/2021	2/16/2021	—	—	—	—	6,662	80.00	182,939
	LTIP(4)	11/28/2021	11/28/2021	278,973	557,945	1,115,890	—	—	—	—
	Equity Plan	11/28/2021	11/28/2021	—	—	—	4,712	—	—	499,943
	Equity Plan	11/28/2021	11/28/2021	—	—	—	—	10,265	106.10	374,980

J. Milton Childress II	Annual Plan(3)	2/16/2021	2/16/2021	184,154	368,308	736,616	—	—	—	—
	LTIP(4)	2/16/2021	2/16/2021	212,431	424,861	849,722	—	—	—	—
	Equity Plan	2/16/2021	2/16/2021	—	—	—	7,374	—	—	566,481
	Equity Plan	2/25/2021	2/16/2021	—	—	—	—	15,471	80.00	424,861

Robert S. McLean	Annual Plan(3)	2/16/2021	2/16/2021	130,611	261,222	522,444	—	—	—	—
	LTIP(4)	2/16/2021	2/16/2021	140,716	281,432	562,864	—	—	—	—
	Equity Plan	2/16/2021	2/16/2021	—	—	—	4,885	—	—	375,242
	Equity Plan	2/25/2021	2/16/2021	—	—	—	—	10,248	80.00	281,432

2022 PROXY STATEMENT    |    50    |     ENPRO INDUSTRIES, INC.

EXECUTIVE COMPENSATION	GRANTS OF PLAN-BASED AWARDS

								All Other
							All Other	Option		Grant
							Stock	Awards:	Exercise	Date Fair
				Estimated Future Payouts			Awards:	Number of	or Base	Value
				Under Non-Equity Incentive			Number	Securities	Price of	of Stock
				Plan Awards			of Shares	Underlying	Option	and
				Threshold	Target	Maximum	or Units	Options	Awards	Option
Name		Grant Date	Approval	($)	($)	($)	(#)	(#)	($/Sh)	Awards(2)
(a)	Plan	(b)	Date(1)	(c)	(d)	(e)	(i)	(j)	(k)	(l)

Susan E. Sweeney	Annual Plan(3)	2/16/2021	2/16/2021	99,973	199,946	399,892	—	—	—	—
	LTIP(4)	2/16/2021	2/16/2021	82,281	164,562	329,124	—	—	—	—
	Equity Plan	2/16/2021	2/16/2021	—	—	—	3,506	—	—	219,416
	Equity Plan	2/25/2021	2/16/2021	—	—	—	—	5,992	80.00	164,562

Steven R. Bower	Annual Plan(3)	2/16/2021	2/16/2021	70,669	141,338	282,676	—	—	—	—
	LTIP(4)	2/16/2021	2/16/2021	50,704	101,408	202,816	—	—	—	—
	Equity Plan	2/16/2021	2/16/2021	—	—	—	2,410	—	—	135,210
	Equity Plan	2/25/2021	2/16/2021	—	—	—	—	3,692	80.00	101,408

Marvin A. Riley	Annual Plan(3)	2/16/2021	2/16/2021	261,346	522,692	1,045,384	—	—	—	—
	LTIP(4)	2/16/2021	2/16/2021	863,426	1,726,851	3,543,702	—	—	—	—
	Equity Plan	2/16/2021	2/16/2021	—	—	—	29,972	—	—	2,302,468
	Equity Plan	2/25/2021	2/16/2021	—	—	—	—	62,886	80.00	1,726,851

(1)	Date of approval of the award by the Compensation and Human Resources Committee. The Compensation and Human Resources Committee authorized the award of stock options to the named executive officers at its meeting on February 16, 2021, but deferred the grant of the stock options until the second trading day after the company’s public announcement of our 2020 financial results, with the per share exercise price being set at the closing price per share of our common stock on the NYSE on that second trading day, which was February 25, 2021. For the stock options awarded to Mr. Vaillancourt in November 2021, the per share exercise price is the closing price per share of our common stock on the NYSE on trading day immediately preceding the date of grant since the date of grant was not a trading day.
(2)	The amounts in this column reflect the grant date fair value under FASB ASC Topic 718 of respective awards in 2021 of stock options and restricted stock units.
(3)	For 2021 awards under our annual performance incentive plans, payouts are based on relevant performance results against specified threshold, target and maximum performance levels. The Compensation and Human Resources Committee administers the annual performance plans to provide for payouts at a threshold level of performance at 50% of the target payout, payouts at a target level of performance at 100% of the target payout, and payouts at a maximum level of performance at 200% of the target payout. Performance between any of the established levels yields a proportional payout. The award to Mr. Vaillancourt was adjusted on August 2, 2021 in connection with his appointment as Interim President and Chief Executive Officer to be based on 100% of his annual salary rate at the target level of performance and the results of operations of EnPro on a consolidated basis, with a payout opportunity at 200% upon achievement of the maximum level of performance, prorated for the period of his service after his appointment to those positions (with his annual cash incentive award for his service as President of the Sealing Technologies segment to be based on his prior target and maximum award opportunities and prorated to exclude his period of service after August 2, 2021). For the purposes of presentation in this table, these are presented as two separate awards.
(4)	The Performance Share Awards granted under the LTIP are denominated as share units, but are paid in cash. Payouts are based on our rTSR over the three-year performance cycle, with no payouts if our rTSR is below the 25th percentile, payouts at 50% of the target payout if our rTSR is at the 25th percentile, 100% of the target payout if our rTSR is at the 50th percentile, and 200% of the target payout if our rTSR equals or exceeds the 75th percentile, with payouts interpolated for rTSR levels between these points and payouts capped at 100% of the target payout level if total shareholder return over the period is negative. For the Performance Share Awards granted in February 2021, the performance period is the three- year period ending December 31, 2023. For the Performance Share Awards granted in November 2021, the performance period is the three-year period ending December 31, 2024. Any payment with respect to the Performance Share Awards granted to Mr. Riley in 2021 will be prorated for his seven-month period of service relative to the 36-month performance period.

Annual performance plan awards

In February 2021, the Compensation and Human Resources Committee granted each named executive officer an opportunity for an award in 2021 under our annual incentive compensation plans. In connection with Mr. Vaillancourt’s appointment as Interim President and Chief Executive Officer on August 2, 2021, his annual incentive compensation plan award was adjusted. Information about these award opportunities is reported in the Annual Plan line beside each officer’s name in the foregoing table. The 2021 payout amounts are included in column (g) of the summary compensation table and broken out in footnote 3 to the summary compensation table. The annual incentive compensation plans and these awards are described in “Compensation discussion and analysis—2021 executive compensation decisions in detail—Annual performance incentive plan awards.”

Performance Share Awards

Our annual long-term incentive compensation awards made in 2021 were granted as Performance Share Awards—that is, LTIP

2022 PROXY STATEMENT    |    51    |     ENPRO INDUSTRIES, INC.

EXECUTIVE COMPENSATION	GRANTS OF PLAN-BASED AWARDS

awards denominated as performance share units and payable in cash. The amount earned with respect to a Performance Share Award is based on our total shareholder return compared to the same measure of the S&P SmallCap 600 Capital Goods (Industry Group) Index measured over a three-year performance cycle (rTSR). There are no payouts if our rTSR is below the 25th percentile, with payouts at 50% of the target payout if our rTSR is at the 25th percentile, 100% of the target payout if our rTSR is at the 50th percentile, and 200% of the target payout if our rTSR equals or exceeds the 75th percentile, with payouts interpolated for rTSR levels between these points and payout capped at 100% of the target payout level if total shareholder return over the period is negative. For payout, the share units earned under a Performance Share Award are to be converted to cash based on the average fair market value per share of our common stock over the 20 business days preceding the date the Compensation and Human Resources Committee certifies the achievement of the performance level with respect to the Performance Share Award. If our common stock continues to be listed on the NYSE, the fair market value of our common stock on any business day would be the closing price per share of our common stock on the NYSE on that day. For the Performance Share Awards granted in February 2021, the performance period is the three-year period ending December 31, 2023. For the Performance Share Awards granted in November 2021, the performance period is the three-year period ending December 31, 2021. Recipients of Performance Share Awards granted in 2021 are not entitled to receive dividends (if dividends are paid) with respect to the share units underlying the awards.

The Performance Share Awards granted in 2021 are forfeited in the event the recipient ceases to be employed prior to December 31, 2023 (other than the Performance Share Awards granted to Mr. Vaillancourt in November 2021 which are forfeited in the event he ceases to be employed prior to December 31, 2024) for any reason other than death, disability, retirement, involuntary termination other than for cause or in connection with a change in control. In the event of the recipient’s death, disability, retirement or involuntary termination other than for cause, the Performance Share Awards are to be paid out at the end of the performance period based on the actual performance level achieved, with the amount prorated based on the proportion of the performance period that the recipient was employed period. Pursuant to his Separation Agreement, Mr. Riley is entitled to a pro rata payment based on his period of service during the three-year performance period. If, upon a “change in control” as defined in the Equity Plan, a Performance Share Award is not assumed, converted or replaced by the resulting entity in the change in control transaction, or if the award is so assumed, converted or replaced and within two years after the date of a change in control the executive’s employment is terminated, either by the company other than for “cause” or by the executive for “good reason,” as such terms are defined in the award agreement for the Performance Share Award, then the target payout opportunities attainable under the award are deemed to have been earned based upon the greater of assumed achievement at the target level or the actual level of achievement of the performance goals against target as of the fiscal quarter end preceding the change in control event. The Performance Share Awards made to the NEOs in 2021 are described in “Compensation discussion and analysis—Executive summary—2021 executive compensation decisions at a glance” and “Compensation discussion and analysis—2021 executive compensation decisions in detail—Long-term compensation.”

Restricted stock unit awards

All 2021 awards of restricted stock units to the named executive officers were made under the Equity Plan. The restricted stock units vest, subject to continued employment, in equal annual installments on the first, second and third anniversaries of the date of the award, except that the restricted stock units awarded to Mr. Vaillancourt in November 2021 vest on the same dates, subject to continued employment, as the awards granted in February 2021. The restricted stock units fully vest earlier than the scheduled vesting date in the event of death or disability. In the event of an executive’s retirement, the unvested restricted stock units scheduled to vest on the next succeeding anniversary of the date of the award vest pro rata based on the number of months he or she was employed in the 12-month period ending on such anniversary date compared to the full 12-month period. The restricted stock units would vest upon a change in control of the company, except that, if the resulting entity in the change in control assumes the awards, the awards will vest early in connection with a change in control only if within two years after the change in control the employee is terminated without “cause” or the employee resigns for “good reason,” as such terms are defined in the restricted stock unit awards.

Recipients of restricted stock units are not entitled to receive dividends (if dividends are paid) before the units vest. However, when the units vest, the recipient is entitled to receive one share of common stock for each restricted stock unit vesting plus a cash payment equal to the aggregate amount of any cash dividends paid on the shares from the date of the award through the date the units vest. Recipients have no right to vote any restricted stock units on any matter presented to a vote of the company’s shareholders.

Stock options

The stock options awarded in 2021 become exercisable, subject to continued employment, in equal installments on the first, second and third anniversaries of the date of grant, except that the stock options awarded to Mr. Vaillancourt in November 2021 vest on the same dates, subject to continued employment, as the awards granted in February 2021. To the extent permitted under the Internal Revenue Code, the stock options are intended to qualify as incentive stock options. The stock options expire if not exercised by the tenth anniversary of the date of grant, with earlier termination in connection with a termination of employment, other than retirement (in which case the options continue to become exercisable based on the vesting schedule).

The stock options would vest upon a change in control of the company, except that, if the resulting entity in the change in control assumes, converts or replaces the awards, the awards will vest early in connection with a change in control only if within two years after the change in control the executive’s employment is terminated without “cause” or the executive resigns for “good reason,” as such terms are defined in the stock option award agreements. In addition, upon a change in control the stock options may be cancelled in exchange for a payment based on the in-the-money value of the stock option as of the occurrence of the change in control.

2022 PROXY STATEMENT    |    52    |     ENPRO INDUSTRIES, INC.

EXECUTIVE COMPENSATION	OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Outstanding equity awards at fiscal year-end

The following table is a snapshot as of the end of 2021 of equity awards to our named executive officers. These officers have not yet realized the benefits of these rewards. Other than the option awards in column (b), the awards either have not vested or the officers have not yet earned them.

		Option Awards				Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1) (j)

Eric A. Vaillancourt	2,100	4,200(2)	53.78	2/27/2030	—	—	—	—
	—	6,662(3)	80.00	2/25/2031	—	—	—	—
	—	10,265(3)	106.10	11/28/2031	—	—	—	—
	—	—	—	—	1,420(4)	156,299	—	—
	—	—	—	—	1,000(5)	110,070	—	—
	—	—	—	—	1,250(6)	137,588	—	—
	—	—	—	—	3,175(7)	349.472	—	—
	—	—	—	—	4,712(7)	518,650	—	—

J. Milton Childress	5,700	11,402(2)	53.78	2/27/2030	—	—	—	—
	—	15,471(3)	80.00	2/25/2031	—	—	—	—
	—	—	—	—	3,465(4)	381,503	—	—
	—	—	—	—	3,392(6)	373,357	—	—
	—	—	—	—	7,374(7)	811,656	—	—

Robert S. McLean	3,730	7,460(2)	53.78	2/27/2030	—	—	—	—
	—	10,248(3)	80.00	2/25/2031	—	—	—	—
	—	—	—	—	2,044(4)	224,983	—	—
	—	—	—	—	2,220(6)	244,355	—	—
	—	—	—	—	4,885(7)	537,692	—	—

Susan E. Sweeney	2,083	4,166(2)	53.78	2/27/2030	—	—	—	—
	—	5,992(3)	80.00	2/25/2031	—	—	—	—
	—	—	—	—	1,247(4)	137,257	—	—
	—	—	—	—	1,000(5)	110,070	—	—
	—	—	—	—	1,240(6)	136,487	—	—
	—	—	—	—	3,506(7)	385,905	—	—

Steven R. Bower	1,350	2,701(2)	53.78	2/27/2030	—	—	—	—
	—	3,692(3)	80.00	2/25/2031	—	—	—	—
	—	—	—	—	705(4)	77,599	—	—
	—	—	—	—	804(6)	88.496	—	—
	—	—	—	—	2,410(7)	265,269	—	—

Marvin A. Riley	—	—	—	—	—	—	—	—

(1)	We calculated these values using a price of $110.07, the closing price per share of our common stock on the NYSE on December 31, 2021.

(2)	Such stock options vest and become exercisable in equal installments on February 27, 2022 and February 27, 2023.

(3)	Such stock options vest and become exercisable in equal installments on February 25, 2022, February 25, 2023 and February 25, 2024.

(4)	These restricted stock units, which each represent a contingent right to receive one share of common stock and cash payment equal to dividends paid on a share of common stock since the date of grant, vested on February 12, 2022.

(5)	Such restricted stock units, which each represent a contingent right to receive one share of common stock and cash payment equal to dividends paid on a share of common stock since the date of grant, vest in equal annual installments on January 15, 2022, and January 15, 2023.

(6)	Such restricted stock units, which each represent a contingent right to receive one share of common stock and cash payment equal to dividends paid on a share of common stock since the date of grant, vest in equal annual installments on February 18, 2022, and February 18, 2023.

(7)	Such restricted stock units, which each represent a contingent right to receive one share of common stock and cash payment equal to dividends paid on a share of common stock since the date of grant, vest in equal annual installments on February 16, 2021, February 16, 2022, and February 16, 2023.

2022 PROXY STATEMENT    |    53    |     ENPRO INDUSTRIES, INC.

EXECUTIVE COMPENSATION	OPTION EXERCISES AND STOCK VESTED

Option exercises and stock vested

This table provides information about amounts the named executive officers realized in 2021 from equity awards.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)(1)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)(1)

Eric A. Vaillancourt	—	—	1,736	129,916
J. Milton Childress II	—	—	3,785	283,616
Robert S. McLean	—	—	2,456	184,015
Susan E. Sweeney	—	—	2,183	126,289
Steven R. Bower	—	—	948	71,079
Marvin A. Riley	16,862	947,982	8,749	673,326

(1)	Value realized based on the closing price of our common stock on the day the stock option was exercised or the restricted stock unit award vested, as applicable, or, if such day was not a trading day, on the immediately preceding trading day.

Pension benefits

The following table shows information about the named executive officers’ accumulated benefits under our defined benefit pension plans. Mr. Childress is the only named executive officer who participates in our defined benefit pension plans. The information includes the present value of his accumulated benefit under each plan. The values are lump sums of the annual benefit earned as of December 31, 2021. The sums would be payable under each plan at the officer’s retirement, assuming he retired at the earliest age at which his benefits would not be reduced. The present value of accumulated benefit is an estimate only. Mr. Childress’s actual benefit under these plans will depend on his compensation at retirement or termination, and on other data used in the benefit calculations. Further accrual of service under the defined benefit pension plans was frozen effective on December 31, 2020. The assumptions used to estimate these benefits are the same as those assumptions used in Note 14 to our Consolidated Financial Statements in our 2021 annual report.

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (d)

Eric A. Vaillancourt(1)	Pension	—	—
	Restoration	—	—
J. Milton Childress II	Pension	15.1	858,715
	Restoration	15.1	1,617,489
Robert S. McLean(1)	Pension	—	—
	Restoration	—	—
Susan E. Sweeney(1)	Pension	—	—
	Restoration	—	—
Steven R. Bower(1)	Pension	—	—
	Restoration	—	—
Marvin A. Riley(1)	Pension	—	—
	Restoration	—	—

(1)	Mr. Vaillancourt, Mr. McLean, Dr. Sweeney and Mr. Bower do not, and Mr. Riley did not, participate in any of our defined benefit plans. All existing defined benefit plans were closed to new participants prior to the date that each of them joined EnPro.

We currently maintain two defined benefit plans. One, which we refer to as our pension plan, is a broad-based plan that provides funded, tax-qualified benefits up to the limits on compensation and benefits under the Internal Revenue Code. The other provides unfunded, non-qualified benefits in excess of the limits that apply to the pension plan. We call this one the restoration plan.

2022 PROXY STATEMENT    |    54    |     ENPRO INDUSTRIES, INC.

EXECUTIVE COMPENSATION	PENSION BENEFITS

Pension plan

Benefits under our pension plan are paid monthly as a life annuity. Benefit amounts for salaried employees depend on a participant’s pay and credited service with our company. If a participant chooses to receive payments before age 62, benefits accrued due to service with the company through December 31, 2006 will be reduced by 4% per year of age below age 62. Payments of these benefits will not be reduced if the participant waits until after age 62. If a participant chooses to receive payments before age 65, benefits accrued due to service after December 31, 2006 will be reduced by 5% per year of age below age 65.

A salaried participant’s benefit is determined by the greater of the participant’s average compensation over the final 60 months of employment or the highest consecutive 60 months of the participant’s compensation during the final 120 months of the participant’s employment. For purposes of the plan, “compensation” means base pay plus annual incentive plan awards. However, compensation for the pension plan is limited under the federal tax code. In addition, benefits provided under the pension plan may not exceed a benefit limit under the federal tax code.

In connection with our spin-out from Goodrich Corporation in 2002, we established the pension plan to provide tax-qualified retirement benefits for most of our full-time employees. In 2006, we began to phase out participation in this plan for salaried employees, replacing it with an additional benefit under our 401(k) plan. The pension plan was closed to new participants at that time. Salaried employees who were hired prior to January 1, 2006 and who were at least age 40 on December 31, 2006 could choose either to accept the additional benefit under our 401(k) plan or continue to accrue benefits under the pension plan. Of the named executive officers, only Mr. Childress participated in the pension plan and he elected to accrue benefits under the pension plan rather than to receive the additional benefit under our 401(k) plan. Benefit accrual under this plan was frozen on December 31, 2020. Mr. Childress became eligible to receive a contribution equal to 2% of salary and annual incentive compensation to his account in our 401(k) plan commencing in 2021.

As required by federal pension laws, benefits under the pension plan are funded by assets held in a tax-exempt trust.

Restoration plan

The restoration plan is designed to create a benefit equal to what a participant would receive under the pension plan if the federal tax code compensation and benefit limits did not exist. To achieve this total, the restoration plan pays an amount additional to the amount provided under the pension plan. The restoration plan also provides benefits on compensation that is deferred and not taken into account under the pension plan. Compensation is defined the same way as in the pension plan, except that it includes compensation deferred under our non-qualified deferred compensation plan.

Vested benefits are generally payable in an actuarially equivalent single cash payment following termination of employment. Benefit accrual under this plan was frozen on December 31, 2020. Of the named executive officers, only Mr. Childress has participated in this plan.

Because this is a non-qualified plan, benefits are unsecured, and a participant’s claim for benefits under the plan is no greater than the claim of a general creditor.

Non-qualified deferred compensation

Our deferred compensation plan allows our executive officers to defer compensation each year beyond the limits that apply to deferrals under our tax-qualified 401(k) plan for salaried employees. We also make contributions to the officers’ plan accounts to match some of their contributions. In addition, to the extent that our planned contribution to an executive officer’s account in our 401(k) plan equal to 2% of salary and annual incentive compensation exceeds the amount permitted for 401(k) contributions, we contribute the excess amount to the executive officer’s account in the deferred compensation plan.

Pursuant to our management stock purchase deferral plan, officers and other senior personnel were permitted to defer up to 50% of annual incentive compensation for five years or more. The deferred amounts were credited as phantom shares based on the value of our common stock. Amounts for cash dividends are accrued as dividends are paid on our common stock, with interest at an annual compound rate of 2% on the cash dividend amounts. Participants in the management stock purchase deferral plan were eligible to receive restricted stock units equal to 25% of the amount deferred. The restricted stock units have a three-year vesting period and are payable in shares of common stock at the same time the related annual incentive deferrals are payable. We closed this plan to further participation after the deferrals of 2016 annual incentive compensation.

The following tables provide information about amounts we and the executives contributed to these plans in 2021 and about earnings and withdrawals under these plans. The last column shows each officer’s total account balance as of the end of the year.

2022 PROXY STATEMENT    |    55    |     ENPRO INDUSTRIES, INC.

EXECUTIVE COMPENSATION	NON-QUALIFIED DEFERRED COMPENSATION

Deferred compensation plan
Name (a)	Executive Contributions in Last FY ($)(1) (b)	Registrant Contributions in Last FY ($)(2) (c)	Aggregate Earnings in Last FY ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)

Eric A. Vaillancourt	132,467	56,656	193,664	—	1,353,867
J. Milton Childress II	53,569	67,121	129,535	—	955,870
Robert S. McLean	42,006	51,175	76,687	—	1,002,724
Susan E. Sweeney	30,835	36,360	12,449	—	113,183
Steven R. Bower	26,637	26,637	60,771	—	421,283
Marvin A. Riley	46,435	50,865	57,374	—	398,484

(1)	Each officer’s contributions during 2021 were deferred from salary or annual incentive compensation. Accordingly, all amounts in this column are included in the summary compensation table, either as “Salary” (column (c)) or as “Non-Equity Incentive Plan Compensation” (column (g)).
(2)	These amounts appear in the “All Other Compensation” column (column (i)) of the summary compensation table (see footnote 5 to that table).

Management stock purchase deferral plan
Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($)(1)(2) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($)(1) (f)

Eric A. Vaillancourt	—	—	11,971	60,642	37,864
J. Milton Childress II	—	—	61,874	—	195,704
Robert S. McLean	—	—	87,800	—	277,707
Susan E. Sweeney	—	—	18,270	11,252	57,787
Steven R. Bower	—	—	18,061	—	57,126
Marvin A. Riley	—	—	—	—	—

(1)	Based on the closing price for our common stock on the NYSE on December 31, 2021 of $110.07.

(2)	Such amounts reflect increases in the value of the accounts from December 31, 2020 to December 31, 2021.

Under the deferred compensation plan, each officer can defer up to 25% of his or her salary each year and up to 50% of his or her annual incentive plan compensation and any cash LTIP payout. We match dollar for dollar the first 6% of salary and annual incentive plan compensation an officer defers under the plan, provided that the officer receives the maximum match permitted under our 401(k) plan. The same matching contribution rate applies under our 401(k) plan. NEOs hired after our pension plan was closed to new participants in 2006 receive an additional contribution from the company equal to 2% of the amount of the officer’s salary and annual incentive compensation that exceeds the IRS compensation limit for the year.

The executive officers who participate in the deferred compensation plan direct their investments. Investment options are the same as those available under the 401(k) plan (excluding our common stock). All participants’ accounts are credited with their actual investment earnings or losses. We do not guarantee any investment return on the accounts.

When a participant is first eligible for the deferred compensation plan, he or she may elect to receive payment of their account balances upon leaving the company in one of the following ways:

•	a single lump sum cash payment as soon as practicable after termination (generally within 75 days);
•	a single lump sum cash payment in a year specified by the participant (but not later than the year in which the participant turns 65);
•	either five or ten annual installments with the first installment paid as soon as practicable after termination; or
•	either five or ten annual installments with the first installment paid in a year specified by the participant (but not later than the year in which the participant attains age 65).

A participating employee who does not elect a method of payment will be paid a single lump sum in cash as soon as practicable after termination of the employee’s service (generally within 75 days but subject to a delay of up to six months if required by certain federal tax rules). A payment election can be changed only in accordance with federal tax laws that apply to non-qualified plans. In limited circumstances, withdrawals due to an unforeseeable emergency are permitted.

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EXECUTIVE COMPENSATION	NON-QUALIFIED DEFERRED COMPENSATION

Amounts deferred under the management stock purchase deferral plan are credited to an account denominated in stock units. The number of units is based on the fair market value of our common stock on the date of deferral. Prior to July 2016, additional stock units were credited to deferral accounts for any cash dividends paid on our common stock. The additional units were based on the number of stock units in the participating employee’s account and will be paid in whole and fractional units. In July 2016, the plan was amended to provide that the deferral accounts are credited in cash for any cash dividends paid thereafter during the deferral period. Payments of amounts under the management stock purchase deferral plan are based on the fair market value of our common stock at the time of payment and are to be made in shares of common stock or, at the company’s election, in cash. At the election of the participating employee, payments can be made either:

•	upon the termination of the employee’s service or
•	upon the earlier of the employee’s termination date or a date specified by the employee at the time the deferral is elected (the date specified must be within the fifth calendar following the year of deferral or later).

The management stock purchase deferral plan permits participants to adjust the deferral periods they elect, subject to specified restrictions, and to receive early payments of deferred amounts in the event of unforeseen emergencies. Early payments are subject to the conditions specified in the management stock purchase deferral plan. A six-month delay applies to payments to certain participants upon termination of service.

Benefits under the deferred compensation plan and the management stock purchase deferral plan are unsecured. This means that a participant’s claim for benefits is no greater than the claim of a general creditor.

Potential payments upon termination or change in control

Double-trigger management continuity agreements

We have agreements with our current executive officers and divisional presidents designed to encourage them to carry out their duties in the event of a change in control of our company. The management continuity agreements are not ordinary employment agreements. They do not provide any assurance of continued employment, or any severance beyond what we provide under the terms of our severance policy, unless there is a change in control of our company.

Under these agreements, any of the following events would be a “change in control”:

•	any person, entity or group becoming the beneficial owner of 20% or more of our common stock, or of the combined voting power of our securities (subject to certain exceptions);
•	a change in the majority of our directors that our directors have not approved;
•	a corporate transaction, such as a merger, after which our existing shareholders do not retain more than 70% of the outstanding common stock and combined voting power of the surviving entity in substantially the same proportions as their prior ownership; or
•	our liquidation or dissolution, or the sale of substantially all of our assets (other than to a company in which our existing shareholders own more than 70% of the outstanding common stock and combined voting power in substantially the same proportions as their holdings of our securities prior to the sale).

Each continuity agreement generally provides for the executive’s employment to continue, in the same position and with the same responsibilities and authority, for a period of time following the change in control. It also provides for the executive to maintain the same benefits and level of compensation, including average annual increases. The continuation periods for our named executive officers who are employees as of December 31, 2021 is two years.

If we or our successor terminate an executive’s employment during his continuation period, other than for “cause,” or he or she voluntarily terminates his or her employment for a “good reason” (in each case as defined in the agreement), the executive would be entitled to the following payments and benefits:

•	A lump sum cash payment of his or her annual base salary for a specified payment period. The payment period for our named executive officers who are employees as of the date of this proxy statement is two years.
•	A lump sum cash payment of his or her pro rata target annual incentive plan compensation for the year of termination.
•	A lump-sum cash payment equal to the market value (as defined in the agreement) of each outstanding LTIP award payable in stock. The number of shares would be based on a specified mix of actual and targeted performance.
•	A lump-sum cash payment intended to approximate continuation of annual incentive plan compensation for the rest of the payment period. This payment will be equal to the number of years in the individual’s payment period, multiplied by the greatest of (1) his or her most recent annual incentive plan payout, (2) his or her target annual incentive plan compensation for the year of termination, or (3) his or her target annual incentive plan compensation for the year in which the change in control occurs.
A lump-sum cash payment intended to approximate the value of foregone stock-based LTIP awards for the rest of the payment period (based on the market value of our common stock, as defined in the agreement). This payment will be equal to a number specified for each individual multiplied by the greatest of (1) 1/12 of the number of shares under an LTIP award payable in stock actually paid to the executive for the most recently completed performance cycle, (2) 1/12 of the target number of the stock LTIP award granted to the individual for the most recent cycle that began before the

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EXECUTIVE COMPENSATION	POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

termination of employment and (3) 1/12 of the target number of the stock LTIP award granted to the individual for the most recent cycle that began before the change in control. The specified number for the named executive officers who are employees as of December 31, 2021 is 16.
•	If the executive is under age 55, or over age 55 and not eligible to retire, a lump sum payment equal to the present value of the health and welfare plans and programs and all fringe benefit programs, perquisites and similar arrangements the executive would be entitled to during his or her payment period, as well as the ability to exercise any vested options during his or her payment period.
•	If the executive is at least age 55 and is eligible to retire, a lump sum payment equal to the present value of the health and welfare plans and programs to which the executive would be entitled under the company’s general retirement policies if the executive retired, and all fringe benefit programs, perquisites and similar arrangements the executive would be entitled to during his or her payment period, as well as the ability to exercise any vested options during his or her payment period.
•	For Mr. Childress (who entered into a continuity agreement in 2006), a tax gross-up payment for any excise tax due under the federal tax code as a result of these payments and benefits. We have not included a provision for such a payment in any other continuity agreement that remains in force. The agreements with Mr. Vaillancourt, Mr. McLean, Dr. Sweeney and Mr. Bower include provisions to scale back payments under the agreement in the event that the payments otherwise would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code and such reduction would result in the executive retaining a larger amount on an after-tax basis.

In addition, each continuity agreement provides for reimbursement of attorneys’ fees and expenses incurred by the executive to successfully, in whole or in part, enforce the terms of the agreement with us.

Because the executive must leave the company before becoming entitled to these payments and benefits, the agreement has a “double trigger”—the first trigger is the change in control, and the second trigger is the termination, either by the company other than for “cause” or by the executive for “good reason.”

The following table estimates the total amounts we would owe under these agreements to the named executive officers who are employees as of December 31, 2021 if there had been a change in control, and they had been terminated, on December 31, 2021. The table also includes the value at that date of restricted stock units and stock options that would vest under those circumstances. See “—Restricted stock unit and stock option awards.” The table does not include a pro rata annual incentive plan compensation for the year of termination because even without these agreements, these officers would be entitled to their full 2021 annual incentive plan compensation if they had been terminated without cause on December 31, 2021.

Name	Salary and Annual Incentive Plan Compensation Continuation ($)	Existing LTIP Awards ($)	Foregone LTIP Awards ($)	Restricted Stock Units ($)	Stock Options ($)	Continuation of Benefits ($)	Estimated Tax Gross-up ($)	Scale-back Adjustment ($)	Total ($)

Vaillancourt	3,226,227	959,054	866,705	1,272,079	477,496	14,322	N/A	—	6,815,933
Childress	2,549,635	2,054,157	810,292	1,566,406	1,066,503	34,928	2,499,555	N/A	10,581,477
McLean	1,922,450	1,353,906	536,727	1,007,030	728,081	30,134	N/A	—	5,578,329
Sweeney	1,540,984	777,177	313,860	769,720	414,684	42,176	N/A	—	3,858,601
Bower	1,197,772	488,813	193,415	431,364	263,058	24,468	N/A	—	2,598,890

LTIP awards

Under agreements for LTIP awards outstanding at December 31, 2021, including Performance Share Awards, no payout is triggered by a “change in control” if the award is assumed, converted or replaced by the resulting entity in the “change in control.” However, if upon a “change in control” the award is not so assumed, converted or replaced, or if the award is assumed, converted or replaced and within two years after the date of a “change in control” the executive’s employment is terminated, either by the company other than for “cause” or by the executive for “good reason,” then the target payout opportunities attainable under the award are deemed to have been earned based upon the greater of assumed achievement of all relevant performance goals at their “target” level or the actual level of achievement of all relevant performance goals against target as of the fiscal quarter end preceding the “change in control.” In such event, the award, as adjusted for such deemed performance, becomes vested in full and is to be paid as soon as administratively practicable. The amount included in the “Existing LTIP Awards” column of the foregoing table reflects such adjusted amount for each of the named executive officers who are employees as of the date of this proxy statement as if either triggering event had occurred on December 31, 2021. For LTIP awards payable in shares of our common stock or based on the value of our common stock, the amount is based on the $110.07 per share closing price of our common stock on the NYSE on December 31, 2021.

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EXECUTIVE COMPENSATION	POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Restricted stock unit and stock option awards

Upon a change in control, if the resulting entity in the “change in control” assumes, converts or replaces an outstanding restricted stock award or stock option award, the award will vest early in connection with the “change in control” only if within two years thereafter the employee is terminated without “cause” or the employee resigns for “good reason,” as such terms are defined in the applicable award agreements. Upon a change in control, if the resulting entity in the “change in control” does not assume, convert or replace an outstanding restricted stock award or stock option award, the award will vest early in full upon the “change in control” The following table sets forth the value at December 31, 2021 of restricted stock unit awards and stock option awards granted to the named executive officers who are employees as of the date of this proxy statement that would have vested if a change in control had occurred on December 31, 2021 and the resulting entity did not assume these outstanding awards. The value is based on the $110.07 per share closing price of our common stock on the NYSE on December 31, 2021.

Name	Value of Restricted Stock Units ($)	Value of Stock Options ($)

Vaillancourt	1,272,079	477,496
Childress	1,566,406	1,107,032
McLean	998,217	728,081
Sweeney	769,720	414,684
Bower	431,364	263,058

Severance benefits

Our written policies provide severance benefits to senior officers, including the named executive officers who are employees as of the date of this proxy statement. Under these policies, each covered employee whom we terminate without cause is entitled to receive his or her base salary for a specified period of time, which we refer to as the “severance period.” However, if an officer’s total severance pay exceeds two times the maximum amount eligible for a qualified retirement plan under the federal tax code, it will be paid to the officer in a lump sum no later than March 15 of the year following termination of the officer’s employment. Each employee is also entitled to continue receiving certain benefits during his or her severance period, including a pro rata payment of any annual incentive plan compensation and outstanding LTIP awards through the date of termination, and employees of retirement age are entitled to pro rata vesting of restricted stock units upon termination of employment. The length of the severance period increases with the employee’s level of responsibility. Our executive officers generally receive the same severance benefits as all of our other full-time corporate office employees, except that our executive officers’ severance periods are longer. The severance period for our named executive officers who are employees as of the date of this proxy statement is 12 months, except for Mr. Vaillancourt for whom the severance period is 24 months.

Our severance policies are superseded by the management continuity agreements described above in the event of any termination following a change in control.

The following table estimates the severance benefits we would owe under these policies to our named executive officers who are employees as of December 31, 2021 if they had been terminated on December 31, 2021 (assuming no prior change in control). The table does not include pro rata annual performance plan compensation for the year of termination because even without this severance policy, the officers employed on December 31, 2021 would be entitled to their full 2021 annual performance plan compensation if they were terminated without cause on December 31, 2021.

Name	Salary Continuation ($)	Continuation of Benefits ($)	Pro Rata LTIP Awards ($)(1)	Pro Rata RSU Awards ($)(1)(2)	Outplacement ($)	Other ($)	Total ($)

Vaillancourt	1,600,000	14,322	320,194	311,070	8,000	—	2,253,585
Childress	538,201	17,464	482,914	560,033	6,750	—	1,605,362
McLean	438,781	15,067	317,625	343,174	6,750	—	1,121,397
Sweeney(3)	370,600	21,088	180,882	247,581	6,750	—	826,901
Bower	316,210	12,234	114,766	127,067	6,750	—	577,027

(1)	Reflects assumed performance at the target level and an assumed value of $110.07 per share, the closing price per share of our common stock on the NYSE on December 31, 2021.
(2)	For employees of retirement age, termination of employment would result in pro rata vesting of outstanding restricted stock unit awards, with shares to be delivered three years after the date of grant.
(3)	In connection with a management restructuring, on February 4, 2022, Dr. Sweeney ceased her service as Senior Vice President and Chief Human Resources Officer due to the elimination of her position. On March 2, 2022, we entered into an agreement with Dr. Sweeney that provides that, in connection with her separation of service, (i) she is eligible to receive the severance benefits applicable upon a “qualifying termination”

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EXECUTIVE COMPENSATION	POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

under our senior officer severance plan (generally, payment equal to 12 months of base salary, a prorated annual bonus based on the level of achievement of the company’s performance in 2022, prorated vesting of outstanding performance-based long-term incentive awards based on the level of achievement of the company’s performance in the applicable three-year performance period, to the extent that she qualifies for retirement, continued vesting of unvested stock options and the right to exercise vested stock options (including 2,083 stock options scheduled to vest on February 27, 2022) for one year after February 4, 2022, COBRA premium payments and payment of $40,000 in lieu of outplacement services), (ii) she is to receive as a lump sum payment of $233,000, subject to withholding for taxes, in return for her agreement to remain available for special projects requested by our Chief Executive Officer and to cooperate in the transition of her duties, and,(iii) due to her separation qualifying as a retirement, her outstanding restricted stock unit awards will vest on a prorated basis through her separation date as specified in the agreement. These entitlements are conditioned on, among other things, Dr. Sweeney’s execution and nonrevocation of a release of claims and compliance with the terms of the agreement and specified provisions of her restrictive covenant agreement with the company, with the term of the employee non-solicitation covenant included in that agreement being extended by six months for a total of 18 months following her separation.

CEO pay ratio

Pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC has adopted a rule requiring annual disclosure of a reasonable estimate of the ratio of the total annual compensation of our principal executive officer (“PEO”) to the total annual compensation of the employee of our company and its subsidiaries who is determined to have the median compensation of, generally, all such employees (excluding individuals serving as our PEO). The rule also requires annual disclosure of this median employee’s total compensation for the year and the PEO’s total compensation for the year, in each case as determined in accordance with the rules governing the presentation of total compensation of the named executive officers in the summary compensation table presented on page 48 of this proxy statement.

SEC rules do not prescribe a particular method for identifying the median-compensated employee and permit companies to use reasonable methodologies for determining the median-compensated employee for the basis of presenting this ratio. SEC rules require a company to identify the median-compensated employee only once every three years, absent changes to the employee population during that period that we reasonably believe would result in a significant change to our pay ratio disclosure. There were no such changes in our employee population since we undertook to identify the median-compensated employee for determination of the ratio in 2020, as the compensation distribution, relative to that median-compensated employee, of the employees who subsequently departed through dispositions through December 31, 2021 approximated the relative compensation distribution of employees who joined the company through acquisitions during that period. Accordingly, we elected to use the employee identified as the median-compensated employee for 2020 as the median-compensated employee for calculating the 2021 ratio. To identify the median-compensated employee for 2020, we compiled base salary, bonus, any overtime or commissions, and other cash payments for 2020 of each of our employees who were employed as of December 31, 2020 without any exclusions, other than the exclusion of our then PEO. For employees compensated in a currency other than the U.S. dollar, we used applicable currency exchange rates based on an average of the applicable rates over the period to convert all compensation data to a single currency—the U.S. dollar. We determined the 2020 median-compensated employee based on this data. We calculated such employee’s total 2021 compensation in accordance with the rules governing the presentation of total compensation of the named executive officers in the summary compensation table.

The SEC rules further provide that in years in which a company has more than one individual serving as PEO (as we did in 2021, with Mr. Riley serving as Chief Executive Officer and President until August 2, 2021, and Mr. Vaillancourt serving as Interim Chief Executive Officer and President from August 2, 2021 to November 28, 2021 and as President and Chief Executive Officer thereafter), in determining the ratio we may use the annualized compensation of the individual (Mr. Vaillancourt) who served as PEO at the time we determined the median-compensated employee to be used in calculating the 2021 ratio.

Based on this methodology, the 2021 total annual compensation for the median-compensated employee was $53,217. The annualized 2021 total annual compensation of our PEO, Mr. Vaillancourt, was $3,805,740, which annualized compensation assumes payment of salary for the full year at the annual rate set for Mr. Vaillancourt upon his appointment as President and Chief Executive Officer in November 2021 ($800,000), a payout with respect to the annual performance plan based on that salary level and payout at the target performance level equal to 100% of his salary ($1,600,000 as a result of actual payout at the maximum performance level) and includes all other awards and other compensation elements as reflected in the Summary Compensation Table on page 48. Accordingly, the ratio of the PEO’s total annualized 2021 compensation to the median- compensated employee’s total 2021 compensation is approximately 72:1.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. Because the SEC rules for identifying the median-compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the amount of compensation of the median-compensated employee and the pay ratio reported by other companies may not be comparable to the amounts reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

2022 PROXY STATEMENT    |    60    |     ENPRO INDUSTRIES, INC.

Proposal 3 — Ratification of Pricewaterhouse-Coopers LLP as our company’s independent registered public accounting firm for 2022

(Item 3 on the proxy card)

On February 15, 2022, the Audit Committee reappointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. The board of directors agrees with this decision. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm for periods beginning on and after January 1, 2004. If the shareholders do not ratify this appointment, the Audit Committee will consider other independent registered public accounting firms.

The board of directors unanimously recommends that you vote FOR ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2022.

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Independent registered public accounting firm

The Audit Committee has appointed PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for 2022. We refer herein to PricewaterhouseCoopers LLP as our “external auditors.” We understand that representatives of PricewaterhouseCoopers LLP will be present at the annual meeting on April 29, 2022. They will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from shareholders.

An Audit Committee policy outlines procedures intended to ensure that it approves all audit and non-audit services prior to those services being provided to us by our external auditors. The policy requires the Audit Committee’s prior approval of a budget setting fees for all audit services to be performed during the upcoming fiscal year. It mandates the committee’s prior approval of amounts for separate non-audit and tax compliance, planning and advisory services for the year, as well as proposed services exceeding approved cost levels. The policy allows the Audit Committee to delegate approval authority to one or more of its members (except for certain internal control-related services). A copy of the approval policy is available on our website at www.enproindustries.com; click on “For Investors,” then “Corporate Governance,” then “Committees” and then “Audit and Risk Management Committee Pre-Approval Policy.”

Before approving services proposed to be performed by the external auditors, the Audit Committee considers whether the services are consistent with the SEC’s rules on auditor independence. The Audit Committee also considers whether the external auditors may be best positioned to provide the most effective and efficient service. Factors considered include familiarity with our business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance our ability to manage or control risk or improve audit quality. The Audit Committee considers these factors as a whole. No single factor is necessarily determinative. The Audit Committee approved all audit, audit-related and non-audit services that PricewaterhouseCoopers performed in 2021 and 2020 in accordance with our policy.

Fees paid to external auditors

The following table sets forth the total fees and expenses from PricewaterhouseCoopers LLP for each of the past two years:

	2021	2020

Audit Fees(1)	$3,819,000	$3,013,000
Audit-Related Fees(2)	13,000	13,000
Tax Fees	—	—
All Other Fees(3)	7,000	2,700
Total Fees	$3,839,000	$3,028,700

(1)	A substantial portion of the audit fees for 2021 was attributable to services in connection with an audit of the financial statements of NxEdge included in a report required to be filed with the SEC and other non-recurring auditing matters in connection with the acquisition of NxEdge.
(2)	Audit-Related Fees in 2021 and 2020 were incurred in connection with work in connection with a foreign pension plan certification and work performed in the review of compiled published financial information prepared to fulfill statutory audit requirements.
(3)	All Other Fees in 2021 and 2020 consisted of a license fee for use of an online financial reporting research library.

Other matters

The board knows of no other matters that may properly be presented at the annual shareholders’ meeting. If other matters do properly come before the meeting, we will ask the persons named in the proxy to vote according to their best judgment.

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Shareholder proposals

Under our bylaws, any shareholder entitled to vote at our annual shareholders’ meeting may nominate a person for election to our board of directors or bring other business before the meeting if the shareholder provides written notice to, and such notice is received by, our corporate Secretary generally not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. If the date of the meeting is moved up by more than 30 days or delayed by more than 60 days from the anniversary date, however, notice is timely provided if it is delivered not earlier than the 120th day prior to the date of the meeting and not later than the close of business on the 90th day prior to the meeting, or the tenth day after the day on which the meeting is first publicly announced, whichever is later.

We have not been timely notified of any additional business to be presented at this meeting. This notice requirement applies to matters being brought before the meeting for a vote. Shareholders may ask appropriate questions at the meeting without having to comply with the notice provisions.

Any shareholder who intends to present a proposal for consideration at our 2023 annual shareholders’ meeting must ensure that our Secretary receives the proposal between December 30, 2022 and January 29, 2023 (unless we move the meeting up by more than 30 days or delay it by more than 60 days from April 29, 2023). Each notice must present the information required under our bylaws, including:

•	a brief description of each proposed matter of business and the reasons for conducting that business at the annual meeting;
•	the name and address of the shareholder proposing the matter, and of any other shareholders believed to be supporting the proposal;
•	the number of shares of each class of our common stock that these shareholders own, as well as any direct and indirect ownership interests, derivative interests, dividend and voting rights, and other rights or interests connected to the company’s stock (which information is required to be updated as of the record date for the meeting by a supplement delivered within 10 days after the record date); and
•	any material interest that these shareholders have in the proposal.

If the notice contains a nomination to the board of directors, it must also contain the following information:

•	the name and address of the person or persons to be nominated;
•	a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;
•	a description of all arrangements or understandings to make the nomination between the shareholder and each nominee and any other person or persons (naming such person or persons);
•	all other information regarding each nominee that would be required to be included in a proxy statement if the board had nominated the nominee; and
•	the written consent of each nominee to serve as a director if elected.

Shareholders wishing to submit such a proposal or make such a nomination at the 2023 annual meeting are urged to review the notice requirements of our bylaws. Our bylaws are included as an exhibit to our Form 10-K for the year ended December 31, 2021, which is available on the SEC’s website, www.sec.gov. In addition to satisfying the foregoing requirements under our bylaws, to comply with the SEC’s universal proxy rules (once effective), shareholders who intend to solicit proxies in support of director nominees other than the board of directors’ nominees must provide notice that sets forth the information required by SEC Rule 14a-19 no later than February 28, 2023 (unless we move the meeting up or delay it by more than 30 days from April 29, 2023).

Finally, we must receive any shareholder proposal intended to be included, pursuant to applicable SEC rules, in our proxy statement for the 2023 annual shareholders’ meeting at our offices at 5605 Carnegie Boulevard, Suite 500, Charlotte, North Carolina 28209, Attention: Secretary, on or before November 25, 2022. The applicable rules of the SEC govern the submission of shareholder proposals and our consideration of them for inclusion in the proxy statement and form of proxy for the 2023 annual shareholders’ meeting.

We suggest that notice of all shareholder proposals be sent by certified mail, return receipt requested.

By Order of the Board of Directors

Robert S. McLean
Secretary

March 25, 2022

PLEASE VOTE YOUR SHARES BY TELEPHONE, INTERNET OR USING THE ENCLOSED PROXY CARD.

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2022

Proxy Statement and Notice of 2022 Annual Meeting of Shareholders

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If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 04/28/2022 for shares held directly and by 11:59 P.M. ET on 04/26/2022 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000537763_1 R1.0.0.24

NAME TH E COM P A N Y NAM E INC . - COMMON TH E COM P A N Y NAM E INC . - CLAS S A TH E COM P A N Y NAM E INC . - CLAS S B TH E COM P A N Y NAM E INC . - CLAS S C TH E COM P A N Y NAM E INC . - CLAS S D TH E COM P A N Y NAM E INC . - CLAS S E TH E COM P A N Y NAM E INC . - CLAS S F TH E COM P A N Y NAM E INC . - 40 1 K 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 2 0 2 0000000000 JO B # SHARES CUSI P # SEQUENC E # Signatur e (Join t Owners) Signatur e [PLEAS E SIG N WITHI N BOX] Date Date CONTRO L # → x 1 OF PAGE THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEE P THI S PORTIO N FO R YOU R RECORDS DETAC H AN D RETUR N THI S PORTIO N ONLY T O VOTE , MAR K BLOCK S BELO W I N BLU E O R BLAC K IN K A S FOLLOWS: SHARES SCAN T O VIE W M A TERIAL S & VO TE T o withhol d authorit y t o vot e fo r any individua l nominee(s) , mar k “Fo r All Except” and write the number(s) of the nominee(s) on the line below. For Withhold For All All All Except 0 0 0 For Against Abstain 0 0 0 0 0 0 0000537763_1 R1.0.0.24 The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOT E B Y INTERNE T - www.proxyvote.co m o r sca n the Q R Barcod e above Us e th e Interne t t o transmi t your voting instruction s and fo r electronic delivery of information . Vot e by 11:59 P.M . E T on 04/28/2022 fo r shares held directly and by 11:59 P.M . E T on 04/26/2022 fo r shares held i n a Plan . Hav e your proxy card i n hand whe n you access th e we b site and follo w th e instruction s t o obtain your records and t o create a n electroni c voting instructio n form . ELECTRONI C DELIVER Y O F FUTUR E PROX Y MATERIALS I f you woul d lik e t o reduce th e costs incurre d by our company i n mailing proxy materials, you can consent t o receiving all futur e proxy statements, proxy cards and annual reports electronically via e - mail or th e Internet . T o sign up fo r electronic delivery, please follow th e instruction s above t o vote using th e Interne t and, whe n prompted, indicat e tha t you agre e t o receive o r acces s prox y materials electronicall y i n futur e years. VOT E B Y PHON E - 1 - 800 - 690 - 6903 Us e any touch - ton e telephon e t o transmi t your voting instructions . Vot e by 11 : 59 P . M . ET on 04 / 28 / 2022 fo r shares held directly and by 11 : 59 P . M . E T on 04 / 26 / 2022 fo r shares held i n a Plan . Hav e your proxy card i n hand whe n you call and the n follo w the instructions . VOT E B Y MAIL Mark, sign and date your proxy card and return i t i n th e postage - paid envelope w e have provided or return i t t o Vot e Processing , c/o Broadridge , 51 Mercedes Way , Edgewood, N Y 11717 . The Board of Directors recommends you vote FOR proposals 2 and 3. 2. On an advisory basis, to approve the compensation to our named executive officers as disclosed in the Proxy Statement. 3. To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2022. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 01) Eric A. Vaillancourt 02) Thomas M. Botts 03) Felix M. Brueck 04) B. Bernard Burns, Jr. 05) Diane C. Creel 06) Adele M. Gulfo 07) David L. Hauser 08) John Humphrey 09) Judith A. Reinsdorf 10) Kees van der Graaf Broadridge Corporate Issuer Solutions C/O EnPro Industries, Inc. PO Box 1342 Brentwood, NY 11717 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 234567 1 O F 2 1 1 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 234567 234567 234567 234567 234567 234567

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The 10-K Wrap and Notice and Proxy Statement are available at www.proxyvote.com

ENPRO INDUSTRIES, INC.
Annual Meeting of Shareholders
April 29, 2022 11:30 am
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Eric A. Vaillancourt, J. Milton Childress II and Robert S. McLean, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of EnPro Industries, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the company to be held at the company's headquarters located at 5605 Carnegie Boulevard, Suite 500, Charlotte, NC, on Friday, April 29, 2022, at 11:30 am or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting. The materials for the Annual Meeting can also be viewed at http://www.enproindustries.com/shareholder-meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000537763_2 R1.0.0.24

0000537763_2 R1.0.0.24 Importan t Notic e Regardin g the Availabilit y o f Prox y Materials for the Annua l Meeting: Th e 10 - K Wra p an d Notic e an d Prox y Statemen t ar e availabl e a t www.proxyvote.com ENPR O INDUSTRIES , INC. Annua l Meeting o f Shareholders Apri l 29 , 202 2 11:3 0 am Thi s prox y i s solicite d b y the Boar d o f Directors Th e undersigne d hereb y appoint s Eri c A . Vaillancourt , J . Milton Childres s I I an d Rober t S . McLean, an d eac h of them , wit h powe r t o ac t withou t th e othe r an d wit h powe r o f substitution, a s proxie s an d attorneys - in - fac t and hereb y authorize s the m t o represent an d vote, a s provide d o n th e othe r side, al l th e shares o f EnPr o Industries, Inc . Commo n Stoc k whic h th e undersigne d i s entitle d t o vote, and , i n thei r discretion , t o vote upo n such other busines s a s may properl y come befor e th e Annua l Meeting o f Shareholder s o f th e company t o b e hel d a t the company's headquarter s locate d a t 560 5 Carnegi e Boulevard , Suit e 500 , Charlotte , NC , o n Friday , Apri l 29 , 2022 , a t 11 : 3 0 a m o r a t an y adjournmen t o r postponemen t thereof , wit h al l power s whic h th e undersigne d would posses s i f presen t a t th e Meeting . Th e materials fo r th e Annua l Meeting can als o b e viewed at http : //www . enproindustries . com/shareholder - meetin g . Thi s proxy , whe n properl y executed , wil l b e vote d i n the manne r directe d herein . I f n o suc h directio n is made , this prox y wil l b e vote d i n accordanc e wit h the Boar d o f Directors ' recommendations . Continue d an d to b e signe d o n revers e side